EXECUTION COPY

Exhibit 10.1

TENTH AMENDMENT TO
RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

THIS TENTH AMENDMENT TO RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT dated as of September 27, 2022 (this “Amendment”) is entered into among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”), as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender, REGIONS BANK, as Facility Agent for the Regions Bank Lender Group and as a Committed Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”, New York Branch), as administrative agent (the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, reference is made to that certain Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, as amended by First Amendment to Receivables Loan, Security and Servicing Agreement dated as of August 7, 2014, by Second Amendment to Receivables Loan, Security and Servicing Agreement dated as of December 17, 2014, by Third Amendment and Waiver to Receivables Loan, Security and Servicing Agreement dated as of August 20, 2015, by Fourth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 30, 2016, by Fifth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 28, 2017, by Sixth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2018, by Seventh Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2019, by Eighth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 23, 2020 and by Ninth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 23, 2021 (as so amended, the “Existing Loan Agreement” and, as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Loan Agreement”) among the parties to this Amendment. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement; and

WHEREAS, the parties to this Amendment have agreed to amend the Existing Loan Agreement, all on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1.
Amendments to Existing Loan Agreement. Effective as of the Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Loan Agreement is hereby amended as follows:

(a)
The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underline text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.
(b)
Annex I to the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underline text) as set forth on the pages of Annex I to the Loan Agreement attached as Appendix B hereto.
SECTION 2.
Conditions Precedent. The amendments set forth in Section 1 above shall become effective as of the date hereof (the “Effective Date”) when:

(a) the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties to this Amendment,

(b) the Administrative Agent shall have received counterpart signature pages to the Sixth Amended and Restated Fee Letter dated as of the date hereof (the “Amended Fee Letter”) between the Borrower and the Administrative Agent executed by each of the parties thereto, and

(c) each Committed Lender shall have received the amendment fee as set forth in the Amended Fee Letter.

SECTION 3.
Representations and Warranties of the Borrower and the Servicer. Each of the Borrower and the Servicer hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the date hereof:
(a)
this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and
(b)
the representations and warranties of it contained in the Loan Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and
(c)
immediately after giving effect to this Amendment, no Amortization Event or Event of Default shall have occurred and be continuing.

SECTION 4.
Miscellaneous.
(a)
Each Lender hereby consents to the Administrative Agent entering into the Amended Fee Letter.
(b)
This Amendment may be amended, modified, terminated or waived only as provided in Section 10.05 of the Loan Agreement.
(c)
Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Transaction Document.
(d)
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.
(e)
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
(f)
The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
(g)
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(h)
EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Signature pages follow]

EXECUTION COPY

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ Erin M. Scott
Name: Erin M. Scott
Title: Executive Director

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Executive Director

COÖPERATIEVE RABOBANK U.A., as Committed Lender and Nieuw Amsterdam Facility Agent

By:	/s/ Erin M. Scott
Name: Erin M. Scott
Title: Attorney in Fact

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Attorney in Fact

[Signature Page to Tenth Amendment to Receivables Loan, Security and Servicing Agreement]

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

By:	/s/ Diederick Slotboom
Name: Diederick Slotboom
Title: Proxyholder

/s/ Kristina Adamovich
Name: Kristina Adamovich
Title: Proxyholder

[Signature Page to Tenth Amendment to Receivables Loan, Security and Servicing Agreement]

REGIONS BANK, as Committed Lender and Regions Bank Facility Agent

By:	/s/ Cecil Noble
Name: Cecil Noble
Title: Managing Director

[Signature Page to Tenth Amendment to Receivables Loan, Security and Servicing Agreement]

FLOWERS FINANCE II, LLC, as Borrower

By:	/s/ J.T. Rieck
Name: J.T. Rieck
Title: Treasurer

FLOWERS FINANCE II, LLC, as Servicer

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Chief Financial & Accounting Officer

[Signature Page to Tenth Amendment to Receivables Loan, Security and Servicing Agreement]

APPENDIX A

[Signature Page to Tenth Amendment to Receivables Loan, Security and Servicing Agreement]

COMPOSITE COPY
as amended by
First Amendment dated as of August 7, 2014,
Second Amendment dated as of December 17, 2014,
Third Amendment dated as of August 20, 2015,

Fourth Amendment dated as of September 30, 2016,
Fifth Amendment dated as of September 28, 2017,
Sixth Amendment dated as of September 27, 2018,

Seventh Amendment dated as of September 27, 2019,
Eighth Amendment dated as of September 23, 2020, ~~and~~
Ninth Amendment dated as of September 23, 2021, and
Tenth Amendment dated as of September 27, 2022

RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

dated as of July 17, 2013

among

FLOWERS FINANCE II, LLC
as Borrower,

FLOWERS FOODS, INC.,
as Servicer,

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.,
as a Conduit Lender,

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,~~
~~“RABOBANK NEDERLAND”, NEW YORK BRANCH~~RABOBANK U.A.,
as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender,

the other CONDUIT LENDERS, COMMITTED LENDERS and
FACILITY AGENTS from time to time party hereto

and

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,~~
~~“RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent

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Page

SECTION 7.07.	Performance of Undertakings Under the Receivables	49
SECTION 7.08.	Administration and Collections	49
SECTION 7.09.	Complete Servicing Transfer	50
SECTION 7.10.	Lockboxes; Collection Accounts; Concentration Account	52
SECTION 7.11.	Servicer Default	53
SECTION 7.12.	Servicer Not to Resign	54
ARTICLE VIII AMORTIZATION EVENTS; EVENTS OF DEFAULT; CONSEQUENCES		55
SECTION 8.01.	Amortization Events	55
SECTION 8.02.	Events of Default	56
SECTION 8.03.	Consequences of an Amortization Event/Event of Default	58
ARTICLE IX AGENTS		59
SECTION 9.01.	Authorization and Action	59
SECTION 9.02.	Agents’ Reliance, Etc	60
SECTION 9.03.	Non-Reliance on the Agents	61
SECTION 9.04.	Agents and Affiliates	62
SECTION 9.05.	Indemnification	62
SECTION 9.06.	Successor Administrative Agent	53
ARTICLE X MISCELLANEOUS		64
SECTION 10.01.	Expenses	64
SECTION 10.02.	Indemnities	65
SECTION 10.03.	Holidays	69
SECTION 10.04.	Records	69
SECTION 10.05.	Amendments and Waivers	69
SECTION 10.06.	Term of Agreement	69
SECTION 10.07.	No Implied Waiver; Cumulative Remedies	69
SECTION 10.08.	No Discharge	70
SECTION 10.09.	Notices	70
SECTION 10.10.	Severability	70
SECTION 10.11.	Governing Law; Submission to Jurisdiction	70
SECTION 10.12.	Prior Understandings	70
SECTION 10.13.	Survival	70
SECTION 10.14.	Counterparts	71
SECTION 10.15.	Set-Off	71
SECTION 10.16.	Successors and Assigns	71
SECTION 10.17.	Confidentiality	73
SECTION 10.18.	Payments Set Aside	74
SECTION 10.19.	No Petition	75
SECTION 10.20.	Limited Recourse	75
SECTION 10.21.	Waiver of Jury Trial	75
SECTION 10.22.	Rabobank Conflict Waiver	76
SECTION 10.23.	No Recourse	76
SECTION 10.24.	Patriot Act	76
SECTION 10.25.	Excluded Originators	76
SECTION 10.26.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	77

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NAI-1533351021v2

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Page

List of Annexes, Exhibits and Schedules

Annex I	Definitions
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Notice
Exhibit C	Form of Prepayment Notice
Exhibit D	Form of Periodic Report
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Section 2.10(b)(ii) Certificate
Exhibit G	List of Closing Documents

Schedule I	List of Special Obligors and Special Obligor Concentration Limits
Schedule II	Lockboxes; Collection Accounts; Concentration Account
Schedule III	Location of Records
Schedule IV	List of Responsible Officers
Schedule V	List of Fiscal Periods

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NAI-1533351021v2

RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT, dated as of July 17, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION~~, a Delaware corporation~~ B.V. (“Nieuw Amsterdam”), COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as~~RABOBANK U.A., as facility agent for the Nieuw Amsterdam Lender Group (as defined below) and as a Committed Lender, each of the other CONDUIT LENDERS, COMMITTED LENDERS and FACILITY AGENTS party hereto from time to time, and COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK BRANCH, as administrative agent (the “Administrative Agent”) for each of the Lenders (as defined below).

RECITALS

WHEREAS, the Borrower has agreed to purchase Receivables and related rights and interests from the Sellers, each of which purchases such Receivables from one or more Originators pursuant to the Originator Sale Agreements;

WHEREAS, the Lenders will from time to time lend to the Borrower a portion of the funds to pay for such purchases subject to and in accordance with the terms hereof;

WHEREAS, the Servicer has agreed to service the Receivables in accordance with the terms hereof; and

WHEREAS, in order to secure, among other things, its obligations to the Administrative Agent, the Facility Agents and the Lenders hereunder, the Borrower wishes to grant a security interest in all of its assets to the Administrative Agent;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION
SECTION 1.01.
Certain Definitions. As used in this Agreement and its annexes, exhibits and schedules, the terms set forth on Annex I shall have the meanings assigned to them.
SECTION 1.02.
Interpretation and Construction.
(a)
Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole.

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(b)
The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
(d)
The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
(e)
The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, Exhibit, Annex and Schedule references are to this Agreement unless otherwise specified.
(f)
As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.
(g)
Unless otherwise provided or the context otherwise requires, references in this Agreement to any Person include that Person’s successors and assigns (subject to limitations on assignment contained herein or in any other applicable Transaction Document).
(h)
References in this Agreement to “determination” by any Lender, any Facility Agent or the Administrative Agent shall be conclusive absent manifest error and include good faith estimates by any Lender, any Facility Agent or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by any Facility Agent, any Lender or the Administrative Agent, as the case may be (in the case of qualitative determinations).
(i)
References in this Agreement to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor.
(j)
References in this Agreement to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

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(a)
All accounting terms that are not specifically defined herein shall be construed in accordance with GAAP. The financial statements to be furnished herein shall be made and prepared in accordance with GAAP consistently applied through the periods involved (except as set forth in the notes thereto or as otherwise disclosed by the Servicer to the Lender).
(k)
Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.
SECTION 1.03.
Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.
SECTION 1.04.
Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate” or~~ “SOFR”, “Term SOFR”, the “Term SOFR Reference Rate” or any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any ~~such~~ then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 2.14~~(a)~~, ~~or any Benchmark Replacement~~ upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election pursuant to Section 2.14(b),~~ and (~~ii~~iii) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes ~~pursuant to Section 2.14~~, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as~~,~~  the ~~LIBO Rate as did the London interbank offered rate~~existing Benchmark or any subsequent Benchmark Replacement prior to its discontinuance or unavailability~~.~~, and (B) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to Borrower or any Seller or any of their respective Affiliates. Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lenders or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower.

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ARTICLE II

ADVANCES
SECTION 2.01.
Advances.
(a)
On the terms and conditions hereinafter set forth, the Borrower may, by delivery of a written notice in the form set forth in Exhibit B (each, a “Borrowing Notice”) to the Administrative Agent, from time to time request that the Lenders make advances to the Borrower in Dollars (each, an “Advance”) from time to time during the Revolving Period on any Business Day from and after the first Business Day following the Closing Date (each, a “Borrowing Date”) in an amount which, after giving effect thereto, shall not cause the Outstanding Borrowings to exceed the Maximum Advance Amount in effect on such Borrowing Date. The Advances requested on any Borrowing Date shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. The Administrative Agent shall provide a copy of each Borrowing Notice to each Facility Agent and, upon receipt thereof, each Facility Agent shall provide a copy thereof to each Lender in its Lender Group.
(b)
A Borrowing Notice shall be delivered to the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day prior to the Borrowing Date on which an Advance is requested; provided that if the Borrowing Date is the first Business Day following the Closing Date, the related Borrowing Notice may be delivered not later than 11:00 a.m. (New York City time) on the Closing Date. Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Committed Lender exceeding its Adjusted Commitment then in effect, and no Conduit Lender which is not a Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Conduit Lender exceeding its Maximum Conduit Lender Advance Amount then in effect.
(c)
Each Borrowing Notice shall contain the information specified in the form of Borrowing Notice contained in Exhibit B. A Borrowing Notice shall be irrevocable when delivered.
(d)
On the Borrowing Date with respect to an Advance following (and subject to) prompt notice from the Administrative Agent to each Facility Agent and each Lender concerning the satisfaction of the applicable conditions set forth in Article III, (i) each Conduit Lender which is not a Committed Lender may make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance and (ii) each Committed Lender, severally, agrees to make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance, to the extent such Funding Percentage is not funded by the Conduit Lender in its Lender Group. Subject to Section 2.01(f), such Advance shall be made by the applicable Lenders by wire transfer of same day funds to the account specified in the relevant Borrowing Notice no later than 2:30 p.m. (New York City time) on the applicable Borrowing Date.

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(e)
Each Conduit Lender which is not a Committed Lender shall notify the Facility Agent for its Lender Group by 3:00 p.m. (New York City time) on the second Business Day preceding the applicable Borrowing Date, whether it has elected to make its portion of an Advance pursuant to Section 2.01(d). In the event that a Conduit Lender shall fail to timely provide such notice, such Conduit Lender shall be deemed to have elected not to make any portion of such Advance. The Facility Agent for any such Conduit Lender shall notify each Committed Lender in its Lender Group on or prior to 5:00 p.m. (New York City time) on the second Business Day preceding the applicable Borrowing Date, if such Conduit Lender has elected not to make all or a part of its portion of an Advance pursuant to Section 2.01(d), which notice shall specify (i) the identity of such Conduit Lender, (ii) the portion of the Advance which such Conduit Lender has elected not to make and (iii) the respective Liquidity Percentages of such Committed Lenders on such date (as determined by such Facility Agent in good faith; for purposes of such determination, such Facility Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Providers). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Article III, each of the Committed Lenders in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by the amount of each Advance which any Conduit Lender in such Lender Group has elected not to make at or before 2:30 p.m. (New York City time), on the applicable Borrowing Date, and otherwise in accordance with Section 2.01(d).
(f)
In the event that, notwithstanding the fulfillment of the applicable conditions set forth in Article III with respect to an Advance, a Conduit Lender which is not a Committed Lender elects to make a portion of an Advance on the applicable Borrowing Date, by providing the notice required pursuant to Section 2.01(e) but fails to make the proceeds of such Advance available to the Borrower by 2:30 p.m. (New York City time) on such date pursuant to Section 2.01(d), such Conduit Lender shall be deemed to have rescinded its election to make such portion of such Advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such Advance. In any such case, the Facility Agent for such Conduit Lender’s Lender Group shall give notice of such failure to each Committed Lender in such Lender Group, to the Administrative Agent, the Facility Agent and the Borrower not later than 3:00 p.m. (New York City time), on such date, which notice shall specify (i) the identity of such Conduit Lender, (ii) the portion of such Advance which it elected, but failed, to make and (iii) the respective Liquidity Percentages of such Committed Lenders on such date (as determined by such Facility Agent in good faith; for purposes of such determination, such Facility Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Providers). Subject to receiving such notice, each Committed Lender in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by the portion of each Advance which any Conduit Lender in such Lender Group has been deemed to have rescinded its election to fund at or before 5:00 p.m. (New York City time), on the applicable Borrowing Date, and otherwise in accordance with Section 2.01(d).

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(g)
The obligation of each Committed Lender to remit its portion (if any) of Advances hereunder shall be several from that of each other Lender, and the failure of any Lender to so make any such amount available to the Borrower shall not relieve any other Lender which is a Committed Lender of its obligations hereunder.
SECTION 2.02.
Optional Principal Prepayments.
(a)
The Borrower may from time to time elect to prepay, in accordance with this Section 2.02, all or any portion of the outstanding Advances on any Business Day. Any partial prepayment by the Borrower of Advances pursuant to this Section 2.02 shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Any amount prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period.
(b)
In conjunction with any prepayment, the Borrower shall deliver to the Administrative Agent a written notice thereof at least two (2) Business Days prior to the date of such prepayment, in the form set forth in Exhibit C, specifying the date and amount of the prepayment and stating and certifying the other information specified in such Exhibit C. The Administrative Agent shall provide a copy of any such prepayment notice to each Facility Agent and, upon receipt of any such notice, each Facility Agent shall promptly forward a copy thereof to ~~the~~ each Lender in the related Lending Group. The amount set forth in any such notice shall be due and payable on the date specified therein. Any such notice relating to any such prepayment shall be irrevocable when delivered.
SECTION 2.03.
Required Principal Repayments.
(a)
The Advances and all other Aggregate Unpaids shall be due and payable on the Legal Final Maturity Date.
(b)
In addition, Outstanding Borrowings shall be repaid on each Settlement Date to the extent required by and in accordance with the Priority of Payments, and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.
SECTION 2.04.
Notes.
(a)
Upon request of any Lender, the Advances made by such Lender hereunder shall be evidenced by a duly executed promissory note of the Borrower payable to each Lender in substantially the form of Exhibit A (collectively, the “Notes”). The Note issued to a Lender shall be dated the Closing Date or the date on which such Person becomes a Lender hereunder (or such later date on which such Lender requests delivery of a Note) and shall be in a maximum principal amount equal to such Lender’s Commitment or Maximum Conduit Lender Advance Amount (as applicable) and shall otherwise be duly completed. Thereafter, the Advances made by such Lender and interest thereon shall at all times (including after assignment permitted pursuant to Section 10.16) be represented by such Note payable to the payee named therein and its registered assigns.

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(b)
Each Lender is hereby authorized to enter on a schedule attached to the Note as to which it is the payee the following notations (which may be computer generated) with respect to each Advance made by such Lender: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.
SECTION 2.05.
Interest Payments.
(a)
Interest shall accrue on the unpaid principal amount of each Advance for the period commencing on and including the date on which such Advance is made until the date that such Advance shall be paid in full at the applicable Interest Rate for each applicable Accrual Period. During the Revolving Period, Interest on the Outstanding Borrowings for each Accrual Period shall be payable on the related Settlement Date in accordance with the Priority of Payments. After the Revolving Period, accrued and unpaid Interest on the Outstanding Borrowings shall be payable on each Settlement Date in accordance with the Priority of Payments.
(b)
Each Facility Agent shall determine the Interest Rate applicable to each Advance made by such Facility Agent’s Lending Group for each Accrual Period (the Administrative Agent shall determine each ~~LIBO Rate~~Term SOFR or Alternate Base Rate, if applicable, used in determining such Interest Rate); provided that the Facility Agent for each Conduit Lender shall determine the Interest Rate applicable to each Advance owed to such Conduit Lender for each Accrual Period. Not later than the second Business Day preceding each Reporting Date, each Facility Agent shall provide a written statement to the Borrower and the Servicer setting forth the Interest Rate applicable to each Advance for its related Conduit Lender for the related Accrual Period, the ~~LIBO Rate~~Term SOFR (if used in determining such Interest Rate) and the Alternate Base Rate (if used in determining such Interest Rate); provided that such written statements with respect to the final Accrual Period shall be provided not later than the Business Day immediately preceding the related Settlement Date.
(c)
Not later than the Reporting Date relating to each Settlement Date (or, in the case of the final Accrual Period, not later than the Business Day immediately preceding the related Settlement Date), each Facility Agent shall provide a written notice or other statement to the Borrower and the Servicer, stating the amount of Interest, Unused Fees, Breakage Costs and other amounts that are due and payable to any Facility Agent or Lender in its Lender Group on such Settlement Date.
SECTION 2.06.
Fees.
(a)
On the Closing Date, the Borrower shall pay to each Committed Lender a fee (the “Upfront Fee”) in the amount set forth in the ~~Fee Letter~~fee letter.

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(b)
On each Settlement Date, the Borrower shall pay to the Facility Agent for each Lender Group, for the account of the Lenders in such Lender Group, an unused fee (the “Unused Fee”) for each day during the related Accrual Period equal to the product of (x) Unused Fee Rate times (y) the excess, if any, of (i) (A) 102% with respect to Lender Groups that include a Conduit Lender, or 100% with respect to other Lender Groups, of (B) the daily average aggregate Commitments of the Committed Lenders in such Lender Group during the related Accrual Period over (ii) the daily average Advances of the Lenders in such Lender Group outstanding during such Accrual Period. The Unused Fee with respect to any Accrual Period payable to Lenders in each Lender Group shall be allocated among such Lenders from time to time as they may agree among themselves (and the Borrower shall have no responsibility for such allocation of the Unused Fee), and the applicable Facility Agent’s determination of such allocation shall be binding and conclusive as among all parties to this Agreement.
(c)
The Upfront Fee and Unused Fees shall be fully earned on the date on which payment thereof is required to be made by the Borrower and, once paid, shall not be refundable under any circumstances.
SECTION 2.07.
Payments, Computations, Etc.
(a)
Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds. The Borrower shall, to the extent permitted by law and in accordance with the Priority of Payments, pay to the Lenders interest on all amounts not paid or deposited when due hereunder at the Default Rate, payable on demand. All computations of Interest and all other computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided that any computations of the Interest Rate and other interest hereunder based on the Alternate Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first but excluding the last day) elapsed.
(b)
Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in the computation of Interest or any other interest amounts or any fees payable hereunder, as the case may be.
(c)
All payments hereunder shall be made in accordance with the Priority of Payments and without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.
SECTION 2.08.
Breakage Costs. The Borrower shall pay, in accordance with the Priority of Payments, to the Administrative Agent, for payment to any applicable Lender upon the request of any Lender or Facility Agent such amount or amounts as shall, without duplication, compensate such Lender for any reasonable loss, cost or expense (the “Breakage Costs”) incurred

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by such Lender as a result of (i) any prepayment of an Advance on a date other than a Settlement Date, (ii) any failure to repay or prepay an Advance on a Settlement Date that (x) is required to be paid or (y) the Borrower has elected to prepay on such Settlement Date, or (iii) any failure on the part of the Borrower to accept or take an Advance as to which a Borrowing Notice shall have been delivered to be made on the Borrowing Date specified in such Borrowing Notice for any reason, including the Borrower’s failure to satisfy the conditions to the making of such Advance set forth in Section 2.01 or Article III, but excluding a default by any Lender in making its portion of such Advance when required under the terms and conditions of this Agreement. ~~Such Breakage Costs to any Lender shall be deemed to include (x) an amount determined by such Lender to be the cost of breaking any interest rate or currency hedging arrangement related to such Advance and (y) in the case of Advances bearing interest computed by reference to the LIBO Rate, an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the outstanding principal amount of such Advance had such event not occurred, at the Interest Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Accrual Period (or, in the case of a failure to borrow, for the period that would have been the initial Accrual Period for such Advance), over (ii) the amount of Interest which would accrue on such outstanding principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (whether or not any Advances by such Lender are in fact funded in the eurodollar market).~~ The determination by any Lender of the amount of Breakage Costs shall be set forth in a written notice to the Borrower, the Servicer and the Administrative Agent delivered by the applicable Lender prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.02 or within two (2) Business Days following such prepayment in the case where no such notice is delivered (in which case, Breakage Costs shall include interest thereon from the date of such prepayment), or in the case of a failure of an Advance to be made, within two (2) Business Days following the stated Borrowing Date for such Advance (in which case, Breakage Costs shall include interest thereon from such stated Borrowing Date), and shall be conclusive absent manifest error.
SECTION 2.09.
Increased Costs; Capital Adequacy.
(a)
Subject to the provisions of Section 2.10 (which shall be controlling with respect to the matters covered thereby), in the event that any Affected Party shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Affected Party with any guideline, request or directive issued or made after the Closing Date (or if later, the date such party becomes an Affected Party hereunder) by any central bank, accounting authority or other governmental or quasi governmental authority (whether or not having the force of law) (i) subjects such Affected Party (or its applicable lending office) to any additional Tax (other than a Tax imposed on or measured by the net income or net profits of such Affected Party pursuant to the Laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Affected Party is located or any

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subdivision thereof or therein) with respect to this Agreement or any of the other Transaction Documents or any of its obligations hereunder or thereunder or any payments to such Affected Party (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance, risk based assessment or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party ~~(other than any such reserve or other requirements with respect to Advances that are reflected in the definition of LIBO Rate)~~; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Affected Party (or its applicable lending office) or its obligations hereunder ~~or the London interbank market~~; and the result of any of the foregoing is to increase the cost to such Affected Party of agreeing to make, making or maintaining Advances hereunder or Support Advances with respect thereto or to reduce any amount received or receivable by such Affected Party (or its applicable lending office) with respect thereto; then, in any such case, the Borrower from time to time, on each Settlement Date after receipt by the Borrower from such Affected Party of the statement referred to in the next sentence, shall pay in accordance with the Priority of Payments such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Party in its reasonable discretion shall determine) as may be necessary to compensate such Affected Party for any such increased cost or reduction in amounts received or receivable hereunder. Such Affected Party shall deliver to the Borrower (with a copy to the Servicer and Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.09(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, that no Lender shall be entitled to compensation under this Section 2.09(a) for amounts incurred or reductions suffered more than 270 days prior to the date of delivery of such written statement.
(b)
In the event that any Affected Party shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date (or if later, the date such party becomes an Affected Party hereunder) of any law, rule or regulation (or any provision thereof) regarding liquidity or capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, accounting authority or comparable agency charged with the interpretation or administration thereof, or compliance by any Affected Party (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, accounting authority or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Affected Party or any Person controlling such Affected Party as a consequence of, or with reference to, such Affected Party’s Advances, Commitments, Support Advances or related commitments or participations therein or other obligations hereunder with respect to the Advances to a level below that which such Affected Party or such controlling Person could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Affected Party or such controlling Person with regard to capital adequacy), then from time to time,

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on each Settlement Date after receipt by the Borrower from such Affected Party of the statement referred to in the next sentence, the Borrower shall pay to such Affected Party in accordance with the Priority of Payments such additional amount or amounts as will compensate such Affected Party or such controlling Person on an after tax basis for such reduction. Such Affected Party shall deliver to the Borrower (with a copy to the Servicer and the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.09(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, that no Affected Party shall be entitled to compensation under this Section 2.09(b) for amounts incurred or reductions suffered more than 270 days prior to the date of delivery of such written statement. In determining such amounts, the Affected Party will act reasonably and in good faith and will use averaging and attribution methods which are reasonable.
(c)
If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.09, an Affected Party is required to compensate a Funding Source or Support Provider in connection with this Agreement or the funding or maintenance of Advances or Commitments hereunder or related Support Advances or commitments, then from time to time, on each Settlement Date after receipt by the Borrower from such Affected Party of the statement referred to in the next sentence, the Borrower shall pay to such Affected Party in accordance with the Priority of Payments such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it. Such Affected Party shall deliver to the Borrower (with a copy to the Servicer and the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.09(c), which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, that no Affected Party shall be entitled to compensation under this Section 2.09(c) for amounts incurred or reductions suffered more than 270 days prior to the date of delivery of such written statement.
(d)
Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder, issued in connection therewith or in implementation thereof (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall be deemed to be adopted and effective after the Closing Date regardless of the date enacted, adopted, issued, promulgated or implemented (including for purposes of this Section 2.09).
(e)
In determining any amount provided for in this section, the Affected Party or its Funding Source or Support Provider may use any reasonable averaging and attribution methods.

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SECTION 2.10.
Net Payments; Taxes.
(a)
All payments made by any Company Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 2.10(b) or Section 10.16(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding U.S. taxes imposed pursuant to FATCA and, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the Laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) (all such non-excluded Taxes being referred to collectively as “Withholding Taxes”). If any Withholding Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Withholding Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or any other Transaction Document, after withholding or deduction for or on account of any Withholding Taxes, will not be less than the amount provided for herein or in such Transaction Document. If any amounts are payable in respect of Withholding Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the Laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the Laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within forty-five (45) days after the date the payment of any Withholding Taxes is due pursuant to applicable Law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Withholding Taxes so levied or imposed and paid by such Lender.
(b)
Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (each, a “Foreign Lender”) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.16 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any other Transaction Document, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A)

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of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a “Section 2.10(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any other Transaction Document. In addition, each Foreign Lender shall provide any forms, documentation, or other information as shall be prescribed by the IRS to demonstrate that the relevant Lender has complied with the applicable reporting requirements of FATCA, so that such payments made to such Lender hereunder would not be subject to U.S. federal withholding taxes imposed by FATCA. In addition, each Lender agrees that from time to time after the Closing Date, when a passage of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.10(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any other Transaction Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.10(b). Notwithstanding anything to the contrary contained in Section 2.10(a), but subject to Section 10.16(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.10(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms described above in this Section 2.10(b) (if applicable) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.10 and except as set forth in Section 10.16(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 2.10(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Closing Date in any applicable Law, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

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(c)
If the Borrower pays any additional amount under this Section 2.10 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its reasonable discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 2.10(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.10 without any exclusions or defenses; (iii) nothing in this Section 2.10(c) shall require the Lender to disclose any confidential information to the Borrower; and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.10(c) at any time during which a Potential Amortization Event or Amortization Event exists.
SECTION 2.11.
Mitigation Obligations. If (i) an Affected Party requests a material amount of compensation under Section 2.09, (ii) the Borrower is required to pay any material additional amount to a Lender or Agent or any Governmental Authority for the account of any Lender or Agent pursuant to Section 2.10, (iii) a Lender or Agent makes a demand pursuant to Section 2.10 for payment of an amount which is material or (iv) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence under Section 2.09 by an amount which is material, then such Lender or Agent or other Affected Party shall, or shall cause such Funding Source or Support Provider to, use reasonable efforts to designate a different lending office (if such Lender, Affected Party, Funding Source or Support Provider has multiple lending offices) for funding and booking its Advances hereunder or to assign its rights and obligations hereunder to any other of its offices, branches or affiliates (if such Lender, Affected Party, Funding Source or Support Provider has multiple offices, branches or lending affiliates, as applicable), if, in the reasonable judgment of such Lender or Affected Party, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.10, as the case may be, in the future, or eliminate the need for any notice pursuant to Section 2.09, as applicable, and (B) in each case, would not subject such Lender, Agent, Affected Party, Funding Source or Support Provider to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Agent, Affected Party, Funding Source or Support Provider. The Borrower hereby agrees to pay, in accordance with the Priority of Payments, all reasonable costs and expenses incurred by any Lender, Agent, Affected Party, Funding Source or Support Provider in connection any such designation or assignment. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender, Agent, Affected Party, Funding Source or Support Provider provided in Section 2.09 or 2.10.

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SECTION 2.12.
Priority of Payments.
(a)
On each Business Day prior to the Facility Termination Date, Collections received and not previously applied pursuant to this Section 2.12(a) shall first be paid by the Servicer pro rata (based on the aggregate outstanding Advances of each Lender Group) to accounts designated by each Facility Agent and applied by the Facility Agents (i) to reduce the Outstanding Borrowings, to the extent then Outstanding Borrowings exceed the Maximum Advance Amount, determined as at the most recent Settlement Date or (ii) to give effect to any optional principal prepayment elected to be made by the Borrower pursuant to Section 2.02 of this Agreement. Any remaining Collections received prior to the Facility Termination Date shall be provisionally available to the Servicer to be paid to the applicable Sellers on account of the Purchase Price due from the Borrower to such Sellers pursuant to Section 2.02(e) of the Receivables Sale Agreement, subject to any obligation of the Sellers to refund any Excess Payments as provided in such Section 2.02.
(b)
On each Settlement Date during the Revolving Period, (w) all Collections not previously applied pursuant to Section 2.12(a) and any Excess Payments paid by a Seller pursuant to Section 2.02(e) of the Receivables Sale Agreement shall be transferred by the Servicer to the Concentration Account and (x) the Servicer for the account of the Borrower shall pay to the following Persons, from the Concentration Account, to the extent of available funds (the “Available Collections”) the following amounts in accordance with the relevant Periodic Report, in the following order of priority:
(i)
FIRST, pro rata (based on the accrued and unpaid Interest and Unused Fees owed to each Lender Group), to accounts designated by each Facility Agent, for distribution by each such Facility Agent for payment on a pro rata and pari passu basis, to each Lender in its Lender Group, in an amount equal to any accrued and unpaid Interest and Unused Fees owed to such Lender for such Settlement Date;
(ii)
SECOND, to the Servicer, if it is not an Affiliate of a Company Party, in an amount equal to the accrued and unpaid Servicing Fees for the payment thereof;
(iii)
THIRD, if the Outstanding Borrowings exceed the Maximum Advance Amount, pro rata (based on the aggregate outstanding Advances of each Lender Group), to accounts designated by each Facility Agent, for distribution by each such Facility Agent on a pro rata and pari passu basis, to each Lender in its Lender Group, to reduce the Outstanding Borrowings to be less than or equal to the Maximum Advance Amount;
(iv)
FOURTH, pro rata (based on the aggregate outstanding Advances of each Lender Group), to accounts designated by each Facility Agent, for distribution by each such Facility Agent on a pro rata and pari passu basis, to each Lender in its Lender Group, to reduce the Outstanding Borrowings to give effect to any optional principal prepayment elected to be made by the Borrower pursuant to Section 2.02 of this Agreement (to the extent not previously paid from funds released for such purpose pursuant to Section 2.12(a));

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(v)
FIFTH, pro rata to each Secured Party for payment on a pro rata and pari passu basis of any other amounts then due and payable to the Secured Parties (any such amounts owing to Facility Agents or Lenders to be allocated pro rata based on the aggregate amounts owed to the Lenders and Facility Agent in each Lender Group and to be paid to the account designated by the Facility Agent for such Lender Groups for retention by such Facility Agent or for distribution by such Facility Agent to such Lenders, as applicable);
(vi)
SIXTH, so long as all the conditions to an Advance would be satisfied on such Settlement Date, to the Servicer, for distribution to the applicable Sellers on a pro rata basis, to pay the Purchase Prices due from the Borrower to the Sellers on such Settlement Date (to the extent not previously paid from funds released for such purpose pursuant to Section 2.12(a));
(vii)
SEVENTH, so long as all the conditions to an Advance would be satisfied on such Settlement Date, to the Servicer, for distribution to the applicable Sellers on a pro rata basis, to pay amounts due from the Borrower to the Sellers under the Subordinated Note on such Settlement Date (to the extent not previously paid from funds released for such purpose pursuant to Section 2.12(a));
(viii)
EIGHTH, to the Servicer, if it is an Affiliate of a Company Party, in an amount equal to the accrued and unpaid Servicing Fees for the payment thereof; and
(ix)
NINTH, to the Borrower or as the Borrower may direct.
(c)
On each Business Day on or after the Facility Termination Date, Collections not previously transferred to the Concentration Account and any Excess Payments paid by a Seller pursuant to Section 2.02(e) of the Receivables Sale Agreement shall be transferred by the Servicer or, if an Amortization Event has occurred and is continuing and the Administrative Agent has exercised its rights to take control of the Collection Accounts, by the Administrative Agent, for the account of the Borrower to the Concentration Account. On each Settlement Date on or after the Facility Termination Date, the Servicer or, if an Amortization Event has occurred and is continuing and the Administrative Agent has exercised its rights to take control of the Concentration Account, the Administrative Agent, shall pay to the following Persons, from the Concentration Account, to the extent of available funds, the following amounts in accordance with the relevant Periodic Report, in the following order of priority:
(i)
FIRST, first to the Administrative Agent any amounts then payable to the Administrative Agent pursuant to Section 9.05(a), and second to the Lenders, on a pro rata and pari passu basis, any amounts paid by, and not previously reimbursed to, such Lenders to the Administrative Agent pursuant to Section 9.05(a);
(ii)
SECOND, pro rata (based on the accrued and unpaid Interest and Unused Fees owed to each Lender Group), to accounts designated by each Facility Agent, for distribution by each such Facility Agent for payment on a pro rata and pari passu basis, to each Lender in its Lender Group, in an amount equal to any accrued and unpaid Interest and Unused Fees owed to such Lender for such Settlement Date;

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(iii)
THIRD, to the Servicer, if it is not an Affiliate of a Company Party, in an amount equal to the accrued and unpaid Servicing Fees for the payment thereof;
(iv)
FOURTH, pro rata (based on the aggregate outstanding Advances of each Lender Group), to accounts designated by each Facility Agent, for distribution by each such Facility Agent on a pro rata and pari passu basis, to each Lender in its Lender Group, in an amount equal to the Outstanding Borrowings, to repay the same;
(v)
FIFTH, pro rata to each Secured Party for payment on a pro rata and pari passu basis of any other amounts then due and payable to the Secured Parties (any such amounts owing to Facility Agents or Lenders to be allocated pro rata based on the aggregate amounts owed to the Lenders and Facility Agent in each Lender Group and to be paid to the account designated by the Facility Agent for such Lender Groups for retention by such Facility Agent or for distribution by such Facility Agent to such Lenders, as applicable);
(vi)
SIXTH, to the Servicer, if it is an Affiliate of a Company Party, in an amount equal to the accrued and unpaid Servicing Fees for the payment thereof; and
(vii)
SEVENTH, to the Borrower or as the Borrower may direct.
(d)
Neither the Borrower nor the Servicer on its behalf shall have any right to withdraw amounts on deposit in the Concentration Account on dates other than a Settlement Date or otherwise than as expressly provided in this Section 2.12.
SECTION 2.13.
Reports.
(a)
On or prior to each Reporting Date, the Servicer shall prepare and forward to the Borrower, the Administrative Agent and each Facility Agent (i) a report, substantially in the form of Exhibit D (a “Periodic Report”), as of the close of business on the last day of the immediately preceding Fiscal Period and (ii) if reasonably requested by the Administrative Agent or a Facility Agent, a listing by invoice of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and other matters as the Administrative Agent or any Facility Agent may reasonably request. If, after the Facility Termination Date, the Administrative Agent shall have elected to have Settlement Dates more frequently than every month, the form(s) of the Periodic Report shall be adjusted, in the sole discretion of the Administrative Agent, to take such change into account.
(b)
The Servicer shall furnish to the Borrower, the Administrative Agent and each Facility Agent at any time and from time to time, such other or further information in respect of the Receivables, the Originators, the Sellers and the Obligors as the Borrower, the Administrative Agent or any Facility Agent may reasonably request.
SECTION 1.01.
Benchmark Replacement Setting.

~~SECTION 2.14. Benchmark Replacement Setting. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot~~

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~~Next, 1-month, 3-month, 6-month and 12- month LIBO Rate tenor settings. Notwithstanding anything to the contrary herein or in any other Transaction Document,~~

~~(a) Replacing LIBO Rate. On the earlier of (i) the date that all Available Tenors of the LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~

~~(b) Replacing Non-LIBO Rate Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Facility Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Facility Agents comprising the Majority Facility Agents. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Interest Rate shall no longer be determined by reference to the LIBO Rate, and with respect to any outstanding Advances then funded at the LIBO Rate, such Interest Rate shall automatically be converted to Alternate Base Rate.~~

(a)
~~(c) Flip Forward.~~ Notwithstanding anything to the contrary herein or in any other Transaction Document ~~and subject to the proviso below in this paragraph, if a Term SOFR~~, upon the occurrence of a Benchmark Transition Event ~~and its related Term SOFR Transition Event Effective Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then Term SOFR plus the Term SOFR Adjustment will~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (c) shall not be effective unless~~ with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has ~~delivered to the Facility Agents~~posted such proposed amendment to all affected Lenders and the Borrower ~~a Term~~

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~~SOFR Notice. Notwithstanding anything contained herein to the contrary,~~so long as the Administrative Agent ~~shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion. For the avoidance of doubt, any applicable provisions set forth in~~ has not received, by such time, written notice of objection to such amendment from Facility Agents comprising the Majority Facility Agents. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14 ~~shall apply with respect to any Term SOFR transition pursuant to this paragraph (c) as if such forward-looking term rate was initially determined in accordance herewith including, without limitation, the provisions set forth in clauses (d) of this Section 2.14 and in Section 1.04.~~(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)
~~(d) Benchmark Replacement Conforming Changes.~~ In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent agrees to provide, promptly following the effectiveness thereof, a copy of any such amendments to the Facility Agents and the Borrower.
(c)
~~(e) Notices; Standards for Decisions and Determinations.~~ The Administrative Agent will promptly notify the Borrower and the ~~Facility Agents of (i) the~~Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement ~~and~~, (~~ii~~iii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any ~~Lender~~Facility Agent (or group of ~~Lenders~~Facility Agents) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.14.
(d)
~~(f) Unavailability of Tenor of Benchmark. At~~ Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may~~ Reference Rate) and either (A) any tenor for such Benchmark

~~{B1600932; 4}~~ -19-

is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify this Agreement (including the definition of “Accrual Period” or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify this Agreement (including the definition of “Accrual Period” or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.
(e)
Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Borrowing Notice for, conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any Borrowing Notice into a request for an Advance of or conversion to an Advance bearing interest at the Alternate Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Advance is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Advance shall on the last day of the Accrual Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an Advance bearing interest at the Alternate Base Rate.
(f)
~~(g) Reaffirmation.~~ The Borrower hereby acknowledges and agrees to be bound by the provisions of this Section 2.14 (including, without limitation, the implementation from time to time of any Benchmark Replacement and any ~~Benchmark Replacement~~ Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any ~~Benchmark Replacement~~ Conforming Changes: (i) its ~~Obligations~~obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation,

~~{B1600932; 4}~~ -20-

lien or security interests in or to its properties relating to this Agreement or any other Transaction Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Transaction Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. From time to time, the Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes implementing or effectuating the provisions of this Section 2.14, or of renewing, continuing, reaffirming or ratifying the rights of the Administrative Agent and the Lenders.
(g)
In connection with the use, administration of, or conventions associated with, Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will reasonably promptly notify the Borrower and the Lenders of the effectiveness of any such Conforming Changes.
ARTICLE III

CLOSING PROCEDURES
SECTION 3.01.
Conditions to Closing. The initial Advances by the Lenders under this Agreement are subject to the satisfaction of the following conditions precedent:
(a)
The Borrower shall have delivered or cause to be delivered to the Administrative Agent the following documents and instruments:
(i)
this Agreement;
(ii)
the Receivables Sale Agreement;
(iii)
the Originator Sale Agreements;
(iv)
the Performance Undertaking Agreement; and
(v)
all other agreements, documents and instruments contemplated by this Agreement, the Receivables Sale Agreement or the Originator Sale Agreements and described in the list of documents attached hereto and made a part hereof as Exhibit G;

each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent and in sufficient copies for each of the Lenders;

(b)
The Administrative Agent and the Committed Lenders shall have received all fees and expenses required to be paid on the date of such Advances pursuant to the terms of this Agreement and the ~~Fee Letter~~fee letter;

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(c)
The Administrative Agent shall have received evidence of the existence of the Collection Accounts and the Concentration Account;
(d)
The initial Conduit Lender shall have received evidence satisfactory to it that its Advances hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper by Moody’s and S&P; and
(e)
The Administrative Agent and each Lender shall have received all information with respect to each Company Party requested by the Administrative Agent or such Lender or otherwise required by Governmental Authorities under applicable “know your customer” and anti-money-laundering Laws, including, without limitation, the Patriot Act.
SECTION 3.02.
Conditions to Advances. The following shall be conditions precedent to any Advance:
(a)
no Amortization Event or Potential Amortization Event shall have occurred or shall occur as a result of such Advance;
(b)
each of the representations and warranties of each Company Party contained herein and in the other Transaction Documents shall be true and correct in all material respects as of the Borrowing Date of the Advance, with the same effect as though made on the date of (and after giving effect to) such Advance, except to the extent such representation or warranty expressly relates only to a prior date;
(c)
the Administrative Agent shall have received an executed Borrowing Notice as provided herein;
(d)
the Administrative Agent shall have received all Periodic Reports required to have been delivered as provided herein as of the date of such Advance;
(e)
the Facility Termination Date shall not have occurred; and
(f)
immediately prior to and immediately after, and giving effect to, such Advance, the Outstanding Borrowings shall not exceed the Maximum Advance Amount.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.01.
Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent on and as of the Closing Date and on and as of the date of each Advance that:
(a)
Organization; Power. The Borrower has been duly formed and is validly existing and in good standing as a Delaware limited liability company and has all requisite power and authority under its limited liability company agreement to execute, deliver and perform the Transaction Documents to which it is or will be a party.

~~{B1600932; 4}~~ -22-

(b)
Authorization; No Conflict. The execution, delivery and performance by the Borrower of the Transaction Documents to which it is or will be a party and the other documents to be delivered by it hereunder and the transactions contemplated hereby and thereby, including, its use of the proceeds of the Advances and the pledge or grant by the Borrower of the Liens purported to be created in favor of the Administrative Agent hereunder, are within the Borrower’s company powers, have been duly authorized by all necessary and proper company action, do not (i) contravene the Borrower’s limited liability company agreement, (ii) violate any applicable Law or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Borrower under, or result in or require the creation of any Lien (other than the Lien in favor of the Administrative Agent pursuant to the Transaction Documents) upon any property of the Borrower pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Borrower or any of its properties, whether now owned or hereafter acquired. The Borrower has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.
(c)
Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by the Borrower of this Agreement or any other Transaction Document to which it is a party; (ii) the Borrower’s grant of the Liens granted by it pursuant to this Agreement; (iii) the perfection or maintenance of such Liens; or (iv) the exercise by the Administrative Agent and the Lenders of their respective rights and remedies in respect of such Liens, except for the filing of financing statements or other notification filings necessary to perfect any Lien created hereby and other authorizations, consents, approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
(d)
Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the Borrower is a party when delivered will have been, duly executed and delivered by the Borrower. This Agreement is, and the other Transaction Documents to which the Borrower is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)
Accurate and Complete Disclosure. Each Periodic Report, Borrowing Notice, financial statement and other report, notice or statement heretofore furnished or to be furnished at any time by the Borrower or by the Servicer on behalf of the Borrower to any Lender or Agent pursuant to the terms of this Agreement or the other Transaction Documents is and will be accurate in all material respects as of the date so furnished. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any other Company Party in writing to any Agent or any Lender (including, without limitation,

~~{B1600932; 4}~~ -23-

all factual information contained in the Transaction Documents) for purposes of or in connection with this Agreement or the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any other Company Party in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at the time such information was provided; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information has been prepared in good faith based on assumptions reasonably believed by the Borrower and the Servicer to be reasonable. The representations and warranties of each Company Party (other than the Borrower) contained herein or in the other Transaction Documents to which such Company Party is a party are true and correct in all material respects, except to the extent such representation or warranty expressly relates only to a prior date, in which case such representation or warranty was true and correct in all material respects as of such prior date.
(f)
No Proceedings. There is no pending or, to the Borrower’s knowledge, threatened action or proceeding affecting the Borrower before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Document or any material amount of the Receivables or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)
Credit and Collection Policy. No amendment or other modification to the Credit and Collection Policy has occurred that was not consented to by the Administrative Agent in accordance with Section 5.02(d) and Section 5.04(a) of the Receivables Sale Agreement. The Borrower has complied with the Credit and Collection Policy in all respects with respect to the Receivables except where such noncompliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(h)
Absence of Amortization Events. No Amortization Event or Potential Amortization Event has occurred and is continuing.
(i)
Financial Statements. Its most recent annual financial statements delivered to the Agents pursuant to Section 5.01(a) have been prepared in accordance with GAAP applied on a consistent basis and fairly present in all material respects the financial condition and results of operations and cash flows of the Borrower as of the date thereof and for such period or periods presented therein (except for normal year end audit adjustments and the absence of footnotes). No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since the Closing Date.
(j)
Financial Condition. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is not subject to any Insolvency Event.

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(k)
Margin Regulations. The use of all funds acquired by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.
(l)
Taxes. The Borrower has filed, or caused to be filed or be included in, all tax reports and returns, if any, required to be filed by it and has paid, or caused to be paid, all Taxes and other amounts, including interest and penalties, required to be paid by it, except for such Taxes (i) as are being contested in good faith by proper proceedings, (ii) against which adequate cash reserves have been established and (iii) with respect to which no Lien or right of demand has arisen or attached to its property and become enforceable against its other creditors, provided, that the proceedings referred to in clause (i) above could not subject any Lender or Agent to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder, or under any Transaction Document.
(m)
Compliance with Laws. Subject to specific representations set forth herein regarding tax laws and other Laws, it is in compliance in all material respects with all applicable Laws applicable to it, its business or properties or to the Receivables, Related Security and Collections with respect thereto, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(n)
Investment Company. The Borrower is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940. The Borrower is not a “covered fund” under the Volcker Rule and in determining that the Borrower is not a covered fund, the Borrower, among other things, either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).
(o)
Eligibility of Receivables. Each Receivable which at any time is treated as an Eligible Receivable in any computation of the Funding Base or otherwise in connection with reports or statements delivered to any Agent or Lender hereunder qualifies at such time as an Eligible Receivable. The Borrower has no knowledge of any fact that should have reasonably led it to expect at the time of its purchase thereof that any such Receivable would not be paid in full when due.
(p)
True Sales. The Borrower has purchased each Receivable and Related Security from the related Seller in exchange for payment (made to such Seller in accordance with the provisions of the Receivables Sale Agreement) in an amount which constitutes fair consideration and “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code). No such sale shall have been made for or on account of an “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by the related Seller to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

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(q)
No Liens. Each Receivable, together with all Contracts related to such Receivable, is owned by the Borrower free and clear of any Lien other than the Lien in favor of the Administrative Agent pursuant hereto, and is not subject to any Dispute. When the Borrower purchases such Receivable, it shall have acquired and shall continue to have maintained an ownership interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except for the Lien in favor of the Administrative Agent pursuant hereto. The Borrower has not sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, to a Lien (other than the Lien in favor of the Administrative Agent pursuant hereto) any of the Receivables, the Related Security or the Collections. The parties acknowledge that certain Receivables originated or acquired by Specialty Blending Co., LLC or Tasty Baking Company, each of which is an Originator, are on the Closing Date described in Uniform Commercial Code financing statements (other than the financing statement naming the Administrative Agent as secured party or assignee of the secured party), referred to in the opinion of Jones Day delivered to the Administrative Agent and the Lenders on the Closing Date pursuant to Section 3.01(a). The parties hereto agree that, until such applicable financing statement is terminated or amended to exclude such Receivables, such Receivables shall be deemed not be Eligible Receivables and that such fact shall be deemed not be a breach of the Borrower’s representations, warranties and covenants hereunder.
(r)
Perfection. This Agreement and the other Transaction Documents to which it is or will be a party when delivered hereunder will vest absolutely and unconditionally in the Administrative Agent, for the benefit of the Secured Parties, a valid Lien in the Receivables purported to be granted hereby and thereby, subject to no other Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent’s Lien in the Receivables, Collections and Related Security, the Administrative Agent will have a first priority perfected security interest in and to the Receivables, Collections and Related Security, in each case to the extent a security interest in such assets can be perfected by filing such financing statement or by the provision of such notices and acknowledgements.
(s)
Collection Accounts; Concentration Account.
(i)
The names and addresses of all Lockbox Banks, together with the addresses of all Lockboxes at such Lockbox Banks, are specified in Schedule II (or such other Lockbox Banks and/or Lockboxes as have been notified by the Borrower to the Administrative Agent and have been consented to by the Administrative Agent in accordance with Section 5.02(c)). The names and addresses of all banks maintaining Collection Accounts, together with the numbers of all Collection Accounts are specified in Schedule II (or such other banks and/or Collection Accounts as have been notified by it to the Administrative Agent and have been consented to by the Administrative Agent in accordance with Section 5.02(c)). The name and address of the bank maintaining the Concentration Account, together with the number of the Concentration Account are specified in Schedule II (or such other bank and/or Concentration Account as have been notified by it to the Administrative Agent and have been consented to by the Administrative Agent in accordance with Section 5.02(c)).

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(ii)
Except under the Control Agreements, the Borrower has not granted any Person dominion or control of any Lockbox or any Collection Account or the Concentration Account or the right to take dominion or control over any Lockbox or any Collection Account or the Concentration Account at a future time or upon the occurrence of a future event.
(t)
Location of Records, etc. As of the Closing Date, the offices where the Borrower keeps all of its Records relating to the Receivables are listed on Schedule III.
(u)
Uniform Commercial Code Article 9 Representations.
(i)
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, Collections and Related Security in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower.
(ii)
The Receivables constitute “accounts” or “general intangibles” within the meaning of the applicable UCC.
(iii)
The Borrower owns and has good and marketable title to the Receivables, Collections and Related Security free and clear of any Lien, other than the Lien in favor of the Administrative Agent pursuant hereto.
(iv)
The Borrower has received all material consents and approvals required by the terms of the Receivables to the pledge of the Receivables hereunder to the Administrative Agent.
(v)
The Borrower has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables, Collections and Related Security, in each case to the extent a security interest in such assets can be perfected by filing financing statements, granted to the Administrative Agent.
(vi)
The Borrower has not pledged, assigned, sold, granted a Lien in, or otherwise conveyed any of the Receivables, Collections or Related Security except for the Lien in favor of the Administrative Agent pursuant hereto. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Receivables, the Collections or the Related Security other than any financing statement relating to the security interest granted to the Administrative Agent or that has been terminated. The Borrower has no knowledge of any judgment or tax lien filings against the Borrower.
(vii)
All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Receivables, the Collections or the Related Security contain a statement to the effect that “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”.
(viii)
The Borrower’s jurisdiction of organization has not been changed from the date of its organization to the Closing Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 5.01(n)). The Borrower

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has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business. The Borrower has not changed its name, whether by amendment of its certificate of formation or limited liability company agreement, by reorganization or otherwise, from the date of its organization to the Closing Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 5.01(n)). The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth on the signature pages hereto and has been so from the date of its organization to the Closing Date.
(ix)
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 4.01(u) shall be continuing and remain in full force and effect.
(v)
Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of the Originators, the Sellers, the Parent Guarantor and any Affiliates thereof (other than the Borrower), and the Borrower hereby acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Originators and from each such other Affiliate of the Originators. The Borrower is in compliance with Section 5.01(t).
(w)
No debt, etc. Since the date of its organization, the Borrower has not engaged in any activity other than that contemplated by the Transaction Documents or entered into any commitment or incurred any Indebtedness, other than the Subordinated Note and other Indebtedness pursuant to, or as permitted under, the Transaction Documents. The Borrower has no Subsidiaries.
(x)
Anti-Terrorism Law. (i) Neither the Borrower nor any Company Party is in violation of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Patriot Act. Neither the Borrower nor any Company Party and, to the knowledge of the Borrower, no agent of the Borrower or any Company Party acting on behalf of the Borrower or any Company Party, as the case may be, is any of the following:
(A)
a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(B)
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(C)
a Person with which any Secured Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(D)
a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

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(E)
a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.
(ii)
Neither the Borrower nor any Company Party and, to the knowledge of the Borrower, no agent of the Borrower or any Company Party acting on behalf of the Borrower or any of its respective Subsidiaries, as the case may be, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in clause (A) above, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(y)
Anti-Corruption Laws. Policies and procedures have been implemented and maintained by or on behalf of the Borrower and the Company Parties that are designed to achieve compliance by the Company Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws, and, to the knowledge of the Borrower, the Company Parties and their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws. None of the Company Parties has violated, been found in violation of or is under investigation by any governmental authority for possible violation of any Anti-Corruption Laws.
(z)
Use of Proceeds. The Borrower will not request any Advance, and the Borrower shall not, directly or indirectly, use or otherwise make available to its Affiliates or its or their respective directors, officers and employees the proceeds of any Advance to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions required to be observed by any party hereto. No part of the proceeds of any Advance will be used, directly or indirectly, to provide anything of value to any officer or employee of a foreign (non-U.S.) governmental entity or authority, any foreign (non-U.S.) political party, any officer or employee of a foreign (non-U.S.) political party, any candidate for foreign (non-U.S.) political office, any officer or employee of an international organization, and any officer or employee of a foreign (non-U.S.) government or state-owned or controlled entity (collectively referred to as “Foreign Official”), to obtain, retain, or direct business, secure any improper advantage, or influence any act or decision within the scope of that Foreign Official’s lawful duty, in violation of any Anti-Corruption Laws. ~~As used herein, the following terms shall have the following meanings:~~

~~“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.~~

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~~“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions.~~

~~“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country if doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).~~

SECTION 4.02.
Representations and Warranties of Servicer. The Servicer hereby represents and warrants to the Borrower, each Lender, each Facility Agent and the Administrative Agent on and as of the date hereof and on and as of the date of each Advance that:
(a)
Organization; Power. The Servicer (i) is a corporation organized and validly existing under the laws of its jurisdiction of incorporation indicated at the beginning of this Agreement; (ii) is duly qualified to do business, and, to the extent applicable, is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) has the requisite organizational power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted.
(b)
Authorization; No Conflict. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is or is to be a party and the other documents to be delivered by the Servicer thereunder, and the transactions contemplated hereby and thereby are within its corporate powers, have been duly authorized by all necessary or proper corporate action, do not (i) contravene its articles of incorporation or by-laws, (ii) violate any applicable Law or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien could not reasonably be expected to have a Material Adverse Effect.
(c)
Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for the due execution, delivery or performance by the Servicer of this Agreement or any other Transaction Document to which it is or is to be a party or for the consummation of the transactions hereunder and thereunder, except for such authorizations, consents,

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approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings that have been duly obtained, taken, given or made and are in full force and effect or that if not duly obtained, taken, given or made or not in full force and effect could not reasonably be expected to have a Material Adverse Effect.
(d)
Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the Servicer is a party when delivered will have been, duly executed and delivered by the Servicer. This Agreement is, and the other Transaction Documents to which the Servicer is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)
Accurate and Complete Disclosure. Each Periodic Report, Borrowing Notice, financial statement with respect to the Servicer and other report, notice or statement heretofore furnished or to be furnished at any time by the Servicer to any Lender or Agent pursuant to the terms of this Agreement or the other Transaction Documents is and will be accurate in all material respects as of the date so furnished. All factual information (taken as a whole) furnished by or on behalf of the Servicer in writing to the Borrower, any Agent or any Lender (including, without limitation, all factual information contained in the Transaction Documents) for purposes of or in connection with this Agreement or the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Servicer or any other Company Party in writing to the Borrower, any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at the time such information was provided; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Servicer represents only that such information has been prepared in good faith based on assumptions reasonably believed by the Servicer to be reasonable.
(f)
No Proceedings. There is no pending or, to the Servicer’s knowledge, threatened action or proceeding affecting the Servicer before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Document or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)
Credit and Collection Policy. The Servicer has complied with the Credit and Collection Policy in all material respects with respect to each Receivable, and no amendment or other modification to the Credit and Collection Policy has occurred except in compliance with the Transaction Documents.
(h)
Absence of Servicer Defaults. No Servicer Default or Potential Servicer Default has occurred and is continuing

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(i)
Financial Statements. The Servicer has heretofore posted on the website of the Securities and Exchange Commission (http://www.sec.gov) (i) the consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Servicer and its consolidated subsidiaries as of and for the fiscal year ended ~~December 29~~January 1, ~~2012~~2022, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) the consolidated balance sheet and related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Servicer and its consolidated subsidiaries as of the end of and for its fiscal quarter ended ~~April 20~~July 16, ~~2013~~2022, in each case, certified by a Financial Officer of the Servicer. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned unaudited financial statements, for normal year-end audit adjustments and the absence of footnotes). Since ~~December 29~~January 1, ~~2012~~2022, there has been no change in the business, assets, operations or financial condition of the Servicer and its consolidated subsidiaries taken as a whole has occurred that would constitute a Material Adverse Effect.
(j)
Properties. The Servicer has good and valid title to, or valid leasehold interests in, all its material properties and assets, except in each case where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. The Servicer maintains, with financially sound and reputable insurance companies or through self-insurance, insurance in such amounts and against such risks and liabilities as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
(k)
Taxes. The Servicer has filed, has caused to be filed or has been included in, all tax reports and returns, if any, required to be filed by it and has paid, or caused to be paid, all Taxes and interest and penalties thereon required to be paid by it, except (i) for such Taxes (A) as are being contested in good faith by appropriate proceedings and (B) against which adequate GAAP reserves have been established on the books of the Servicer or one of its Subsidiaries; or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(l)
Compliance with Laws. Subject to the specific representations set forth herein regarding tax laws and other Laws, it is in compliance in all material respects with all applicable Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE V

COVENANTS
SECTION 5.01.
Affirmative Covenants of the Borrower. In addition to its other covenants contained herein or made pursuant hereto, the Borrower covenants to each Lender, each Facility Agent and the Administrative Agent as follows:

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(a)
Financial and Other Information. The Borrower shall furnish the following to each Agent (in the case of Facility Agents, for distribution to the Lenders in its Lender Group):
(i)
as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s income statement and balance sheet for such year prepared in accordance with GAAP, certified by a Financial Officer; and
(ii)
promptly upon its receipt thereof from any Originator or any Seller, any financial statements, notices or any other information delivered to the Borrower pursuant to Sections 5.01(a), (b), (c), (d) or (e) of the Receivables Sale Agreement; and
(iii)
such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of the Borrower as any Agent may from time to time reasonably request.
(b)
Notice of Amortization Event. Promptly upon becoming aware of any Amortization Event or Potential Amortization Event, the Borrower shall give each Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.
(c)
Notice of ERISA Event. Promptly upon becoming aware of any ERISA Event, the Borrower shall give each Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.
(d)
Litigation. As soon as possible, and in any event within ten (10) Business Days of its knowledge thereof, the Borrower shall give each Agent notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority against the Borrower or relating to the Purchased Assets which, in its reasonable judgment, could have a Material Adverse Effect and (ii) any material adverse development in any such previously disclosed litigation.
(e)
Notice of Material Adverse Effect. Promptly upon becoming aware thereof, the Borrower shall give each Agent notice of any the occurrence of any Material Adverse Effect.
(f)
Books and Records. The Borrower shall maintain and implement administrative and operating procedures (including the ability to recreate, in all material respects, Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables (including Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable).
(g)
Due Diligence. From time to time during regular business hours as requested by Administrative Agent or any Facility Agent upon reasonable prior written

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notice (but no more than once per calendar year so long as no Potential Amortization Event or Amortization Event shall have occurred and be continuing or unless the results of the immediately prior Due Diligence Audit were incomplete or not satisfactory to the Administrative Agent or the Majority Facility Agents or there has been a material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Company Party that would have a material impact on the required Periodic Report), the Borrower shall permit the Administrative Agent, any Facility Agent, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower or the agents of the Borrower (including the Servicer) or their respective Affiliates relating to Receivables and the Related Security and (ii) to visit the offices and properties of the Borrower or the agents of the Borrower or their respective Affiliates for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Borrower’s performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters or with the Borrower’s independent public accountants (collectively, a “Due Diligence Audit”). In connection with a Due Diligence Audit, the Borrower, at its expense, shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (who may also render other services to any Company Party or any of their Affiliates), to review Periodic Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Periodic Reports. Testing may include a review of sample Receivables. Additional testing procedures may be performed to verify the accuracy of information on selected Periodic Reports. The Borrower agrees to cooperate and provide all requested information necessary to perform such due diligence reviews and/or collateral inspections. Additionally, the Borrower shall permit such testing as may be required to ensure that it has adhered to all terms and conditions required under the Transaction Documents. Notwithstanding the foregoing, after the occurrence and during the continuation of a Potential Amortization Event or Amortization Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in the preceding sentences of this Section without being subject to the requirement of providing prior notice. The Servicer shall reimburse the Administrative Agent and the Facility Agents for all reasonable fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor. In addition, the Servicer shall be required to reimburse the Administrative Agent or any Facility Agent for fees, costs and expenses in connection with an additional Due Diligence Audit following any material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Company Party that would have a material impact on the required Periodic Report.
(h)
Preservation of Legal Existence. The Borrower shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such qualification could reasonably be expected to have a Material Adverse Effect.

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(i)
Compliance with Laws. The Borrower shall comply in all material respects with all Laws applicable to the Borrower, its business and properties and all Receivables and Related Security and Collections with respect thereto.
(j)
Payment of Taxes and Claims. The Borrower shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid (i) if it is being contested in good faith by proper proceedings, (ii) against which adequate cash reserves have been established and (iii) with respect to which no Lien or right of demand has arisen or attached to its property and become enforceable against its other creditors, provided, that the proceedings referred to in clause (i) above could not subject any Lender or Agent to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder, or under any Transaction Document.
(k)
Enforceability of Obligations. The Borrower shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable remains legal, valid, binding and enforceable against such Obligor.
(l)
Compliance with Receivables Sale Agreement. The Borrower shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Sale Agreement, maintain the Receivables Sale Agreement in full force and effect, enforce the Receivables Sale Agreement and its rights under the Originator Sale Agreements in accordance with their respective terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent or any Facility Agent, and make to any party to the Receivables Sale Agreement or the Originator Sale Agreements such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Administrative Agent or any Facility Agent.
(m)
Fulfillment of Obligations. The Borrower shall duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, shall duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Receivables, shall do nothing to impair the rights, title and interest of the Agents and the Lenders in and to the Receivables and shall pay when due any Taxes, including any sales tax, excise tax, stamp or documentary tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction or shall properly contest the payment of any such Tax in good faith and before a court or administrative body of appropriate jurisdiction (including, where portions of the Receivables and Related Security and Collections represent an amount owing in respect of applicable Laws, remitting when due the amount of Taxes owing in respect thereof).

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(n)
Preservation of Lien. The Borrower from time to time will, at the expense of the Borrower, (i) promptly prepare and deliver, or cause to be prepared and delivered, all such financing statements, continuation statements, amendments to financing statements, notices of assignment (acknowledged by the counterparty), instruments of further assurance and other instruments or documents and (ii) promptly take such other action as the Administrative Agent may reasonably request to maintain or preserve the Lien (and the perfection and priority thereof) of this Agreement or to carry out more effectively the purposes hereof, preserve and defend title to the Collateral securing the Obligations and the rights therein of the Administrative Agent and the Secured Parties secured thereby against the claims of all Persons and parties that are adverse to the Secured Parties, or enable the Administrative Agent to exercise and enforce its rights and remedies under this Agreement. To the fullest extent permitted by applicable Law, the Borrower hereby authorizes and irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to execute, deliver and file in the name of the Borrower, or in its own name, such financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction and such instruments of transfer and any notices of assignment and to make such notations on the Records as the Administrative Agent deems necessary to protect or perfect its interest in the Collateral.
(o)
Financing Statements. The Borrower hereby authorizes the filing of any financing statements, continuation statements and amendments to financing statements in any jurisdictions and with any filing office, as the Administrative Agent may determine are necessary or advisable to perfect (or maintain) the security interest granted to the Administrative Agent in connection herewith. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Administrative Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent in connection herewith, and the Borrower hereby authorizes the filing of financing statements, continuation statements and amendments to financing statements describing the collateral covered thereby as “all of debtor’s personal property and assets” or words to that effect. For purposes of such filings, the Borrower agrees to furnish any information reasonably available to it and reasonably requested by the Administrative Agent promptly upon request by the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to file and prepare financing statements or continuation statements or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interests granted hereunder, such obligation being solely the obligation of the Borrower.
(p)
Exercise of Remedies. The Borrower agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable upon the request of the Administrative Agent any necessary approvals or consents of any Governmental Authority or any other Person for the exercise of any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement.

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(q)
Delivery of Instruments. As to all instruments, securities, chattel paper and documents constituting part of the Collateral, if any, and except for any such instruments, securities, chattel paper or documents representing ordinary course collections delivered in accordance with the Transaction Documents, upon the request of the Administrative Agent, the Borrower will deliver, or cause the Servicer to deliver, to the Administrative Agent the originals of any such instruments, securities, chattel paper and documents constituting Collateral in the possession of the Borrower, the Servicer, together with any endorsements reasonably requested by the Administrative Agent.
(r)
Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, the Borrower shall timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply with the Credit and Collection Policy in regard to such Receivables and the related Contracts and (ii) enforce such Related Security as reasonably requested by the Administrative Agent.
(s)
Deposits to Lock-Box Accounts. The Borrower shall instruct, or cause to be instructed, all Obligors to make payments in respect of Receivables to a Lock-Box or to a Collection Account, and, if the Borrower, an Originator, a Seller or the Servicer shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by a Seller pursuant to Section 2.03 of the Receivables Sale Agreement), segregate and hold in trust such Collections and deposit such Collections directly to any Lock-Box within two Business Days following its receipt thereof. The Borrower shall instruct, or cause to be instructed, all banks maintaining Collection Accounts to transfer all amounts deposited therein within one Business Day following receipt thereof to the Concentration Account.
(t)
Maintenance of Separate Existence. The Borrower shall do all things necessary to maintain its legal existence separate and apart from any Originator, any Seller, the Parent Guarantor and all other Affiliates of the Borrower, including, without limitation,
(i)
maintaining its own books, records, accounts and bank accounts separate from those of any such Affiliates;
(ii)
at all times holding itself out to the public and all other Persons as a legal entity separate and distinct from such Affiliates;
(iii)
having a board of managers separate from such Affiliates;
(iv)
filing its own tax returns as may be required under applicable tax law (or authorizing Flowers to file on its behalf and as its agent such tax returns and reports) and settling any tax controversies with the appropriate taxing authorities; and make any elections required or allowed under such applicable tax law; and paying (or having Flowers pay on its behalf and as its agent) any taxes so required to be paid under applicable law, provided that the Borrower shall reimburse Flowers for any amounts paid on the Borrower’s behalf and as its agent;

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(v)
conducting its business in its own name and strictly complying with all organizational formalities to maintain its separate existence;
(vi)
maintaining financial statements, books and records separate from those of any of such Affiliates; provided, however, the Borrower’s assets and liabilities may be included in a consolidated financial statement of its Affiliates (x) if the consolidated financial statement contains a footnote to the effect that the Borrower’s assets are owned by the Borrower and that they are being included on the financial statements of its Affiliates and (y) its assets and liabilities are listed on the Borrower’s own balance sheet; provided, however, that this restriction shall not preclude any Person from listing its ownership interests in the Borrower as an asset on the Person’s financial statements;
(vii)
using commercially reasonable efforts to take such actions as are necessary to ensure that no such Affiliate will be, nor will hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower, immediately correct any known misrepresentation with respect to the foregoing, and not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealings with any other entity;
(viii)
paying its own liabilities only out of its own funds;
(ix)
maintaining an arm’s length relationship with such Affiliates (it being agreed that the transactions contemplated herein and in the other Transaction Documents are arms-length among the Company Parties);
(x)
paying the salaries of its own employees, if any;
(xi)
maintaining a separate office and allocating fairly and reasonably any overhead for shared office space or shared telephone or fax lines;
(xii)
correcting any known misunderstanding regarding its separate identity;
(xiii)
maintaining adequate capital in light of its contemplated business operations;
(xiv)
causing its board of managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;
(xv)
causing its mangers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower;
(xvi)
including non-petition language in any agreement between the Borrower and a creditor, whereby the creditor agrees not to file the Borrower into bankruptcy and not to join in any bankruptcy filing prior to the end of the period that is one year and one day after all Obligations are paid in full;

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(xvii)
ensuring (A) that the Borrower shall at all times have an Independent Manager; (B) that all company actions, including those relating to (x) the selection, maintenance or replacement of the Independent Manager, (y) the dissolution or liquidation of the Borrower or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous consent of the Borrower’s managers; (C) that at least one manager of the Borrower shall at all times be an Independent Manager employed for the purpose of providing manager services to special purpose entities by a securitization administration firm reasonably acceptable to the Administrative Agent (such acceptability to be evidenced in writing signed by the Administrative Agent); and (D) that none of the Borrower, any of Borrower’s members or managers or any of their respective Affiliates shall remove any Independent Manager or replace any Independent Manager except with an Independent Manager satisfying the criteria set forth in the preceding clause (C), in each case without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld. The Borrower shall compensate each Independent Manager in accordance with its agreement with such Independent Manager (or the company employing such Independent Manager as a part of its business of supplying manager services to special purpose entities). The limited liability company agreement of the Borrower shall provide that the members and managers of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless each Independent Manager shall approve the taking of such action in writing prior to the taking of such action; and
(xviii)
taking such actions as are necessary to ensure that the Independent Manager shall at no time serve as a trustee in bankruptcy or in any similar capacity for the Borrower or any Affiliate thereof.
(u)
Lockboxes; Collection Accounts; Concentration Account. The Originators and Borrower have established and will maintain a system of Lockboxes and Collection Accounts as described in Section 7.10 and as further specified in Schedule II, into which all Collections shall be deposited. Each Collection Account shall be or shall have been established in the name of, or transferred to the name of, an Originator and the funds deposited therein from time to time shall not be commingled with any funds of any Originator, any Seller or the Servicer or any Affiliate thereof. The Borrower shall (i) cause, and direct the Servicer to cause, all Collections on account of the Receivables which are paid electronically to be wired directly to a Collection Account; (ii) cause, and direct the Servicer to cause, all Collections on account of the Receivables which are paid by check to be mailed directly to the related Lockbox and to deposit such Collections into a Collection Account within one (1) Business Day of receipt; (iii) not to suffer or permit any funds other than such Collections (other than collections with respect to accounts receivable that previously were “Receivables” and that were repurchased by an Originator, a Seller or the Servicer under the Transaction Documents) to be mailed to Lockboxes or deposited into Collection Accounts; (iv) until deposited in a Collection Account, hold in trust for the Administrative Agent for the benefit of the Secured Parties all Collections received by the Borrower; (v) make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (vi) apply all such Collections as provided in this Agreement and the other Transaction Documents; (vii) instruct each bank maintaining a Collection Account to transfer all amounts on deposit therein on a daily

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basis to the Concentration Account (either directly or by transfer through another Collection Account); and (viii) not amend or modify any term of any Lockbox Agreement, Control Agreement or Bailee and Security Agreement or the direction as to the disposition of Collections or other amounts in the Collection Accounts or the Concentration Account without the prior written consent of the Administrative Agent; provided that such consent for an amendment or modification of directions as to the disposition of Collections shall not be required if the effect thereof is to direct the payment thereof to another Collection Account or Concentration Account which in each case is subject to a Control Agreement and, if applicable, a Bailee and Security Agreement. On or prior to the Closing Date and when required by Section 5.02(c), the Borrower shall enter into, and/or cause the related Originator to enter into, a Control Agreement with the Administrative Agent or the Servicer and the bank maintaining each Collection Account and the Concentration Account. On or prior to the Closing Date and when required by Section 5.02(c), the Borrower shall enter into, and cause the related Originator to enter into, a Bailee and Security Agreement with the Administrative Agent with respect each Collection Account.
(v)
Anti-Corruption Laws. Policies and procedures will be maintained and enforced by or on behalf of the Borrower and the Company Parties that are designed to promote and achieve compliance, by the Company Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws.
SECTION 5.02.
Negative Covenants of the Borrower. The Borrower covenants that, without the prior written consent of the Administrative Agent and Majority Facility Agents, it will not:
(a)
No Rescissions or Modifications. Rescind or cancel any Receivable or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy, unless such Receivable has been deemed collected pursuant to Section 2.03 of the Receivables Sale Agreement or repurchased pursuant to Section 2.04 thereof.
(b)
No Liens. Sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, other than the Lien in favor of the Administrative Agent pursuant hereto, on any portion of the Collateral or any other of its assets, properties or rights, whether now existing or hereafter arising, or any interest therein. The Borrower shall promptly notify the Administrative Agent of the existence of any Lien on any portion of the Collateral or any of its other assets, property or rights (other than the Lien in favor of the Administrative Agent) and shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, assets, property or rights, against all claims of third parties.
(c)
Change in Payments or Deposits of Payments. Add or terminate any bank as a Lockbox Bank or a bank maintaining a Collection Account or the Concentration Account or any deposit account as a Collection Account or the Concentration Account from those listed in Schedule II, change any instructions given to any bank which in any manner redirects the proceeds of any Collections to any account which is not a Collection Account subject to Control Agreement and a Bailee and Security Agreement, in each case,

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in favor of the Administrative Agent for the benefit of the Secured Parties, or (except as otherwise provided in Section 7.10) make any change in the instructions to Obligors regarding payments to be made to any Lockbox or any Collection Account or the Concentration Account, unless the Administrative Agent and the Facility Agents shall have received at least 10 days’ prior written notice of such addition, termination or change and shall have received (i) with respect to each new Lockbox, a Lockbox Agreement executed by each applicable Originator, the Servicer and a Lockbox Bank, (ii) with respect to each new Collection Account or Concentration Account, a related Control Agreement executed by each applicable Originator, if any, the Servicer, the Borrower, the related depository institution and the Administrative Agent and (iii) with respect to each new Collection Account, a related Bailee and Security Agreement executed by each applicable Originator, the Borrower and the Administrative Agent.
(d)
No Changes. (i) Make any change in the character of its business, (ii) change its name, jurisdiction of organization or identity, or (iii) change its company structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507 of the UCC of any applicable jurisdiction or other applicable Laws.
(e)
Change in Credit and Collection Policy. Make, allow or consent to any change in the Credit and Collection Policy, if such change could reasonably be expected to have a Material Adverse Effect; provided, it shall promptly and in no event later than the end of the calendar month in which any Responsible Officer of the Borrower obtains knowledge of any material change to the Credit and Collection Policy, furnish or cause to be furnished to each Agent and Lender a copy thereof; provided, further, that on each anniversary of the Closing Date it shall furnish or cause to be furnished to each Agent and Lender a copy of the Credit and Collection Policy then in effect.
(f)
No Indebtedness. Create, incur, assume or suffer to exist any Indebtedness in excess of $10,000, except any Indebtedness incurred pursuant to this Agreement or the other Transaction Documents.
(g)
No Assignments. Assign or delegate, grant any interest in or permit any Lien to exist upon any of its rights, obligations or duties under this Agreement.
(h)
Consolidations, Mergers and Purchases and Sales of Assets. Be a party to any merger or consolidation, reorganize, dissolve, wind-up or otherwise terminate its existence, change its jurisdiction of formation, purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).
(i)
Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or

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otherwise acquire for value any of its capital shares now or hereafter outstanding, except that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or stock dividends on its capital shares or make payments on the Subordinated Note with funds distributed to the Borrower pursuant to the Priority of Payments, subject to applicable Laws.
(j)
Transactions with Affiliate. Engage in any transaction with any Originator, any Seller or any Affiliate of any Originator or any Seller except pursuant to, or as contemplated by, this Agreement, or as is necessary to carry out its obligations hereunder or under the other Transaction Documents.
(k)
Receivables Sale Agreement, etc. (i) Cancel or terminate the Receivables Sale Agreement, or any other Transaction Document or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of any of the Receivables Sale Agreement or any other Transaction Document or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of any of the Receivables Sale Agreement or any other Transaction Document or (iv) take any other action under any of the Receivables Sale Agreement or any other Transaction Document not required by the terms thereof that could impair the ownership interest of the Borrower granted thereunder or the Lien of the Administrative Agent, any Facility Agent or any Lender granted hereunder or thereunder.
(l)
Constitutional Documents. Amend, supplement or otherwise modify the Borrower’s certificate of formation or limited liability company agreement.
(m)
True Sale. Account for or treat (whether in the Borrower’s financial statements or otherwise) the transactions contemplated by the Receivables Sale Agreement in any manner (including for U.S. federal and state tax and for accounting purposes) other than as the sale, or absolute assignment, of the Receivables, Related Security and Collections by the Sellers to the Borrower.
(n)
Special Purpose Vehicle.
(i)
Engage in any business or transactions, directly or indirectly, other than:
(A)
acquiring Receivables and Related Security and Collections pursuant to the Receivables Sale Agreement;
(B)
obtaining Advances hereunder;
(C)
entering into, exercising its rights under, performing its obligations under or enforcing its rights under any Transaction Documents; or
(D)
performing any act incidental to or necessary in connection with any of the above;

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(ii)
amend its certificate of formation or limited liability company agreement;
(iii)
guarantee or become obligated for the debts of any other entity or hold out its credit or assets as being available to satisfy the obligations of others;
(iv)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;
(v)
engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to its limited liability company agreement or the Transaction Documents;
(vi)
buy or hold evidence of indebtedness issued by any other Person (other than cash or cash equivalents) other than as expressly permitted under the Transaction Documents;
(vii)
own any asset or property other than as contemplated under the Transaction Documents;
(viii)
form, acquire or hold any Subsidiary;
(ix)
open or have an interest in any account whatsoever with any bank or other financial institution save where such account or the Borrower’s interest therein is immediately pledged in favor of the Administrative Agent;
(x)
issue any Equity Interests (other than such membership interests as are issued as at the Closing Date) or redeem or purchase any of its issued Equity Interests; or
(xi)
commingle its assets with assets of any Affiliate, except as contemplated under the Transaction Documents.
SECTION 5.03.
Affirmative Covenants of Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants to each Lender, each Facility Agent and the Administrative Agent as follows:
(a)
Systems Failure. It shall promptly notify the Administrative Agent and each Facility Agent of any material systems failure with respect to its servicing obligations hereunder and shall advise the Administrative Agent, and each Facility Agent of the estimated time required to remedy any such material systems failure and of the estimated date on which Periodic Reports can be delivered. Until any such material systems failure is remedied, Servicer (i) will furnish to the Borrower, the Administrative Agent and each Facility Agent such periodic status reports and other information relating to such material systems failure as such Financing Party may reasonably request and (ii) will promptly notify the Borrower, the Administrative Agent and each Facility Agent if Servicer believes that such material systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the information required for Periodic Reports can be delivered. Servicer shall promptly notify the Borrower, the Administrative Agent and each Facility Agent when any such material systems failure has been remedied.

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(b)
Administrative and Operating Procedures. The Servicer shall maintain and implement, or cause to be maintained and implemented, administrative and operating procedures adequate to permit the identification of all Receivables and all Collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Receivable.
(c)
Modification of Systems. The Servicer agrees, promptly after any replacement or material modification of any material computer, automation or other operating systems (in respect of hardware or software) used to perform its services as Servicer, or to make any calculations or reports hereunder or otherwise relating to the Receivables, to give notice of any such replacement or modification to the Borrower, the Administrative Agent and each Facility Agent.
(d)
Obligor List. The Servicer shall at all times maintain a current list (which may be stored on digital media) of all Obligors related to the Receivables, including the name, address and account number of each such Obligor.
(e)
Financial and other Information. It shall, unless the affected Financing Party shall otherwise consent in writing, furnish the following to the Borrower and each Agent:
(i)
within 90 days after the end of each fiscal year of Flowers, the audited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of Flowers and its consolidated subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of Flowers and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided, that the Servicer shall be deemed to have delivered the financial statements referred to in this Section 5.03(e)(i) if such financial statements or other information have been posted on the website of the Securities and Exchange Commission (http://www.sec.gov) or on the Servicer’s own website as previously identified to the Borrower, the Administrative Agent and each Facility Agent;
(ii)
within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Flowers, the consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of Flowers and its consolidated subsidiaries, in each case, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of Flowers as presenting fairly the financial condition and results of operations of Flowers and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided, that the Servicer shall be deemed to have delivered the financial statements referred to in this Section 5.03(e)(ii) if such financial statements or other

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information have been posted on the website of the Securities and Exchange Commission (http://www.sec.gov) or on the Servicer’s own website as previously identified to the Borrower, the Administrative Agent and each Facility Agent; and
(iii)
such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of it as the Borrower or any Financing Party may from time to time reasonably request.
(f)
Notices of Default. Promptly upon becoming aware of any Servicer Default or Potential Servicer Default, it shall give the Borrower and each Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by it.
(g)
Notice of ERISA Event. Promptly upon becoming aware of any ERISA Event, it shall give the Borrower and each Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer.
(h)
Litigation. As soon as possible, and in any event within ten (10) Business Days of its knowledge thereof, it shall give the Borrower and each Agent notice of (i) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority affecting it or any of its Subsidiaries that could be reasonably be expected to have a Material Adverse Effect, (ii) any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority relating to the Purchased Assets which, in its reasonable judgment, could reasonably be expected to have a Material Adverse Effect, and (iii) any material adverse development in any such previously disclosed litigation.
(i)
Notice of Material Adverse Effect. Promptly upon becoming aware thereof, it shall give the Borrower and each Agent notice of any event or condition that could reasonably be expected to have a Material Adverse Effect.
(j)
Due Diligence. From time to time during regular business hours as requested by any Agent upon reasonable prior notice (but no more than once per calendar year so long as no Potential Amortization Event or Amortization Event shall have occurred and be continuing or unless the results of the immediately prior Servicer Diligence Audit were incomplete or not satisfactory to the Administrative Agent or the Majority Facility Agents or there has been a material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Company Party that would have a material impact on the required Periodic Report), it shall permit each Agent or its respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under its control or the control of its agents or their respective Affiliates relating to Receivables and the Related Security and (B) to visit its offices and properties and those of its agents or their respective Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder with any of its officers or employees having knowledge of such matters or with its independent public accountants (collectively,

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a “Servicer Diligence Audit”). In connection with a Servicer Diligence Audit, the Servicer, at its expense, shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (who may also render other services to any Company Party or any of their Affiliates), to review Periodic Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Periodic Reports. Testing may include a review of sample Receivables. Additional testing procedures may be performed to verify the accuracy of information on selected Periodic Reports. The Servicer agrees to cooperate and provide all requested information necessary to perform such due diligence reviews and/or collateral inspections. Additionally, the Servicer shall permit such testing as may be required to ensure that it has adhered to all terms and conditions required under the Transaction Documents. Notwithstanding the foregoing, after the occurrence and during the continuation of a Potential Amortization Event or Amortization Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in the preceding sentences of this Section without being subject to the requirement of providing prior notice. The Servicer shall reimburse the Administrative Agent and the Facility Agents for all reasonable fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor. In addition, the Servicer shall be required to reimburse the Administrative Agent or any Facility Agent for fees, costs and expenses in connection with an additional Servicer Diligence Audit following any material change in the servicing software, systems or procedures or in the Credit and Collection Policy of the Servicer.
(k)
Preservation of Legal Existence. It shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such qualification could reasonably be expected to have Material Adverse Effect.
(l)
Compliance with Laws. It shall comply in all material respects with all Laws applicable to it, its business and properties, and all Receivables and Related Security and Collections with respect thereto.
SECTION 5.04.
Negative Covenants of Servicer. The Servicer covenants that, without the prior written consent of the Administrative Agent and Majority Facility Agents, it will not:
(a)
No Changes. Make, allow or consent to any change in the Credit and Collection Policy, if such change could reasonably be expected to have a Material Adverse Effect; provided, it shall promptly and in no event later than the end of the calendar month in which any Financial Officer of the Servicer obtains knowledge of any material change to the Credit and Collection Policy, furnish or cause to be furnished to the Borrower and the Administrative Agent a copy thereof; provided, further, that on each anniversary of the Closing Date it shall furnish or cause to be furnished to each Agent and Lender the most up-to-date copy of the Credit and Collection Policy then in effect.

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(b)
No Rescissions or Modifications. Rescind or cancel any Receivable or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy, unless such Receivable has been deemed collected pursuant to Section 2.03 of the Receivables Sale Agreement or repurchased pursuant to Section 2.04 of the Receivables Sale Agreement.
(c)
No Liens. Sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any portion of the Collateral, whether now existing or hereafter arising, or any interest therein, other than the Lien in favor of the Administrative Agent pursuant hereto. The Servicer shall promptly notify the Administrative Agent of the existence of any Lien on any portion of the Collateral (other than the Lien in favor of the Administrative Agent) and shall defend the right, title and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties.
(d)
Consolidations and Mergers. The Servicer shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, except as permitted under Section 9.02 of the Flowers Credit Agreement (as in effect on the ~~date hereof~~Tenth Amendment Date).
(e)
Change in Payments or Deposits of Payments. Add or terminate any bank as a Lockbox Bank or a bank maintaining a Collection Account or the Concentration Account or any deposit account as a Collection Account or the Concentration Account from those listed in Schedule II, change any instructions given to any bank which in any manner redirects the proceeds of any Collections to any account which is not a Collection Account or the Concentration Account, in each case subject to a Control Agreement and, if applicable, a Bailee and Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties, or (except changes in instructions to make payments to another Collection Account or the Concentration Account that is subject to a Control Agreement and, if applicable, a Bailee and Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties) make any change in the instructions to Obligors regarding payments to be made to any Lockbox or any Collection Account or the Concentration Account, unless the Administrative Agent and the Facility Agents shall have received at least ten (10) days’ prior written notice of such addition, termination or change and shall have received (i) with respect to each new Lockbox, a Lockbox Agreement executed with respect to each new Lockbox, a Lockbox Agreement executed by each applicable Originator, the Servicer and a Lockbox Bank, (ii) with respect to each new Collection Account or Concentration Account, a related Control Agreement executed by each applicable Originator, if any, the Servicer, the Borrower, the related depository institution and the Administrative Agent and (iii) with respect to each new Collection Account, a related Bailee and Security Agreement executed by each applicable Originator, the Borrower and the Administrative Agent.

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ARTICLE VI

SECURITY INTEREST
SECTION 6.01.
Security for Obligations. This Agreement secures the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all obligations and liabilities of every nature of the Borrower existing or arising on or after the date hereof to the Secured Parties, under or in connection with this Agreement and the other Transaction Documents, whether in respect of principal, interest, fees, expenses or otherwise (the “Obligations”). The Obligations shall include interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding.
SECTION 6.02.
Grant of Security. In addition, in order to secure and to provide for the payment and performance of the Obligations, the Borrower hereby assigns, pledges, transfers and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing first priority perfected security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, whether now owned, or hereafter acquired, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter-of-credit rights, security entitlements, securities accounts, certificated securities, uncertificated securities, securities accounts and financial assets credited thereto and other investment property, supporting obligations and other property of the Borrower, including the following:
(a)
(i) all Receivables, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, (iv) all cash and non-cash proceeds of the foregoing, and (v) all Records (including electronic records) evidencing or relating to the Receivables;
(b)
the Receivables Sale Agreement and each other Transaction Document, including all monies due and to become due to the Borrower under such Transaction Documents or in connection therewith, whether payable as fees, expenses, costs, indemnities, damages for breach of any of such Transaction Documents or otherwise, and all rights, remedies, powers, privileges and claims of the Borrower under or with respect to such Transaction Documents (whether arising pursuant to the terms of such Transaction Documents or otherwise available to the Borrower at Law or in equity), including the rights of the Borrower to enforce such Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Transaction Documents;
(c)
the Collection Accounts, the Concentration Account and any bank or other deposit accounts or securities accounts opened by the Borrower and all monies, instruments, investment property, and other property carried in or credited to any such account, and all interest, dividends, earnings, income and other distributions from time to

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time received, receivable or otherwise distributed or distributable thereto or in respect thereof;
(d)
the Lockboxes;
(e)
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and
(f)
all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

The foregoing property in which a security interest is purported to be granted hereby is collectively referred to herein as the “Collateral”. The Administrative Agent hereby acknowledges and accepts the grant of the security interest hereunder.

SECTION 6.03.
Administrative Agent Appointment as Attorney-in-Fact. The Borrower hereby irrevocably appoints the Administrative Agent as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time from and after the occurrence and during the continuation of an Amortization Event, at the written direction of the Majority Facility Agents, to take any action, to execute any instruments and to exercise any rights, privileges, options, elections or powers of the Borrower pertaining or relating to the Collateral which the Majority Facility Agents may deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement, including:
(a)
to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;
(b)
to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(c)
to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;
(d)
to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;
(e)
to notify, or to require the Borrower to notify, parties holding Collateral in accordance with the Administrative Agent’s instructions; and
(f)
to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes;

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provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Administrative Agent.

The Administrative Agent shall not take any such action, execute any such instrument, exercise any such rights, privileges, options, elections or powers or sell or otherwise realize upon any of the Collateral, as hereinafter authorized, except as directed in writing by the Majority Facility Agents and, in the absence of any such written direction, the Administrative Agent shall not be responsible for any failure to do so or delay in so doing. The Administrative Agent shall have no obligation or liability in respect of the filing, refiling, rerecording or monitoring the status of any financing or continuation statements or any other similar documentation relating to the perfection of the security interest granted in the Collateral. All authorizations and agencies contained in this Agreement with respect to the Collateral are by way of security and irrevocable and are powers coupled with an interest.

SECTION 6.04.
Administrative Agent May Perform. If the Borrower fails to perform any agreement contained in this Agreement, the Administrative Agent, at the written direction of the Majority Facility Agents, may (but shall not be obligated to) itself perform, or cause performance of, such agreement. The Borrower shall reimburse the Administrative Agent on demand for any amounts paid or any expenses incurred by the Administrative Agent in connection therewith.
SECTION 6.05.
Realization upon Collateral, etc.
(a)
From and after the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Majority Facility Agents shall, give notice to the Obligors of the interest of the Administrative Agent and the other Secured Parties.
(b)
If any Amortization Event shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Majority Facility Agents shall, give notice of sole control or any other instruction or entitlement order under any Control Agreement.
(c)
If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the direction of the Majority Facility Agents shall, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Administrative Agent on default under the UCC as in effect in the applicable jurisdiction (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, including without limitation, without notice except as specified below or under applicable law, to sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral

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or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable.
(d)
The Administrative Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private sale in accordance with and subject to the UCC, and the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim or modify any warranties of title or the like, and this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; provided, however, that the Administrative Agent shall have made commercially reasonable efforts to ensure that any such Internet site that it utilizes is a secure reputable platform by which to dispose of the Collateral. The Borrower hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Borrower further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Secured Parties, that neither the Administrative Agent nor any of the Secured Parties have any adequate remedy at Law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense of payment or that no Amortization Event has occurred and is continuing. Nothing in this Section shall in any way alter the rights of the Administrative Agent hereunder.

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SECTION 6.06.
Application of Proceeds. The Administrative Agent shall, at the written direction of Majority Facility Agents, apply the net proceeds of any realization on the whole or any part of the Collateral pursuant to Section 6.05 (after deducting all reasonable out-of-pocket costs and expenses incurred by it therein or in connection therewith, or incidental to the care or safekeeping of any such Collateral, or arising from the exercise of rights of the Administrative Agent with respect to the Collateral, including reasonable attorney’s fees and expenses) as if such proceeds were Available Collections pursuant to Section 2.12(c). Subject to Section 10.20, the Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full.
SECTION 6.07.
Limitation on Administrative Agent’s Duty in Respect of Collateral. Except as set forth in this Agreement and beyond the exercise of reasonable care in the custody thereof and the accounting for moneys actually received by it hereunder, the Administrative Agent shall not have any duty as to any Collateral in its possession or control or in possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder for the validity or sufficiency of the title of the Borrower to the Collateral, for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except to the extent such foregoing actions or omissions constitute gross negligence, bad faith or willful misconduct on the part of the Administrative Agent.

SECTION 6.08.
Waiver of Stays, Etc. To the full extent that the Borrower may lawfully so agree, the Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption Law now or hereafter in force to prevent or delay the enforcement of this Agreement or the absolute sale of any portion of or all of the Collateral or the possession thereof by any purchaser at any sale under this Agreement, and the Borrower, for itself and all who may claim under the Borrower, as far as the Borrower now or hereafter lawfully may do so, hereby waives the benefit of all such Laws.
SECTION 6.09.
Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the cancellation or termination of the Commitments, (b) be binding upon the Borrower and its successors and assigns and (c) inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, if any Secured Party assigns or otherwise transfers any Obligations held by it to any other Person in accordance with the applicable provisions of the

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Transaction Documents, such other Person shall thereupon become vested with all the benefits in respect thereof granted to the transferor Secured Party or otherwise as a Secured Party to the extent provided herein. Upon the payment and performance in full of all Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder. Upon any such termination the Administrative Agent shall, at the Borrower’s expense, execute and deliver to the Borrower or otherwise authorize the filing of such documents as the Borrower shall reasonably request, including financing statement amendments and notices to the securities intermediaries and depositary or lockbox banks, to evidence such termination.
SECTION 6.10.
Security Interest Absolute. All rights of Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:
(i)
any claim as to the validity, regularity or enforceability of this Agreement, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;
(ii)
any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement, any other Transaction Document or any other agreement or instrument relating to any of the foregoing;
(iii)
any change in the Laws of any jurisdiction;
(iv)
the occurrence of any Amortization Event;
(v)
any exchange, release or non-perfection of Administrative Agent’s security interest in any other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or
(vi)
any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all Obligations).
ARTICLE VII

SERVICING
SECTION 7.01.
Acceptance of Appointment and Other Matters Relating to Servicer.
(a)
Flowers agrees to act, and is hereby appointed by Administrative Agent to act, subject to the terms hereof, as the Servicer for the Receivables under this Agreement. The Servicer shall collect payments due under the Receivables in accordance with the standards that would be employed by the Servicer in servicing comparable receivables for its own account and comparable to the Receivables and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.

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(b)
Without limiting the generality of the foregoing and subject to the provisions of the Priority of Payments and of Section 7.10, the Servicer is hereby authorized and empowered to (i) receive and hold in trust for the Borrower and its assigns, Collections received from the Receivables and (ii) execute and deliver, on behalf of the Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables permitted under and in compliance with applicable Law. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer shall, and is hereby authorized and empowered to, transfer or cause to be transferred, all such Collections to the related Collection Account and/or the Concentration Account or, if specified in this Agreement, to an account designated by the Administrative Agent, as soon as practicable, but in no event later than two Business Days after initial receipt thereof, in each case to be allocated and distributed as provided in this Agreement.
SECTION 7.02.
Subservicers. The Servicer may, at any time with notice to the Facility Agents, the Administrative Agent and the Borrower but without consent, appoint one or more of the Originators to act, subject to the terms hereof, as the subservicer for the Receivables sold by such Originator to the Sellers; provided that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Lenders, the Facility Agents, the Administrative Agent and the Borrower for its duties hereunder as if the Servicer alone were performing such duties.
SECTION 7.03.
Maintenance of Information and Computer Records. The Servicer will hold in trust and keep safely for the Borrower and the Administrative Agent all evidence of the right, title and interest of the Borrower and the Administrative Agent in and to the Receivables, and will cause each Subservicer to hold in trust and keep safely for the Borrower and the Administrative Agent all evidence of the right, title and interest of the Borrower and the Administrative Agent in and to the Receivables. The Servicer will, and will cause each Subservicer to, on each date on which Receivables arise, place an appropriate code or notation in its computer Records to indicate the ownership of the Borrower in each and every such Receivable.
SECTION 7.04.
Protection of the Interests of the Borrower.
(a)
The Servicer will, or will cause the respective Subservicer or Originator to, from time to time and at the Servicer’s sole expense, do and perform any and all acts and execute any and all documents (including the obtaining of additional search reports, the delivery of further opinions of counsel, the authorization, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and any notices of assignment (acknowledged by the counterparty) and the making of notations on the Records of the respective Originator and Subservicer) as may be necessary or may be reasonably requested by the Borrower or the Administrative Agent in order to effect the purposes of this Agreement, the Receivables Sale Agreement, the Originator Sale Agreements and the other Transaction Documents and to protect or perfect the ownership interest and the Lien, as applicable, of the Borrower and the Administrative Agent in the Receivables (other than a Receivable which has been deemed collected

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pursuant to Section 2.03 of the Receivables Sale Agreement or repurchased pursuant to Section 2.04 of the Receivables Sale Agreement), together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Borrower or the Administrative Agent to exercise or enforce any of its respective rights hereunder or under the Receivable Sale Agreement or the other Transaction Documents.
(b)
The Administrative Agent shall have the right to do all such acts and things as it may deem necessary to protect the interests of the Lenders, including confirmation and verification of the existence, amount and status of the Receivables.
SECTION 7.05.
Maintenance of Writings and Records. The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its chief executive office or at an office designated by it in advance to the Borrower and the Administrative Agent, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Borrower and the Administrative Agent or their designees to determine at any time the status of each applicable Receivable. The Servicer shall, at its own expense, prepare and maintain such Records in electronically-readable form in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer, the replaced Servicer shall within ten (10) Business Days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.
SECTION 7.06.
Information. The Servicer will furnish to the Borrower and the Administrative Agent such information with respect to the Receivables (including but not limited to the applicable Originator’s standards and procedures for selling goods or services on credit) as the Borrower or the Administrative Agent may reasonably request.
SECTION 7.07.
Performance of Undertakings Under the Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each applicable Receivable and will not take any action or cause any action to be taken to impair the ownership rights of the Borrower or the Lien of Administrative Agent in the Receivables.
SECTION 7.08.
Administration and Collections.
(a)
General. Until a Complete Servicing Transfer shall have occurred with respect to it, the Servicer will be responsible for the administration, servicing and collection of the Receivables.
(b)
Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Borrower and the Administrative Agent, to take such action in respect of any applicable Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer shall not, under any circumstances, compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the principal amount of any Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.03 of the Receivable Sale

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Agreement or repurchased pursuant to Section 2.04 of the Receivable Sale Agreement), except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrative Agent.
(c)
Enforcement Proceedings. In the event of a default under any Receivable before an Amortization Event, the Servicer shall, at its sole expense, to the full extent permitted by Law, have the power and authority, on behalf of to the Borrower, to take or cause to be taken any action in respect of any Receivable as the Servicer may deem advisable; provided, however, that the Servicer shall not take any enforcement action (judicial or otherwise) with respect to such Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.03 of the Receivable Sale Agreement or repurchased pursuant to Section 2.04 of the Receivable Sale Agreement), except in accordance with the Credit and Collection Policy or otherwise with the written consent of the Administrative Agent. The Servicer will apply or will cause to be applied at all times the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed as though such Receivables had not been sold to the Borrower hereunder. In no event shall the Servicer be entitled to make or authorize any Person to make the Borrower or any assignee of the Borrower a party to any litigation without the express prior written consent of the Borrower and the Administrative Agent.
(d)
Rights of the Administrative Agent. If at any time an Event of Default shall have occurred and be continuing, the Administrative Agent may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, including, but not limited to, delivery to an Obligor of notice of the interests of the Administrative Agent in the Receivables, any such action or commencement of proceeding to be at the sole expense of the Servicer.
(e)
Servicing Compensation. The compensation payable to the Servicer for each Fiscal Period (the amount of such compensation for any Fiscal Period, the “Servicing Fee” with respect thereto) for performing its obligations hereunder shall be equal to amount obtained by dividing (A) the product of (i) the Servicing Fee Rate, (ii) the daily average aggregate outstanding balances of the Receivables owned by the Borrower during such Fiscal Period and (iii) the number of days in such Fiscal Period by (B) 360. Subject to Section 7.09(a) and (b), such compensation for each Fiscal Period shall be paid to the Servicer in arrears on each Settlement Date in accordance with, and subject to, the Priority of Payments.
SECTION 7.09.
Complete Servicing Transfer.
(a)
General. If at any time a Servicer Default shall have occurred and be continuing, the Administrative Agent may by notice in writing to the Borrower, each Lender, each Seller, and the Servicer terminate the Servicer’s capacity as Servicer hereunder (any such termination referred to herein as a “Complete Servicing Transfer”). After a Complete Servicing Transfer, the Administrative Agent may itself administer, service and collect the related Receivables and/or perform the functions of the Servicer, and in such event, may retain the servicing compensation specified in Section 7.08(e) for

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its own account, in any manner it sees fit, including by compromise, extension or settlement of such Receivables. Alternatively, the Administrative Agent may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and/or such duties of the Servicer and require all or a portion of the servicing compensation specified in Section 7.08(e) to be paid to such contractors in consideration thereof.
(b)
Transition. The terminated Servicer, promptly but in no event later than ten (10) Business Days after receiving a notice pursuant to Section 7.09(a), shall, at the sole expense of such terminated Servicer, (x) deliver to the Administrative Agent or its designated agents (i) schedules of each Receivable indicating as to each such Receivable information as to the related invoice, Obligor, Outstanding Balance as of such date and the location of the evidences of such Receivable, together with such other information as the Administrative Agent may reasonably request and (ii) all evidence of such Receivables and such other Records related thereto (including true copies of any computer tapes and data in computer memories), (y) permit the Administrative Agent access to the premises of such Servicer, equipment and files and other Records during normal business hours and (z) take all actions as are necessary to transfer or cause to be transferred to the Administrative Agent or its designated agent a license or sublicense (to the extent permissible under the applicable license agreement), as applicable, of any applicable software that relates to, and is necessary for the servicing of, such Receivables, in each case as the Administrative Agent may reasonably deem necessary to enable it to protect and enforce its rights in such Receivables. After any such delivery, the terminated Servicer will not hold or retain any executed counterpart or any document evidencing such Receivables without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.
(c)
Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the successor Servicer, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected on behalf of the Administrative Agent) to be allocated and distributed pursuant to the Priority of Payments. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer for a period longer than one (1) Business Day. If the successor Servicer receives items or monies that are not payments on account of the Receivables, such items or monies shall be delivered promptly to the related Originator after being so identified by such successor Servicer. The Servicer hereby irrevocably grants the Administrative Agent or each of its designated agents, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such terminated Servicer all steps with respect to any Purchased Asset which the Administrative Agent may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by such Servicer or transmitted to or received by the Administrative Agent.
(d)
Collection and Administration at Expense of the Servicer. The Servicer agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including attorneys’ and

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accountants’ and other third parties’ fees and expenses, expenses incurred by the Administrative Agent, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Servicer) incurred by the Administrative Agent in connection with the transfer of functions following a Complete Servicing Transfer whenever such expenses are incurred.
(e)
Payments by Obligors. At any time following the occurrence of a Servicer Default and the occurrence of a Complete Servicing Transfer, the terminated Servicer shall permit such Persons as the Administrative Agent may designate to open and inspect all mail, if any, from Obligors received by such terminated Servicer at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or such Servicer in respect of Receivables. All Collections received by the Administrative Agent shall be applied in accordance with the Priority of Payments. The Administrative Agent shall be entitled to notify the Obligors of Receivables to make payments directly to the Administrative Agent of amounts due thereunder at any time and from time to time following the occurrence of (i) a Servicer Default or (ii) a Complete Servicing Transfer.
SECTION 7.10.
Lockboxes; Collection Accounts; Concentration Account.
(a)
Collection Accounts. The Servicer hereby agrees as follows (i) each Collection Account shall be or shall have been established in the name of, or transferred to the name of, an Originator and the funds deposited therein from time to time shall not be commingled with any funds of any other Originator or Subservicer, any Seller, the Servicer or any Affiliate thereof; (ii) the Concentration Account shall be or shall have been established in the name of the Borrower and the funds deposited therein from time to time shall not be commingled with any funds of any Originator or Subservicer, any Seller, the Servicer or any Affiliate thereof; (iii) the location of each Collection Account and the Concentration Account shall not be changed without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned; (iv) to cause all Collections on account of the Receivables which are paid electronically to be wired directly to a Collection Account; (v) to cause all Collections on account of the Receivables which are paid by check to be mailed directly to the related Lockbox and to deposit such Collections into a Collection Account within one (1) Business Day of receipt; (vi) not to suffer or permit any funds other than such Collections (other than collections with respect to accounts receivable that previously were “Receivables” and that were repurchased under the Transaction Documents) to be mailed to Lockboxes or deposited into Collection Accounts; (vii) until deposited in a Collection Account or the Concentration Account, all Collections received by the Servicer shall be held in trust for the Borrower and its assignees; (viii) to cause all funds on deposit in the Collection Accounts to be transferred daily to the Concentration Account (either directly or by transfer through another Collection Account); (ix) to make the necessary bookkeeping entries to reflect such Collections on the Records; (x) to apply all such Collections as provided in this Agreement and the other Transaction Documents; and (xi) not to amend or modify any term of any Lockbox Agreement, Control Agreement or Bailee and Security Agreement or the direction as to the disposition of Collections or other amounts in the Collection Accounts

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and/or the Concentration Account without the prior written consent of the Administrative Agent.
(b)
Control Agreements; Bailee and Security Agreements. On or prior to the Closing Date and when required by Section 5.02(c), the Servicer and the related Originator or the Borrower, as applicable, shall enter into a Control Agreement with the Administrative Agent and the bank maintaining each Collection Account and the Concentration Account. On or prior to the Closing Date and when required by Section 5.02(c), the Servicer shall cause the related Originator and the Borrower to enter into a Bailee and Security Agreement with the Administrative Agent with respect to each Collection Account.
(c)
Control of Collection Accounts. After the Control Agreements have been executed and delivered, the Administrative Agent shall have the right at any time after an Amortization Event has occurred to assume control over each Lockbox, each Collection Account and the Concentration Account, and direct the bank maintaining each Collection Account and the Concentration Account to transfer the funds in such Collection Account or Concentration Account to an account designated by the Administrative Agent. The Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control.
(d)
Payment Instructions. Upon written request from the Administrative Agent, the Servicer will deliver to the Administrative Agent a list of all addresses to which the Servicer has directed Obligors to mail checks representing Collections.
SECTION 7.11.
Servicer Default. A “Servicer Default” shall occur with respect to the Servicer if one or more of the following events or conditions shall occur and be continuing:
(a)
the Servicer shall fail to remit or fail to cause to be remitted on any day any Collections required to be remitted hereunder or under any other Transaction Document on such day and such failure shall continue for one (1) Business Day after the date on which such amount became due; or
(b)
the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder or under any other Transaction Document and such failure shall continue for two (2) Business Days after the date on which such amount became due; or
(c)
the Servicer shall fail to deliver any Periodic Report within two (2) Business Days of the date when due; or
(d)
the Servicer shall sell, assign or transfer any Receivable, other than as permitted by the Transaction Documents, or suffer to exist any Lien on any Receivable other than the Lien in favor of the Administrative Agent pursuant to this Agreement or the Receivables Sale Agreement; or

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(e)
the Servicer shall default or fail in the performance or observance of the Credit and Collection Policy in any material respect, or the Servicer shall amend or otherwise modify, or consent to the amendment or other modification of, the Credit and Collection Policy in violation of this Agreement; or
(f)
the Servicer shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Section 5.03(f), 5.03(g), 5.03(h), 5.03(i), 5.03(k) or 5.04(a), 5.04(c), 5.04(d) or 5.04(e) hereof;
(g)
except as otherwise provided in this Section 7.11, the Servicer shall default or fail in the performance or observance of any other covenant, agreement or obligation applicable to it contained herein or in the other Transaction Documents and such default or failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day the Servicer has knowledge of such event or (ii) the day the Servicer receives written notice from any Agent of the occurrence of such event;
(h)
any representation, warranty, certification or statement made by the Servicer under this Agreement or any other Transaction Document or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to the Borrower or any Lender or Agent pursuant to or in connection with this Agreement or any other Transaction Document, including any Periodic Report, shall prove to have been incorrect in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or
(i)
an Insolvency Event shall occur with respect to the Servicer, or
(j)
the Servicer or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) the Servicer or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due or, in the case of a Permitted Securitization (as defined in the Flowers Credit Agreement, as in effect on the ~~date hereof~~Tenth Amendment Date), terminating (except voluntary terminations by the Company Parties), prior to its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Servicer or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required prepayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes a Servicer Default)) or, in the case of a Permitted Securitization, shall be terminated (except voluntary terminations by the Company Parties), prior to the stated maturity thereof, provided that it shall not be a Servicer Default under this clause (j) unless

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the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $75,000,000 or if any such default shall have been waived in writing by the holder or holders of such Indebtedness; or
(k)
one or more judgments or decrees shall be entered against the Servicer or any of its respective Subsidiaries involving in the aggregate for the Servicer and its respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $75,000,000; or
(l)
the occurrence of a Change of Control; or
(m)
this Agreement or any other of the Transaction Documents shall at any time after the execution and delivery hereof and thereof, cease to be valid and enforceable in whole or in a material part against the Servicer, or if the validity or enforceability hereof or thereof shall be contested by the Servicer or any of its Affiliates; or
(n)
the occurrence of an Amortization Event.
SECTION 7.12.
Servicer Not to Resign.
(a)
Subject to Section 7.12(b), the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a successor Servicer, as applicable, shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 7.09.
(b)
The Servicer may resign from the obligations and duties imposed on it as Servicer pursuant to the terms of this Agreement if (i) a successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with Section 7.09 and (ii) such successor Servicer shall be acceptable to the Borrower, the Administrative Agent and each Facility Agent in its sole discretion.
ARTICLE VIII

AMORTIZATION EVENTS; EVENTS OF DEFAULT; CONSEQUENCES
SECTION 8.01.
Amortization Events. An “Amortization Event” shall mean the occurrence and continuance of one or more of the following events or conditions:

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(a)
the Borrower shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained herein or in the other Transaction Documents and such default or failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day the Borrower has knowledge of such event or (ii) the day the Borrower receives written notice from any Agent of the occurrence of such event; or
(b)
any Originator or Seller shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained herein or in the other Transaction Documents and such failure shall continue unremedied for a period of 30 or more days after the earlier of (i) the day such Originator or Seller has knowledge of such event or (ii) the day such Originator or Seller receives notice from any Agent of the occurrence of such event; or
(c)
any representation, warranty, certification or statement made by the Borrower or any other Company Party under this Agreement or any other Transaction Document or in any agreement, certificate, report, appendix, schedule or document furnished by the Borrower or any other Company Party to any Lender or Agent pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been incorrect in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or
(d)
(i) the Borrower shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) the Borrower shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Borrower shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required prepayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes a Servicer Default)) prior to the stated maturity thereof; or
(e)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien on any assets of any Company Party or ERISA Affiliate under Sections 436(f) or 430(k) of the Code or under Section 4068 of ERISA; or
(f)
the occurrence of a Servicer Default; or

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(g)
the occurrence of a Change of Control; or
(h)
the occurrence of an Event of Default.
SECTION 8.02.
Events of Default. An “Event of Default” shall mean the occurrence and continuance of one or more of the following events or conditions:
(a)
the Borrower shall fail to make any payment of Interest or Unused Fees within one (1) Business Day of when due (whether at stated maturity, upon acceleration or at mandatory prepayment and without giving effect to availability of funds) or shall fail to deposit or pay or fail to cause to be deposited or paid within two (2) Business Days of when due any other amount due under hereunder or under any other Transaction Document; or
(b)
any Seller shall fail to deposit or pay or fail to cause to be deposited or paid within two (2) Business Days of when due any amount due under the Receivables Sale Agreement or any other Transaction Document to which it is a party; or
(c)
any Originator shall fail to deposit or pay or fail to cause to be deposited or paid within two (2) Business Days of when due any amount due under any Originator Sale Agreement or any other Transaction Document to which it is a party; or
(d)
the Borrower shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Section 5.01(b), 5.01(c), 5.01(d), 5.01(e), 5.01(h), 5.01(s), 5.01(t), 5.01(u) or 5.02(b), 5.02(c), 5.02(d), 5.02(e), 5.02(f), 5.02(g), 5.02(h), 5.02(i), 5.02(k), 5.02(l) or 5.02(m); or
(e)
(i) any Seller shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Section 5.01(b), 5.01(c), 5.01(d), 5.01(e), 5.01(h), 5.01(p) or 5.02 of the Receivables Sale Agreement or (ii) any Originator shall default or fail in the performance or observance of any covenant, agreement or obligation applicable to it contained in Section 5.01(b), 5.01(c), 5.01(d), 5.01(e), 5.01(h), 5.01(p) or 5.02 of the applicable Originator Sale Agreement; or
(f)
any representation, warranty, certification or statement made by (i) the Borrower or the Servicer contained in Section 4.01(a), 4.01(b), 4.01(c), 4.01(d), 4.01(g), 4.01(h), 4.01(p), 4.01(q), 4.01(r), 4.01(s), 4.01(u), 4.01(v), 4.02(a), 4.02(b), 4.02(c), 4.02(d), 4.02(g) or 4.02(h), (ii) any Seller contained in Section 4.01(a), 4.01(b), 4.01(c), 4.01(d), 4.01(g), 4.01(h), 4.01(l), 4.01(q), 4.01(s) or 4.02 of the Receivables Sale Agreement or (iii) any Originator in Section 4.01(a), 4.01(b), 4.01(c), 4.01(c), 4.01(d), 4.01(g), 4.01(h), 4.01(k), 4.01(p) or 4.02 of the applicable Originator Sale Agreement shall prove to have been incorrect in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or
(g)
an Insolvency Event shall occur with respect to the Borrower, the Parent Guarantor, any Seller or Originator, or

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(h)
(i) the Parent Guarantor or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) the Parent Guarantor or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after giving effect to any grace or cure period, but determined without regard to whether any notice is required), any such Indebtedness to become due or, in the case of a Permitted Securitization (as defined in the Flowers Credit Agreement, as in effect on the ~~date hereof~~Tenth Amendment Date), terminating (except voluntary terminations by the Company Parties), prior to its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Parent Guarantor or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than (x) by a regularly scheduled required prepayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default)) or, in the case of a Permitted Securitization, shall be terminated (except voluntary terminations by the Company Parties), prior to the stated maturity thereof, provided that it shall not be an Event of Default under this clause (h) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $75,000,000 or if any such default shall have been waived in writing by the holder or holders of such Indebtedness; or
(i)
one or more judgments for the payment of money in an aggregate amount in excess of $10,000 (to the extent due and payable and not covered by insurance as to which the relevant insurance company has not denied coverage) shall be rendered against the Borrower and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be paid, bonded or effectively stayed; or
(j)
this Agreement or any other of the Transaction Documents shall at any time after the execution and delivery hereof and thereof, terminate or otherwise cease to be valid and enforceable in whole or in a material part against any Company Party, or if the validity or enforceability hereof or thereof shall be contested by any Company Party or any of its Affiliates; or
(k)
(i) any Originator, without the prior written consent of the Majority Facility Agents, shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to the applicable Seller pursuant to the Originator Sale Agreement to which it is a party or (ii) any Seller shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to the Borrower pursuant to the Receivables Sale Agreement; or

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(l)
any security interest securing any obligation under this Agreement or any other of the Transaction Documents shall, in whole or in part, cease to be a perfected first priority security interest against the Borrower, any Seller or any Originator (as applicable); or
(m)
there shall exist a Lien on any Receivable other than the Lien in favor of the Administrative Agent for the benefit of the Secured Parties; or
(n)
the Parent Guarantor shall default or fail in the performance or observance of any other covenant, agreement or obligation applicable to it contained in the Performance Undertaking Agreement, or the Performance Undertaking Agreement shall at any time after the execution and delivery thereof cease to be valid and enforceable in whole or in a material part against the Parent Guarantor, or the validity or enforceability thereof shall be contested by the Parent Guarantor or any of its Affiliates; or
(o)
the Outstanding Borrowings exceed the Maximum Advance Amount for two Business Days or longer; or
(p)
the Outstanding Borrowings are not repaid in full on the Legal Final Maturity Date; or
(q)
(i) the average of the Delinquency Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 4.00%; (ii) the average of the Default Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 3.75%; (iii) the average of the Dilution Ratios, computed for each of the three immediately preceding Fiscal Periods, shall exceed 5.00%; or (iv) the average of the Days Sales Outstanding, computed for each of the three immediately preceding Fiscal Periods shall exceed 35 days during any Fiscal Period.
SECTION 8.03.
Consequences of an Amortization Event/Event of Default.
(a)
If an Amortization Event specified in Section 8.01 shall occur and be continuing, the Administrative Agent may in consultation with the Facility Agents, and shall at the direction of Facility Agents representing Lenders holding in the aggregate Commitments in excess of 50% of the aggregate Commitments of all Lenders (the “Majority Facility Agents”), by notice to the Borrower (a “Notice of Termination”), declare an Early Termination Date to have occurred hereunder; provided that, in the case of an Amortization Event occurring as a result of the occurrence of an Event of Default under Section 8.02(g), an Early Termination Date shall occur automatically and immediately without any action on the part of the Administrative Agent or any Facility Agent. On and after the Early Termination Date, the Lenders shall make no further Advances.
(b)
Upon notice by the Administrative Agent that an Event of Default (other than under Section 8.02(g)) has occurred, the Administrative Agent may in consultation with the Facility Agents, and shall at the direction of Majority Facility Agents, declare all or any portion of the outstanding principal amount of the Advances and other Aggregate Unpaids to be due and payable, whereupon the full unpaid amount of such Advances and other Aggregate Unpaids which shall be so declared due and payable shall be and become

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immediately due and payable, without further notice, demand or presentment. Upon the occurrence of an Event of Default under Section 8.02(g), all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind.
(c)
Upon the occurrence and continuance of any Amortization Event, the Administrative Agent may take any action permitted and exercise all rights and remedies provided hereunder and under the other Transaction Documents with respect to an Amortization Event. Upon the occurrence and continuance of any Event of Default, the Administrative Agent shall have all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights and remedies shall be cumulative.
ARTICLE IX

AGENTS
SECTION 9.01.
Authorization and Action.
(a)
Each Facility Agent and each Lender hereby appoints Rabobank as Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. When requested to do so by the Majority Facility Agents, the Administrative Agent shall take such action or refrain from taking such action as the Majority Facility Agents direct under or in connection with or on any matter relating to the Company Parties, this Agreement and all other Transaction Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by any Lender or the Facility Agents, the determination or calculation of the Majority Facility Agents shall control.
(b)
Nieuw Amsterdam hereby appoints Coöperatieve Rabobank U.A. as the Facility Agent for the Nieuw Amsterdam Lender Group hereunder and under the other Transaction Documents and each other Lender in such Lender Group hereby accepts such appointment. The Facility Agent for any other Lender Group shall be appointed by the Conduit Lender in such Lender Group, if any, and otherwise by Committed Lenders holding a majority of the Commitments of Lenders in such Lender Group, and the other Lenders in each such Lender Group shall accept such appointment, in each case by their respective execution and delivery of an Assignment and Assumption Agreement forming such Lender Group. Each Lender in each Lender Group hereby authorizes the Facility Agent for such Lender Group to take such action as agent on its behalf and to exercise such powers as are delegated to such Facility Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.
(c)
Neither the Administrative Agent nor any Facility Agent (each, an “Agent”) shall be required to take any action which exposes it to personal liability or which

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is contrary to applicable Law unless such Agent shall receive further assurances to its satisfaction from the Lenders of the indemnification obligations under Section 9.05 against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Facility Agent and each Lender prompt notice of each notice and determination given to it by any Company Party, any Lockbox Bank, or any bank holding any Collection Account or the Concentration Account or by it to any Company Party, any Lockbox Bank, or any bank holding any Collection Account or the Concentration Account, pursuant to the terms of this Agreement. Each Facility Agent agrees to give the Administrative Agent and such Facility Agent’s respective Lenders prompt notice of each notice and determination given to it by any Company Party, any Lockbox Bank, or any bank holding any Collection Account or the Concentration Account or by it to any Company Party, any Lockbox Bank, or any bank holding a Collection Account or the Concentration Account, pursuant to the terms of this Agreement. Notwithstanding the foregoing, no Agent shall be deemed to have knowledge or notice of the occurrence of any Servicer Default or any Amortization Event unless such Agent has received notice from a Conduit Lender, Committed Lender, any other Facility Agent, the Borrower, any Subservicer or the Servicer referring to this Agreement, describing such Servicer Default or Amortization Event and stating that such notice is a “notice of a Servicer Default” or “notice of an Amortization Event,” as the case may be.
SECTION 9.02.
Agents’ Reliance, Etc.
(a)
No Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by any Company Party in connection with this Agreement or any Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Document on the part of any Company Party or to inspect the property (including the books and records) of any Company Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or by electronic means) believed by it in good faith to be genuine and signed or delivered by the proper party or parties.
(b)
Each Facility Agent shall determine with its related Lenders the number of such Lenders (each, a “Voting Block”) which shall be required to request or direct such Facility Agent to take action, or refrain from taking action, under this Agreement and the other Transaction Documents on behalf of such Lenders. Such Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in

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accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Facility Agent’s Lenders.
(c)
Unless otherwise advised in writing by a Facility Agent or by any Lender on whose behalf such Facility Agent is purportedly acting, each party to this Agreement may assume that (i) such Facility Agent is acting for the benefit of each of its respective Lenders, as well as for the benefit of each assignee or other transferee from any such Lender and (ii) such action taken by such Facility Agent has been duly authorized and approved by all necessary action on the part of the Lenders on whose behalf it is purportedly acting. Each Conduit Lender (or, with the consent of all other members of the respective Lender Group then existing, any other Lender) shall have the right to designate a replacement Facility Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Administrative Agent written notice thereof signed by such Lender(s) and the newly designated Facility Agent; provided, however, if such new Facility Agent is not an Affiliate of a Facility Agent that is party hereto, any such designation of a new Facility Agent shall require the consent of the Borrower, which consent shall not be unreasonably withheld and shall not be required if an Amortization Event shall have occurred and be continuing. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be Facility Agent for such Lenders under this Agreement. Each Facility Agent and its respective Lenders shall agree among themselves as to the circumstances and procedures for removal and resignation of such Facility Agent.
SECTION 9.03.
Non-Reliance on the Agents. Without limiting the generality of any other provision of this Agreement:
(a)
Each of the Lenders and the Facility Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Company Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Lenders and the Facility Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Conduit Lender, Committed Lender or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Company Party and made its own decision to enter into this Agreement. Each of the Lenders and the Facility Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Company

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Party. Except for notices, reports and other documents expressly required to be furnished to the Facility Agents and the other Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Facility Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Company Party which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
(b)
Each of the Lenders expressly acknowledges that neither its Facility Agent (or any other Facility Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Facility Agent (or any other Facility Agent) hereinafter taken, including any review of the affairs of any Company Party, shall be deemed to constitute any representation or warranty by any Facility Agent to any such Person. Each of the Lenders represents to the Facility Agents that it has, independently and without reliance upon its Facility Agent or any other Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Company Party and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon its Facility Agent or any other Lender or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Company Party. Except for notices, reports and other documents expressly required to be furnished to any Lender by its Facility Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Company Party which may come into the possession of such Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
SECTION 9.04.
Agents and Affiliates. Each Agent (in its individual capacity) and their respective Affiliates may generally engage in any kind of business with any Company Party or Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Company Party or Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Lenders.
SECTION 9.05.
Indemnification.
(a)
Each Committed Lender (proportionately in accordance with its respective commitment) severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Company Parties), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or

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asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) no Committed Lender shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Majority Facility Agents. Without limitation of the generality of the foregoing, each Lender (proportionately in accordance with its respective commitment) agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Lender shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.
(b)
Each Committed Lender in a Lender Group (proportionately in accordance with its respective commitment) severally agrees to indemnify the Facility Agent for such Lender Group (to the extent not reimbursed by the Company Parties), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement; provided, that (i) no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from such Agent’s gross negligence or willful misconduct and (ii) no Committed Lender shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Voting Block for such Lender Group. Without limitation of the generality of the foregoing, each Committed Lender in a Lender Group (proportionately in accordance with its respective commitment) agrees to reimburse the Facility Agent for such Lender Group, promptly upon demand, for any reasonable expenses (including reasonable counsel fees) incurred by such Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Committed Lender shall be responsible for the costs and expenses of such Agent in defending itself against any claim alleging the gross negligence or willful misconduct of such Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.
SECTION 9.06.
Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least 60 days’ written notice thereof to the Lenders, the Facility Agents, and the Borrower. Upon any such resignation, the Majority Facility Agents shall have the right to appoint a successor Administrative Agent approved by the Borrower (which approval will

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not be unreasonably withheld or delayed and shall not be required if an Amortization Event shall have occurred and be continuing). If no successor Administrative Agent shall have been so appointed by the Facility Agents, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent’s giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which, if such successor Administrative Agent is not a Facility Agent or an Affiliate of a Facility Agent, is approved by the Borrower (which approval will not be unreasonably withheld or delayed and shall not be required if an Amortization Event shall have occurred and be continuing), and which successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank or (iii) an Affiliate of Rabobank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the Transaction Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the Transaction Documents.
ARTICLE X

MISCELLANEOUS
SECTION 10.01.
Expenses. The Borrower agrees to pay or cause to be paid, and to save each Lender, each Facility Agent and the Administrative Agent harmless against liability for the payment of: (a) all reasonable out-of-pocket expenses (including attorneys’ fees and expenses of counsel to the Administrative Agent and accountants’ and other third parties’ fees and expenses) incurred by or on behalf of such Lender, such Facility Agent or the Administrative Agent in connection with (i) the negotiation, execution, delivery and preparation of this Agreement and the Transaction Documents, (ii) any requested amendments, waivers or consents under the Transaction Documents, (iii) the Lenders’, the Facility Agents’ or the Administrative Agent’s enforcement or preservation of their respective rights (including the perfection and protection of the Receivables) under the Transaction Documents or (iv) relating to the maintenance of the transactions contemplated by or undertaken pursuant to or in connection with this Agreement and the other Transaction Documents; (b) the fees payable by any Conduit Lender to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the making by such Conduit Lender of a portion of the Advances under this Agreement on the Closing Date will not result in a reduction or withdrawal of the rating of its Commercial Paper; and (c) all fees payable by any Conduit Lender to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that any amendment, waiver, supplement or other modification of the Transaction Documents will not result in a reduction or withdrawal of the rating of its Commercial Paper; provided, however, that the Borrower shall not be obligated pursuant to this Section 9.01 to reimburse any Lender, any Facility Agent or the Administrative Agent for matters covered pursuant to Section 2.10, including any Taxes; provided, further, that except from and after the occurrence of an Amortization Event, the Borrower shall not be obligated to pay the fees and expenses of more than one legal counsel in respect of the Lenders, which counsel shall be counsel

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for the Administrative Agent, in connection with the activities described in clauses (a)(i), (ii) or (iv) above. The Borrower shall pay all filing fees, stamp taxes and other similar documentary or excise taxes, if any, which may be incurred on account of or arise out of this Agreement and the other Transaction Documents and the transactions entered into pursuant hereto or thereto (“Other Taxes”). All amounts due under this Section shall be payable not later than 60 days after written demand therefor.
SECTION 10.02.
Indemnities. (a) Borrower Indemnities. Subject to the availability of funds for such purpose pursuant to the Priority of Payments, the Borrower agrees to indemnify, defend and save harmless each Indemnified Party (to the extent not paid by a Seller pursuant to the Receivables Sale Agreement), other than for such Indemnified Party’s own gross negligence, bad faith or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, reasonable expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Borrower) arising from or incurred in connection with:
(i)
the characterization in any Periodic Report or other statement made by any Company Party of any Receivable as an Eligible Receivable which was not an Eligible Receivable as of the date of such Periodic Report or statement;
(ii)
any representation or warranty or statement made or deemed made by any Company Party under or in connection with this Agreement or any other Transaction Document or other document delivered by any Company Party or to be delivered by any Company Party in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;
(iii)
the failure by any Company Party to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto; or the failure of any Receivable or any Related Security with respect thereto to conform to any such Law;
(iv)
the failure to vest and maintain in the Administrative Agent a first priority perfected security interest, in each Receivable and all Related Security and Collections with respect thereto, free and clear of any other Lien; or the failure of the Borrower to obtain and maintain legal and equitable title to the Receivables and all Related Security and Collections transferred or purported to be transferred to the Borrower under the Receivables Sale Agreement, free and clear of any Lien other than a Lien in favor of the Administrative Agent pursuant hereto;
(v)
the failure to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable, the Related Security and Collections with respect thereto transferred or purported to be transferred to the Borrower by any Seller under the Receivables Sale Agreement or in which a security interest is granted or purported to the Administrative Agent hereunder, and the proceeds of any thereof, whether at the Closing Date, the time of any Advance or at any subsequent time;

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(vi)
any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Receivable;
(vii)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Receivable (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services, except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of any Lender or Agent;
(viii)
any failure of any Company Party to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Receivable;
(ix)
any action or omission by any Company Party reducing or impairing the rights of any Lender or the Administrative Agent under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;
(x)
any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document to which any Company Party is a party or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the use of proceeds from any purchase or reinvestment pursuant to this Agreement or of the proceeds of purchases pursuant to the Receivables Sale Agreement, or the ownership of, or other interest in, any Receivable, Related Security or Collections;
(xi)
any attempt by any Person to void any purchase of Receivables or Related Security or Collections transferred or purported to be transferred to the Buyer under the Receivables Sale Agreement under statutory provisions or common law or equitable action;
(xii)
the existence of any Lien other than the Lien in favor of the Administrative Agent pursuant hereto against or with respect to any Receivable or the Related Security or Collections with respect thereto; or
(xiii)
any failure by the Borrower to pay when due any Taxes, including sales, excise or personal property taxes, payable by the Borrower in connection with any Receivable or any Related Security with respect thereto;

provided that the Borrower shall not be obligated pursuant to this Section 10.02(a) to indemnify, defend, or save harmless any Indemnified Party for or with respect to (i) credit losses due to Defaulted Receivables or (ii) matters covered pursuant to Section 2.08, 2.09 or 2.10.

(b)
Servicer Indemnities. The Servicer agrees to indemnify, defend and save harmless each Indemnified Party, other than for the gross negligence, bad faith or willful misconduct of such Indemnified Party and any of its Related Parties, forthwith on demand,

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from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable attorneys’ fees and expenses, reasonable expenses incurred by its respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Servicer) arising from or incurred in connection with:
(i)
the characterization in any Periodic Report or other statement made by the Servicer of any Receivable as an Eligible Receivable which was not an Eligible Receivable at the time of such characterization;
(ii)
any representation, warranty or statement made or deemed made by the Servicer under or in connection with this Agreement or any other Transaction Document or any Periodic Report or other document delivered by the Servicer or to be delivered by the Servicer in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;
(iii)
the failure by the Servicer to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto;
(iv)
the failure to vest and maintain in the Administrative Agent a first priority perfected security interest, in each Receivable and all Related Security and Collections with respect thereto, free and clear of any other Lien; or the failure of the Borrower to obtain and maintain legal and equitable title to the Receivables and all Related Security and Collections transferred or purported to be transferred to the Borrower under the Receivables Sale Agreement, free and clear of any Lien other than a Lien in favor of the Administrative Agent pursuant hereto;
(v)
the failure to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable, the Related Security and Collections with respect thereto transferred or purported to be transferred to the Borrower by any Seller under the Receivables Sale Agreement or in which a security interest is granted or purported to the Administrative Agent hereunder, and the proceeds of any thereof, whether at the Closing Date, the time of any Advance or at any subsequent time;
(vi)
any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Receivable;
(vii)
the existence of any Lien other than the Lien in favor of the Administrative Agent pursuant hereto against or with respect to any Receivable or the Related Security or Collections with respect thereto;
(viii)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Receivable (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim

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resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services, except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of any Lender or Agent;
(ix)
any failure of the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Receivable;
(x)
the commingling of Collections of Receivables at any time with other funds;
(xi)
any action or omission by the Servicer reducing or impairing the rights of any Financing Party under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;
(xii)
any compromise, rescission, cancellation, adjustment or modification by the Servicer (except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrative Agent) of a Receivable or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;
(xiii)
any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the servicing, administering or collecting of any Receivable, insofar as such investigation, litigation or proceeding relates to the Servicer or relates to or arises from the servicing, administering or collecting of any Receivable by the Servicer (or the failure to do so to the extent required by this Agreement or the other Transaction Documents); or
(xiv)
any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer in servicing, administering or collecting any Receivable (or the failure to do so to the extent required by this Agreement or the other Transaction Documents);

provided that nothing in this Section 10.02(b) shall be deemed to provide indemnity to the Indemnified Parties for (i) credit losses due to Defaulted Receivables or (ii) matters covered pursuant to Section 2.08, 2.09 or 2.10.

SECTION 10.03.
Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day.
SECTION 10.04.
Records. All amounts calculated or due hereunder shall be determined from the records of the Administrative Agent or any Facility Agent, which determinations shall be conclusive absent manifest error.
SECTION 10.05.
Amendments and Waivers. The Majority Facility Agents, the Administrative Agent, the Servicer and the Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Majority Facility Agents and the Administrative Agent, in their sole discretion, may from time to time grant waivers of the

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provisions of this Agreement or consents to a departure from the due performance of the obligations of the Borrower and/or the Servicer under this Agreement. Any such amendment, waiver or consent must be in writing. Any waiver of any provision hereof, and any consent to a departure by the Borrower and/or the Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, without the written consent of each Lender that would be affected thereby, no amendment, waiver or consent shall be effective if the effect thereof would extend the scheduled final maturity of any Advance, waive, reduce or postpone any scheduled repayment; reduce the rate of interest on any Advance or any fee payable hereunder; extend the time for payment of any such interest or fees; reduce the principal amount of any Advance; amend the definition of “Majority Facility Agents”; increase the Commitment or Maximum Conduit Lender Advance Amount of a Lender; extend the scheduled Facility Termination Date; release all or any material portion of the Collateral (except as expressly provided herein) from the Lien created under this Agreement; change the pro rata sharing of payments for the account of the Lenders required hereby; change the Priority of Payments; or amend the definition of "Net Receivables Balance", "Required Reserve Percentage"; "Dilution Reserve Percentage", "Loss Reserve Percentage", "Yield and Fee Reserve Percentage", "Floor Reserve Percentage" or "Eligible Receivable" or any defined term used directly or indirectly in such defined terms.
SECTION 10.06.
Term of Agreement. This Agreement shall terminate on the Final Date; provided, however, that (i) the indemnification and payment provisions set forth in Sections 2.08, 2.09, 2.10, 9.05, 10.01 and 10.02 and (ii) the agreements set forth in Section 10.11 and Sections 10.17 through 10.23 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.07.
No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Lender, any Facility Agent or the Administrative Agent in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders and the Administrative Agent under the Transaction Documents are cumulative and not exclusive of any rights or remedies which any Lender and the Administrative Agent would otherwise have.
SECTION 10.08.
No Discharge. The obligations of each of the Servicer and the Borrower under the Transaction Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Documents or applicable Law, including any failure to set-off or release in whole or in part by any Lender of any balance of any deposit account or credit on its books in favor of the Servicer or the Borrower, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of the Servicer or the Borrower as a matter of Law.

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SECTION 10.09.
Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by facsimile or electronic communication, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.
SECTION 10.10.
Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
SECTION 10.11.
Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 10.12.
Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.
SECTION 10.13.
Survival. All representations and warranties of the Servicer and the Borrower contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Lender, any Facility Agent or the Administrative Agent, the purchase, repurchase or payment of any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 10.05). The covenants and agreements contained in or given pursuant to this Agreement shall continue in full force and effect until the termination of this Agreement as provided in Section 10.06 and thereafter, to the extent provided in such Section.
SECTION 10.14.
Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior consent.
SECTION 10.15.
Set-Off. In case an Amortization Event shall occur and be continuing, each Lender and, to the fullest extent permitted by Law, the holder of any assignment of a Lender’s rights hereunder shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to any amount owing by the Borrower hereunder which has become due and payable, any debt owing to, and any other funds held in any manner as provided for in this Agreement for the account of, the Borrower by a Lender or by any holder of any assignment, including all funds in all deposit accounts maintained pursuant to this Agreement (whether time or demand, general or special, provisionally credited or finally credited, or otherwise), now or hereafter maintained by the Borrower with a Lender or a Facility Agent. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Borrower is or are matured other than by operation of this Section 10.15 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any holder. Each Facility Agent agrees that if its Lender Group shall, by reason of any of its related Lenders exercising any right of set-off or counterclaim or otherwise, receive payment of a portion of the Outstanding Borrowings which exceeds such Lender Group’s Percentage of the Outstanding Borrowings, such Facility Agent shall, on behalf of its Lender Group, purchase participations (and each Committed Lender in such Facility Agent’s Lender Group shall immediately reimburse the Facility Agent based on its Liquidity Percentage) in the portion of the Outstanding Borrowings funded by each other Lender Group, and such other adjustments shall be made, as may be required so that all reductions in the Outstanding Borrowings shall be shared by the Lender Groups ratably in accordance with their respective aggregate Commitments. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Lender’s or any holder’s rights of set-off or other rights under applicable Law.
SECTION 10.16.
Successors and Assigns.
(a)
This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that, except as set forth in Section 7.02, neither the Servicer nor the Borrower may assign any of its rights or delegate any of its duties hereunder without the prior written consent of each Facility Agent. Each of the Lenders and its assignees may assign, in whole or in part, its interest in the Advances and obligations hereunder (i) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to (A) any other Lender, (B) any Affiliate of a Lender or Agent, or (C) any special purpose vehicle established primarily for the purpose of issuing Commercial Paper (or financing itself through the issuance of Commercial Paper through a Funding Source) to finance the purchase of eligible assets if

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either (x) such vehicle is administered by any Facility Agent or any Affiliate of any Facility Agent or (y) such Commercial Paper is rated than A-1 higher by S&P or P-1 by Moody’s, or (ii) with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and which consent shall not be required if an Amortization Event shall have occurred and be continuing, and the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, to any other Person. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, the Conduit Lender, its Committed Lender and its Facility Agent) will be required to execute and deliver to the Borrower and the Administrative Agent an Assignment and Assumption Agreement. Following any assignment in accordance with the foregoing criteria, the Liquidity Percentage and Commitments of each Lender Group hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment. Notwithstanding the foregoing, the applicable Support Facility shall govern the ability of (i) a Conduit Lender to assign, participate, or otherwise transfer any portion of the Advances owned by it to its Support Provider and (ii) a Support Provider to assign, participate, or otherwise transfer any portion of the Advances owned by such Support Provider. Each of the Servicer and the Borrower hereby agrees and consents to the complete assignment by the applicable Lenders of all of their respective rights under, interest in, title to and obligations under the Transaction Documents to the respective administrative or collateral agent under the applicable Conduit Lender’s Commercial Paper program. In addition, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of the principal balance of the Advances and Interest thereon) hereunder to secure obligations of such Lender to a Federal Reserve Bank or other central bank, without notice to or consent of the Borrower, the Administrative Agent or any other party to this Agreement; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.
(b)
At any time and from time to time, each Lender may, in accordance with applicable law, at any time grant participations in all or a portion of its Commitment and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (i) any such participation will not alter or affect such Lender’s direct obligations hereunder and (ii) none of the Borrower, any Seller, any Originator, the Servicer, the Administrative Agent, any Facility Agent or the Administrative Agent shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment; provided, a Participant shall not be entitled to receive any greater payment under Section 2.08, 2.09 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. Any Lender granting a participation shall keep a register, acting as agent of the Borrower solely for this purpose, specifying such Participant’s entitlement to payments of principal, interest and other amounts with respect to such participation. The entries in such register shall be conclusive absent manifest error, and the Borrower, the affected Lender, and any Participant may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Participant for all purposes of this Agreement. Such register shall be available for inspection by the Borrower

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and any Participant at any reasonable time and from time to time upon reasonable prior notice. At the time of any assignment pursuant to this Section 10.16 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 2.10(b)(ii) Certificate) described in Section 2.10(b).
SECTION 10.17.
Confidentiality. Each Lender, each Facility Agent, the Administrative Agent, the Servicer and the Borrower shall keep all non-public information obtained pursuant to (i) this Agreement and (ii) the transactions contemplated hereby or effected in connection herewith (“Confidential Information”) confidential and will not disclose such information to any third party. However, each party may disclose Confidential Information (a) reasonably required by a bona fide transferee or prospective transferee, including any Support Provider or any successor Lender, in connection with the participation in this Agreement by such Support Provider, or such successor Lender, provided, that any Support Provider or any successor Lender to whom such disclosure is made shall have agreed to abide by the confidentiality provisions of this Section 10.17, (b) to its affiliates, officers, directors, employees, attorneys, accountants, agents and professional advisers engaged in the transactions contemplated by this Agreement and the other Transaction Documents who are bound by a duty of confidentiality (including by means of applicable policies of the relevant party), (c) to any other person with the prior written consent of the party from whom such Confidential Information was obtained, (d) to Rating Agencies to the extent necessary to obtain confirmation of the ratings of any Conduit Lender’s Commercial Paper, (e) to credit or liquidity enhancement providers or other Persons extending credit or liquidity facilities to any Conduit Lender in connection with such Lender’s program of issuing Commercial Paper, (f) to the extent necessary in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Documents or the enforcement of rights hereunder or thereunder, (g) as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (h) to parties to whom disclosure of Confidential Information is required by any other applicable Law, subpoena, court order or other legal process or requested by any governmental agency or other regulatory authority (including any self-regulatory organization asserting jurisdiction over the applicable party or its affiliates); provided that (in the case of any disclosure under foregoing clause (g) or (h)) the disclosing party will, to the extent permitted by applicable Law, give reasonable notice of such disclosure requirement to the party from whom such Confidential Information was obtained prior to disclosure of the Confidential Information, and will disclose only that portion of the Confidential Information that is necessary to comply with such requirement in a manner reasonably designed to maintain the confidentiality thereof; and provided further that no such notice shall be required for any disclosure by any Lender, any Facility Agent or the Administrative Agent to regulatory authorities with appropriate jurisdiction in connection with an examination of such Lender, such Facility Agent or the Administrative Agent in the normal course. Each such party agrees that any Confidential Information shall be used only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose. Confidential Information shall not include information that:

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(i)
was known to the recipient party previous to its receipt of the relevant Confidential Information;
(ii)
is, or becomes, readily available to the public other than through a breach by a recipient party or any Person to whom Confidential Information has been disclosed by a recipient party of the obligations set forth herein or a duty of confidentiality owed by such Person;
(iii)
has been, or is later, disclosed to the recipient party by a third party not known to the recipient party to be bound by any confidentiality agreement; or
(iv)
was independently developed by the recipient party, either before or after the Closing Date, without using any of the Confidential Information.

The Borrower and the Servicer each acknowledges and agrees that Rabobank may share information on matters relating to the Borrower or the Servicer or the transactions contemplated by this Agreement and the other Transaction Documents with its affiliates and subsidiaries, and that such affiliates and subsidiaries may likewise share information relating to the Borrower or the Servicer or such transactions with Rabobank. The Borrower and the Servicer each hereby authorizes Rabobank and its affiliates to disclose the existence and principal terms of this Agreement and the other Transaction Documents (including the names and respective roles of the Borrower, the Servicer and Rabobank in connection therewith) for the purpose of conducting and marketing their businesses.

Notwithstanding the foregoing, each of the Lenders, the Facility Agents, the Administrative Agent, the Servicer and the Borrower (and each employee, representative or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions described herein and in the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of such transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of such transactions. Each party shall take reasonable steps to ensure that any such disclosure by it will not result in a violation of applicable securities laws.

SECTION 10.18.
Payments Set Aside. To the extent that the Borrower or any Obligor makes a payment to a Lender or a Lender exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Borrower, such Obligor, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 10.18 shall survive the termination of this Agreement.

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SECTION 10.19.
No Petition.
(a)
Each party hereto agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Borrower to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against the Borrower under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Borrower, or any substantial part of its property or (c) ordering the winding up or liquidation of the affairs of the Borrower.
(b)
Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Lender, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against such Conduit Lender under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Lender, or any substantial part of its property or (c) ordering the winding up or liquidation of the affairs of such Conduit Lender.
(c)
The provisions of this Section 10.19 shall survive the termination of this Agreement.
SECTION 10.20.
Limited Recourse. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, secured by and payable solely from the proceeds of the Collateral in accordance with the Priority of Payments, and following realization of the Collateral and the application of the proceeds thereof in accordance with such Priority of Payments, any claims hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing by the Borrower under this Agreement or for the payment by the Borrower of any fee in respect hereof or any other obligation or claim of or against the Borrower arising out of or based upon this Agreement against any employee, officer, director, member or affiliate of the Borrower. The provisions of this Section 10.20 shall survive termination of this Agreement.
SECTION 10.21.
Waiver of Jury Trial. EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

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SECTION 10.22.
Rabobank Conflict Waiver. Rabobank acts as Administrative Agent, and Coöperatieve Rabobank U.A. acts as the Facility Agent and Committed Lender for Nieuw Amsterdam, as a Support Provider and the administrator for Nieuw Amsterdam and may provide other services or facilities to Nieuw Amsterdam from time to time (the “Rabobank Roles”). Without limiting the generality of Section 9.04, each of the parties hereto hereby acknowledges and consents to any and all Rabobank Roles, waives any objections it may have to any actual or potential conflicts of interest caused by Rabobank’s or Coöperatieve Rabobank U.A.’s acting as or maintaining any of the Rabobank Roles, and agrees that in connection with any Rabobank Role, Rabobank and/or Coöperatieve Rabobank U.A. may take, or refrain from taking, any action which it in its discretion deems appropriate.
SECTION 10.23.
No Recourse. The obligations of each Conduit Lender under this Agreement shall be payable solely out of the funds of such Conduit Lender available for such purpose and shall be solely the corporate obligations of such Conduit Lender. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Affected Party, any Facility Agent or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. The provisions of this Section 10.23 shall survive termination of this Agreement.
SECTION 10.24.
Patriot Act. Each Lender, Facility Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, organizational documentation, director and shareholder information and other information that will allow such Lender, Facility Agent or the Administrative Agent, as applicable, to identify the Borrower in accordance with such statute. This notice is given in accordance with the requirements of such Act.
SECTION 10.25.
Excluded Originators. The Borrower may designate any Originator as an Excluded Originator in connection with the sale or other disposition of such Originator by Flowers or its Subsidiaries by written notice to each Agent and Lender, specifying the effective date of such designation (the “Exclusion Effective Date” for such Excluded Originator) if (i) no Amortization Event or Potential Amortization Event has occurred and is continuing or would occur as a result of such designation and (ii) (A) the Servicer shall have prepared and forwarded to the Administrative Agent a pro forma Periodic Report for the immediately preceding Reporting Date, which pro forma Periodic Report shall be prepared on the basis of the exclusion from the Collateral of the Receivables relating to such Originator, (B) such pro forma Periodic Report does not report any Amortization Event or Potential Amortization Event on a pro forma basis (giving effect to any repayment of Advances to occur concurrently with such designation), and (C) either (x) the Administrative Agent and the Majority Lenders shall have provided its prior written consent to such designation, which consents shall not be unreasonably withheld, delayed or conditioned, or (y) the aggregate Outstanding Balances of Receivables originated by such Originator reflected in the most recently delivered Periodic Report, when added to the aggregate Outstanding Balances of Receivables that were excluded from the Collateral by the designation of any other Excluded Obligors pursuant to this Section 10.25 on or after the first

~~{B1600932; 4}~~ -83-

day of the 13th most recently completed Fiscal Period (measured as at the time of their respective exclusion from the Collateral), is less than 10% of the average monthly aggregate Outstanding Balances of Receivables as at the end of the 13 most recently completed Fiscal Periods. Any pro forma Periodic Report provided pursuant to this Section shall be subject to the representations, warranties and indemnifications contained in herein and the other Transaction Documents on the same basis as a Periodic Report. The representations, covenants and provisions of this Agreement applicable to an Originator shall no longer be applicable to an Excluded Originator after the Exclusion Effective Date for such Excluded Originator. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with the designation of an Originator as an Excluded Originator.
SECTION 10.26.
Erroneous Payments
(h)
.
(a)
If the Administrative Agent (i) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under clause (b) below) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.26 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(i)
Without limiting Section 10.26(a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns) hereby further agrees (on its own behalf and on behalf of any Person who has received

~~{B1600932; 4}~~ -84-

funds for its account) that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.26(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.26(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.26(a) or on whether or not an Erroneous Payment has been made.

(j)
Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 10.26(a).
(k)
(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 10.26(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such effect to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency

~~{B1600932; 4}~~ -85-

Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (E) the Administrative Agent will reflect in the register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. (ii) Subject to Section 10.16 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise), the Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (A) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Administrative Agent) and (B) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(l)
The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that Borrower’s Obligations and the

~~{B1600932; 4}~~ -86-

Subsidiary Guarantors’ Guaranteed Obligations, as applicable, under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations or Guaranteed Obligations, as applicable, in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that this Section 10.26 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Borrower for the purpose of making such Erroneous Payment.
(m)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.
(n)
Each party’s obligations, agreements and waivers under this Section 10.26 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all payment Obligations (or any portion thereof) under any Transaction Document.
SECTION 1.02.
~~SECTION 10.26.~~ Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)
the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

i.
~~(i)~~ a reduction in full or in part or cancellation of any such liability;

~~{B1600932; 4}~~ -87-

ii.
~~(ii)~~ a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

iii.
~~(iii)~~ the variation of the terms of such liability in connection with the exercise of the ~~write-down and conversion powers of any EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages to Follow]

~~{B1600932; 4}~~ -88-

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent~~, Committed Lender and Nieuw Amsterdam Facility Agent~~

By:
Name:
Title:

By:
Name:
Title:

Address for Notices: ~~Rabobank Nederland, New York Branch~~245 Park Avenue, 37th floor

~~245 Park Avenue, 37th floor~~

New York, New York 10167

Attention: NYSG

Facsimile No.: (914) ~~304-9324~~287-2254

Confirmation No.: (212) ~~808-6816~~916-3713

Email: ~~naconduit@rabobank.com~~tmteam@rabobank.com

COÖPERATIEVE RABOBANK U.A., as Committed Lender and Nieuw Amsterdam Facility Agent

By:
Name:
 Title:

By:
Name:
 Title:

~~{B1600932; 4}~~ [Signature Page to Receivables Loan, Security and Servicing Agreement]

NAI-1533351021v2

~~{B1600932; 4}~~ [Signature Page to Receivables Loan, Security and Servicing Agreement]

NAI-1533351021v2

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

By:
Name:
Title:

Address for Notices: ~~Global Securitization Services, LLC~~Nieuw Amsterdam Receivables Corporation B.V.

Basisweg 10
1043 AP
Amsterdam, The Netherlands

Attention: The Directors

~~68 South Service Road, Suite 120~~

~~Melville, New York 11747~~

~~Tel: (631) 930-7266~~

~~Fax: (212) 302-8767~~

Email:  ~~nieuwam@gssnyc.com~~nl-narc@intertrustgroup.com

Facsimile No.: +31 (0)20 521 4888

Confirmation No.: +31 (0)20 521 4777

~~with~~With a copy to:

Rabobank ~~Nederland~~, New York Branch

~~Branch, as Administrator~~

245 Park Avenue, 37th floor

New York, New York 10167

Attention: ~~NYSG~~Transaction Management Team

Facsimile No.: (914) ~~304-9324~~287-2254

Confirmation No.: (212) ~~808-6816~~808-6806

Email:  ~~naconduit@rabobank.com~~tmteam@rabobank.com

~~{B1600932; 4}~~ [Signature Page to Receivables Loan, Security and Servicing Agreement]

NAI-1533351021v2

FLOWERS FOODS, INC.,
as Servicer

By:
Name:
Title:

Address for Notices: Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, ~~Georgia~~GA 31757

Attention: Mr. R. Steve ~~Avera~~Kinsey

Telecopy: 229-225-3808

Telephone: 229-227-2284

~~Tel: (229) 227-2353~~

~~Fax: (229) 205-3808~~

~~Email~~E-mail: steve.~~r.avera~~kinsey@flocorp.com

With a copy to:

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, GA 31757

Attention: James Thomas Rieck

Telecopy: 229-225-5439

Telephone: 229-227-2253

E-mail: jt.rieck@flocorp.com

~~{B1600932; 4}~~ [Signature Page to Receivables Loan, Security and Servicing Agreement]

NAI-1533351021v2

FLOWERS FINANCE II, LLC,
as Borrower

By:
Name:
Title:

Address for Notices: Flowers Finance II, LLC

c/o Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, ~~Georgia~~GA 31757

Attention: Mr. R. Steve ~~Avera~~Kinsey

Telecopy: 229-225-3808

Telephone: 229-227-2284

~~Tel: (229) 227-2353~~

~~Fax: (229) 205-3808~~

~~Email~~E-mail: steve.~~r.avera~~kinsey@flocorp.com

With a copy to:

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, GA 31757

Attention: James Thomas Rieck

Telecopy: 229-225-5439

Telephone: 229-227-2253

E-mail: jt.rieck@flocorp.com

~~{B1600932; 4}~~ [Signature Page to Receivables Loan, Security and Servicing Agreement]

NAI-1533351021v2

EXHIBIT A
to
Receivables Loan, Security
and Servicing Agreement

FORM OF NOTE

$______________ [date]

FOR VALUE RECEIVED, the undersigned, FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of _________________________, on the Legal Final Maturity Date or when earlier required to be repaid as provided in the Receivables Loan Agreement (as defined below), the principal sum of ________________________________ ($___________) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) and/or in the records of holder which are owed to the holder hereof pursuant to that certain Receivables Loan, Security and Servicing Agreement, dated as of July 17, 2013 (as amended, modified, supplemented or restated from time to time, the “Receivables Loan Agreement”), among the Borrower, Flowers Foods, Inc., as Servicer, the Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B~~Rabobank U.A., ~~“Rabobank Nederland”,~~ as Administrative Agent. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Receivables Loan Agreement.

The Borrower also promises to pay Interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Receivables Loan Agreement.

Payments of both principal and Interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the related Facility Agent pursuant to the Receivables Loan Agreement.

This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Receivables Loan Agreement, and the holder hereof is entitled to the benefits of the Receivables Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances represented by this Note and the indebtedness evidenced by this Note only as provided in the Receivables Loan Agreement.

~~{B1600932; 4}~~ A-1

NAI-1533351021v2

Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, the obligations of the Borrower under this Note are limited recourse obligations of the Borrower, secured by and payable solely from the proceeds of the Collateral in accordance with the Priority of Payments, and following realization of the Collateral and the application of the proceeds thereof in accordance with such Priority of Payments, any claims hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing by the Borrower under this Note or for the payment by the Borrower of any other obligation or claim of or against the Borrower arising out of or based upon this Note against any employee, officer, director, member or other affiliate of the Borrower. The terms of this paragraph shall survive repayment in full and termination of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above

FLOWERS FINANCE II, LLC

By:______________________________
Name:
Title:

~~{B1600932; 4}~~ A-2

NAI-1533351021v2

EXHIBIT B
to
Receivables Loan, Security
and Servicing Agreement

FORM OF BORROWING NOTICE

Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A.,~~
~~“Rabobank Nederland”,~~Rabobank U.A., New York Branch,
as Administrative Agent ~~and~~
~~as Nieuw Amsterdam Facility Agent~~
245 Park Avenue, 37th floor
New York, New York 10167
Attention: NYSG
Tel: (212) ~~808-6816~~916-3713
Fax: (914) ~~304-9324~~287-2254
Email:  ~~naconduit~~tmteam@rabobank.com

Coöperatieve Rabobank U.A.,
as Nieuw Amsterdam Facility Agent

Croeselaan 18

3521 CB UTRECHT

The Netherlands

[Names and addresses of other Facility Agents]

Ladies and Gentlemen:

Reference is made to the Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013 among Flowers Finance II, LLC, as Borrower (the “Borrower”), Flowers Foods, Inc., as Servicer, Nieuw Amsterdam Receivables Corporation B.V., as Conduit Lender (the “Lender”), Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B~~Rabobank U.A.~~, “Rabobank Nederland”~~, New York Branch, as a Committed Lender and a Facility Agent, and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”,~~Rabobank U.A., New York Branch, as administrative agent (the “Agent”), and the other Conduit Lenders, Committed Lenders and Facility Agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”). Capitalized terms defined in the Receivables Loan Agreement are used herein with the same meanings.

(a)
Each of Borrower and the Servicer hereby certifies, represents and warrants to the Lenders and the Administrative Agent that on and as of the Business Day set forth below:
(i)
all applicable conditions precedent set forth in Article III of the Receivables Loan Agreement have been satisfied;
(ii)
each of the representations and warranties of the Borrower and the Servicer contained in Article IV of the Receivables Loan Agreement will be true and correct, in all material respects,

~~{B1600932; 4}~~ B-1

as if made on and as of such Business Day, except to the extent such representation or warranty expressly relates only to a prior date;
(iii)
no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or a Potential Amortization Event;
(iv)
after giving effect to the requested Advance, the Outstanding Borrowings will not exceed the Maximum Advance Amount; and
(v)
the Facility Termination Date shall not have occurred.
(b)
The requested Advances are to be disbursed by wire transfer of funds to the following account:

Bank:

[Wiring address]:

Account Name:

Account No.

[For further credit to account:]

Reference:

Telephone Notice to:

(c)
The Borrower hereby requests that the Lenders make the requested Advances on the following Business Day in the following amount:

Amount: ________________________

Business Day: ________________________

~~{B1600932; 4}~~ B-2

IN WITNESS WHEREOF, each of the Borrower and the Servicer has caused this Borrowing Notice to be executed and delivered as of this ____ day of ___________, 20__.

FLOWERS FINANCE II, LLC,
as Borrower

By:
Name:
Title:

FLOWERS FOODS, INC.,
as Servicer

By:
Name:
Title:

~~{B1600932; 4}~~ B-3

EXHIBIT C
to
Receivables Loan, Security
and Servicing Agreement

FORM OF PREPAYMENT NOTICE

Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A.,~~
~~“Rabobank Nederland”,~~Rabobank U.A., New York Branch,
as Administrative Agent ~~and~~
~~as Nieuw Amsterdam Facility Agent~~
245 Park Avenue, 37th floor
New York, New York 10167
Attention: NYSG
Tel: (212) ~~808-6816~~916-3713
Fax: (914) ~~304-9324~~287-2254
Email:  ~~naconduit~~tmteam@rabobank.com

Coöperatieve Rabobank U.A.,
as Nieuw Amsterdam Facility Agent

Croeselaan 18

3521 CB UTRECHT

The Netherlands

[Names and addresses of other Facility Agents]

Ladies and Gentlemen:

Reference is made to the Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013 among Flowers Finance II, LLC, as Borrower (the “Borrower”), Flowers Foods, Inc., as Servicer, Nieuw Amsterdam Receivables Corporation B.V., as Conduit Lender (the “Lender”), Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B~~Rabobank U.A.~~, “Rabobank Nederland”~~, New York Branch, as a Committed Lender and a Facility Agent, and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”,~~Rabobank U.A., New York Branch, as administrative agent (the “Agent”), and the other Conduit Lenders, Committed Lenders and Facility Agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”). Capitalized terms defined in the Receivables Loan Agreement are used herein with the same meanings.

(a)
The Borrower hereby provides notice pursuant to Section 2.02(b) of the Receivables Loan Agreement of its prepayment of Advances on the following Business Day in the amounts set forth in the following chart and certifies that the information set forth in the chart is correct:

Business Day: _______________________

~~{B1600932; 4}~~ C-1

Total
Advances outstanding
Advances being prepaid
Advances outstanding after giving effect to requested prepayment

(d)
The aggregate amount of the Advances being prepaid are in an amount equal to $[1,000,000] or an integral multiple of $[100,000] in excess of such amount.
(e)
On such date of prepayment, the Borrower shall prepay Advances in the amount set forth above, together with accrued Interest and fees to the prepayment date on the amount prepaid, any Breakage Costs related thereto and any other amounts required to be paid in connection with such prepayment as set forth in the Transaction Documents.

~~{B1600932; 4}~~ C-2

IN WITNESS WHEREOF, the Borrower has caused this notice of prepayment to be executed and delivered as of this ____ day of ___________, 20__.

FLOWERS FINANCE II, LLC,
as Borrower

By:
Name:
Title:

~~{B1600932; 4}~~ C-3

EXHIBIT D
to

Receivables Loan, Security
and Servicing Agreement

FORM OF PERIODIC REPORT

(Attached)

{B1600932; 4}D-1

~~NYI-4519790v6~~

NAI-1533351021v2

EXHIBIT E
to
Receivables Loan, Security
and Servicing Agreement

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Selling Lender set forth in Item 2 of Schedule I hereto (the “Selling Lender”), the Purchasing Lender set forth in Item 3 of Schedule I hereto (the “Purchasing Lender”), and the Facility Agent(s) set forth in Item 4 of Schedule I hereto (in such capacity, the “Facility Agent”) for the Lender Group(s) set forth in Item 5 of Schedule I hereto.

W I T N E S S E T H:

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with the Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013 (as modified, supplemented, amended or restated from time to time, the “Receivables Loan Agreement”; unless otherwise defined herein, terms defined in the Receivables Loan Agreement are used herein as therein defined), among Flowers Finance II, LLC, as Borrower, Flowers Foods, Inc., as Servicer, the Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”~~Rabobank U.A., New York Branch, as Administrative Agent;

WHEREAS, the Purchasing Lender wishes to acquire and assume from the Selling Lender certain of the rights, obligations and commitments, if any, under the Receivables Loan Agreement and, if it is not already a Lender party to the Receivables Loan Agreement, to become a Lender party to the Receivables Loan Agreement; and

WHEREAS, the Selling Lender wishes to sell and assign to the Purchasing Lender certain of its rights, obligations and commitments under the Receivables Loan Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of one or more counterparts of this Assignment and Assumption Agreement, executed by each of the Selling Lender, the Purchasing Lender and the related Facility Agent(s) and, if required pursuant to Section 10.16 of the Receivables Loan Agreement, consented to by the Borrower, to which is attached a fully completed Schedule I and Schedule II, and provided that the Administrative Agent shall have consented thereto as provided in such Section 10.16, the Administrative Agent will promptly execute and transmit to the Borrower and the Servicer and to the Selling Lender, the Purchasing Lender and their respective Facility Agent(s) a notice, substantially in the form of Schedule III to this Assignment and Assumption Agreement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Assignment and Assumption Agreement shall become effective (the “Transfer Effective Date”). From and after the Transfer Effective Date (i) the Purchasing Lender, if it is not already a Lender party to the Receivables Loan Agreement, shall be a Lender party to the Receivables Loan Agreement for all purposes thereof as a Conduit Lender or a Committed Lender, as specified on

~~{B1600932; 4}~~ E-1

Schedule II to this Assignment and Assumption Agreement and shall be a member of the Lender Group specified on such Schedule II and (ii) if the Purchasing Lender is not already a member of its Lender Group, the Facility Agent shall be become a party to the Receivables Loan Agreement for all purposes thereof as a Facility Agent for the Lender Group specified on Schedule II to this Assignment and Assumption Agreement.

(b) At or before 12:00 Noon, local time of the Selling Lender (or when otherwise agreed between the Selling Lender and the Purchasing Lender) on the Transfer Effective Date, the Purchasing Lender shall pay to the Selling Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Selling Lender and the Purchasing Lender (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Lender (the Purchasing Lender’s “Transferred Percentage”) of the outstanding principal balance of the Advances owed to the Selling Lender and, unless otherwise agreed between the Purchasing Lender and the Selling Lender, accrued and unpaid Interest thereon and accrued and unpaid Unused Fees owed to the Selling Lender. Unless otherwise agreed between the Purchasing Lender and the Selling Lender, the Purchasing Lender is not hereby purchasing and shall not be entitled to receive any other amounts due and payable the Selling Lender under or in respect of the Receivables Loan Agreement, the Selling Lender’s Note, if any, or the other Transaction Documents (including without limitation any amounts payable to the Selling Lender pursuant to Section 2.08, 2.09, 2.10, 10.01 or 10.02 of the Receivables Loan Agreement or Section 7.02 of the Receivables Sale Agreement).

Effective upon receipt by the Selling Lender of the Purchase Price from the Purchasing Lender, the Selling Lender hereby irrevocably sells, assigns and transfers to the Purchasing Lender, without recourse, representation or warranty, and the Purchasing Lender hereby irrevocably purchases, takes and assumes from the Selling Lender, (i) (A) the Transferred Percentage of the presently outstanding principal balance of Advances owed to the Selling Lender, (B) unless otherwise agreed between the Purchasing Lender and the Selling Lender, the Transferred Percentage of the accrued and unpaid Interest thereon and accrued and unpaid Unused Fees owed to the Selling Lender and (C) if and to extent agreed between the Purchasing Lender and the Selling Lender, any other amounts due and payable the Selling Lender under or in respect of the Receivables Loan Agreement, the Selling Lender’s Note, if any, or the other Transaction Documents, in each case together with all instruments, documents and collateral security pertaining thereto and (ii) the Transferred Percentage of (A) if the Selling Lender is a Conduit Lender, the Funding Percentage and the Maximum Conduit Lender Advance Amount of the Selling Lender and the other rights and duties of the Selling Lender under the Receivables Loan Agreement, the Selling Lender’s Note, if any, and the other Transaction Documents, or (B) if the Selling Lender is a Committed Lender, the Funding Percentage, the Liquidity Percentage, if any, and the Commitment of the Selling Lender and other rights, duties and obligations of the Selling Lender under the Receivables Loan Agreement, the Selling Lender’s Note, if any, and the other Transaction Documents.

This Assignment and Assumption Agreement is intended by the parties hereto to effect a purchase by the Purchasing Lender and sale by the Selling Lender of interests in the Receivables Loan Agreement, the Selling Lender’s Note, if any, and the other Transaction Documents and amounts payable thereunder, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Lender to the Selling Lender.

~~{B1600932; 4}~~ E-2

(c) The Selling Lender has made arrangements with the Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Selling Lender to the Purchasing Lender of any fees or other amount heretofore received by the Selling Lender pursuant to the Receivables Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Lender to the Selling Lender of fees or interest received by the Purchasing Lender pursuant to the Receivables Loan Agreement or otherwise in respect of the Selling Lender’s Note, if any, from and after the Transfer Effective Date.

(d) (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Selling Lender in respect of the unpaid principal amount the Advances made by the Selling Lender shall, instead, be payable to or for the account of the Selling Lender and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement.

(ii) All Interest, Unused Fees and other amounts that would otherwise accrue for the account of the Selling Lender from and after the Transfer Effective Date pursuant to the Receivables Loan Agreement, the Selling Lender’s Note, if any, or the other Transaction Documents shall, instead, accrue for the account of, and be payable to or for the account of, the Selling Lender and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement. In the event that any amount of Interest, Unused Fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Lender, the Selling Lender and the Purchasing Lender will make appropriate arrangements for payment by the Selling Lender to the Purchasing Lender of such amount upon receipt thereof from the Facility Agent.

(e) Each of the parties to this Assignment and Assumption Agreement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement and (ii) each of the Administrative Agent and the Facility Agent(s) shall apply each payment made to it under the Receivables Loan Agreement, in its capacity as Administrative Agent or Facility Agent, as applicable, in accordance with the provisions of the Receivables Loan Agreement, as appropriate.

(f) By executing and delivering this Assignment and Assumption Agreement, the Selling Lender and the Purchasing Lender confirm to and agree with each other and with the Facility Agents, the Administrative Agent and the other Lenders as follows: (i) other than the representation and warranty that the Selling Lender is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Selling Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Receivables Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Loan Agreement or any other instrument or document furnished pursuant thereto; (ii) the Selling Lender makes no representation or warranty and assumes no responsibility with respect to the business, operations, property, financial and other condition and creditworthiness of any Company Party (including without limitation with respect

~~{B1600932; 4}~~ E-3

to the Collateral) or with respect to the performance or observance by any Company Party of any of their respective obligations under the Receivables Loan Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) the Purchasing Lender confirms that it has received a copy of the Receivables Loan Agreement, the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Purchasing Lender has, independently and without reliance upon the Administrative Agent, the Selling Lender or any other Lender or any Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Company Party and made its own decision to enter into this Assignment and Assumption Agreement; (v) the Purchasing Lender will, independently and without reliance upon the Administrative Agent, the Selling Lender or any other Lender or any Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Receivables Loan Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Company Party; (vi) the Purchasing Lender appoints and authorizes the Facility Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Loan Agreement and the other Transaction Documents as are delegated to the Facility Agent or the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Purchasing Lender agrees (for the benefit of the Selling Lender, the Administrative Agent, the Facility Agents, the other Lenders and the Borrower) that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Loan Agreement are required to be performed by it as a Lender.

(g) Upon and after the Transfer Effective Date (until further modified in accordance with the Receivables Loan Agreement), the Funding Percentage and, if applicable, the Liquidity Percentage and the Maximum Conduit Lender Advance Amount or Commitment, as applicable, of the Selling Lender and the Purchasing Lender shall be as set forth in Schedule II to this Assignment and Assumption Agreement. Such Schedule II also sets forth administrative information with respect to the Purchasing Lender.

(h) THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

~~{B1600932; 4}~~ E-4

SCHEDULE I TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

Re: Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, among Flowers Finance II, LLC, as Borrower, Flowers Foods, Inc., as Servicer, the Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”~~Rabobank U.A., New York Branch , as Administrative Agent

Item 1: Date of Assignment and Assumption Agreement:

Item 2: Selling Lender:

Item 3: Purchasing Lender:

Item 4: Name of Facility Agent for Selling Lender:

Name of Facility Agent for Purchasing Lender (if different):

Item 5: Name of Lender Group of Selling Lender:

Name of Lender Group of Purchasing Lender (if different):

Item 6: Signatures of Parties to Agreement:

as Selling Lender

By:

Name:

Title:

as Purchasing Lender

By:

Name:

Title:

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CONSENTED TO AND ACCEPTED BY:

[NAME OF FACILITY AGENT], as Facility Agent for Selling Lender

By:

Name:

Title:

[NAME OF FACILITY AGENT], as Facility Agent for Purchasing Lender

By:

Name:

Title:

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

FLOWERS FINANCE II, LLC

By:

Name:

Title:]

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SCHEDULE II TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

LIST OF ADDRESSES

FOR NOTICES, ASSIGNED ADVANCES,

COMMITMENTS AND FUNDING PERCENTAGES

[Selling Lender]

A. Type of Purchaser: Conduit Lender: Yes/No

Committed Lender: Yes/No

B. Transferred Percentage: _____%

C. Funding Percentage:

Selling Lender Funding Percentage

Prior to Sale: _____%

Funding Percentage Sold: _____%

Funding Percentage Retained: _____%

D. Liquidity Percentage (if applicable):

Selling Lender Liquidity Percentage

Prior to Sale: _____%

Liquidity Percentage Sold: _____%

Liquidity Percentage Retained: _____%

E. Commitment (if applicable)

Selling Lender Commitment

Prior to Sale: $________

Commitment Sold: $________

Commitment Retained: $________

Related Conduit Lender (if applicable): ____________

F. Maximum Conduit Lender Advance Amount (applicable to Conduit Lender):

Selling Lender Maximum Conduit Lender Advance Amount

Prior to Sale: $________

Maximum Conduit Lender Advance Amount Sold: $________

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Maximum Conduit Lender Advance Amount Retained: $________

Related Committed Purchaser(s), Commitment(s) and Liquidity Percentage(s) Prior to Sale:

_________________________ $____________ _____%

_________________________ $____________ _____%

_________________________ $____________ _____%

G. Advances:

Selling Lender Advances Prior to Sale: $________

Advances Sold: $________

Advances Retained: $________

[Purchasing Lender]

A. Type of Purchaser: Conduit Lender: Yes/No

Committed Purchaser: Yes/No

C. Funding Percentage:

Purchasing Lender Funding Percentage

Prior to Sale: _____%

Funding Percentage Purchased: _____%

Funding Percentage After Sale: _____%

D. Liquidity Percentage (if applicable):

Purchasing Lender Liquidity Percentage

Prior to Sale: _____%

Liquidity Percentage Purchased: _____%

Liquidity Percentage After Sale: _____%

E. Commitment (if applicable)

Purchasing Lender Commitment

Prior to Sale: $________

Commitment Purchased: $________

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Commitment After Sale: $________

Related Conduit Lender (if applicable): ____________

F. Maximum Conduit Lender Advance Amount (applicable to Conduit Lender):

Purchasing Lender Maximum Conduit Lender Advance Amount

Prior to Sale: $________

Maximum Conduit Lender Advance Amount Purchased: $________

Maximum Conduit Lender Advance Amount After Sale: $________

Related Committed Purchaser(s), Commitment(s) and Liquidity Percentage(s) After Sale:

_________________________ $____________ _____%

_________________________ $____________ _____%

_________________________ $____________ _____%

G. Advances:

Purchasing Lender Advances Prior to Sale: $________

Advances Purchased: $________

Advances After Sale: $________

H. Address for Notices:

I. Address for Funds Transfer:

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SCHEDULE III TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

Form of

Transfer Effective Notice

To: [Name and address of Borrower,

Servicer, Facility

Agent(s), Selling Lender and

Purchasing Lender]

The undersigned, as Administrative Agent under the Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013 among Flowers Finance II, LLC, as Borrower, Flowers Foods, Inc., as Servicer, the Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”~~Rabobank U.A., New York Branch, as Administrative Agent, and acknowledges receipt of executed counterparts of a completed Assignment and Assumption Agreement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Assignment and Assumption Agreement are used herein as therein defined.

Pursuant to such Assignment and Assumption Agreement, you are advised that the Transfer Effective Date will be _____________, ____.

Very truly yours,

COÖPERATIEVE ~~CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”,~~RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

~~{B1600932; 4}~~ E-10

EXHIBIT F
to
Receivables Loan, Security
and Servicing Agreement

FORM OF SECTION 2.10(b)(ii) CERTIFICATE

Reference is made to the Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013 among Flowers Finance II, LLC, as Borrower (the “Borrower”), Flowers Foods, Inc., as Servicer, Nieuw Amsterdam Receivables Corporation B.V., as Conduit Lender (the “Lender”), Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch,~~Rabobank U.A., as a Committed Lender and a Facility Agent, and Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B~~Rabobank U.A.~~, “Rabobank Nederland”~~, New York Branch, as administrative agent (the “Agent”), and the other Conduit Lenders, Committed Lenders and Facility Agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”). Pursuant to the provisions of Section 2.10(b)(ii) of the Receivables Loan Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

The undersigned certifies that it will promptly notify the Borrower and the Administrative Agent if the warranty and representation made herein is no longer true and correct.

[NAME OF LENDER]

By:

Name:
Title:

Date: , 201_

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EXHIBIT G
to
Receivables Loan, Security
and Servicing Agreement

LIST OF CLOSING DOCUMENTS

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NAI-1533351021v2

SCHEDULE I
to
Receivables Loan, Security
and Servicing Agreement

List of Special Obligors and Special Obligor Concentration Limits

Special Obligor	Special Concentration Limit
Wal-Mart Stores, Inc.	20.0%
Publix Supermarkets Inc.	7.5%

{B1600932; 4} VI-1

NAI-1533351021v2

SCHEDULE II
to
Receivables Loan, Security
and Servicing Agreement

Lockboxes; Collection Accounts; Concentration Account

	DEPOSITOR	NAME OF DEPOSITORY INSTITUTION	DEPOSITORY ADDRESS	CONTACT PERSON	ACCOUNT NUMBER(S)	ACCOUNT TYPE
1.	Flowers Finance II, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	4128270212	Concentration Account
2.	Flowers Bakeries, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900119460	Collection Account
3.	Flowers Baking Co. of Miami, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900400768	Collection Account with associated Lockbox
4.	Flowers Baking Co. of Lynchburg, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900135981	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-1

5.	Flowers Baking Co. of Bradenton, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900400784	Collection Account with associated Lockbox
6.	Franklin Baking Company, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900119431	Collection Account with associated Lockbox
7.	Flowers Baking Co. of Morristown, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900400807	Collection Account with associated Lockbox
8.	Flowers Baking Co. of Jacksonville, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900400771	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-2

9.	Flowers Baking Co. of Norfolk, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900135994	Collection Account with associated Lockbox
10.	Flowers Baking Co. of Jamestown, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900135978	Collection Account with associated Lockbox
11.	Flowers Baking Co. of Baton Rouge, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2000016946208	Collection Account with associated Lockbox
12.	Tasty Baking Company	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2000048123963	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-3

13.	Flowers Baking Co. of Birmingham, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	2079900136294	Collection Account with associated Lockbox
1.	Flowers Baking Co. of Portland, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	4123566937	Collection Account with associated Lockbox
2.	Flowers Baking Co. of California, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. Mail Address Code: G0128-042 301 South Tryon Street, 7th Floor Charlotte, North Carolina 28282	Chris McDaid 171 17th Street NW, 4th Floor Atlanta, Georgia 30363 F: (404) 214-1681	4942518192	Collection Account with associated Lockbox
3.	Lepage Bakeries Park Street, LLC	PNC Bank	PNC Bank PO Box 842440 Boston, MA 02284-2440	Stephen Hatch 1075 Peachtree Street NE Atlanta, GA 30309 (404) 877-5825	5303796176	Collection Account with associated Lockbox
~~4. 14.~~ 	Flowers Bakeries, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3750892099	Collection Account

~~{B1600932; 4}~~ II-4

~~5. 15.~~ 	Flowers Bakeries, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751046103	Collection Account
~~6. 16.~~ 	Flowers Baking Co. of Houston, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751051790	Collection Account with associated Lockbox
~~7. 17.~~ 	Flowers Baking Co. of Thomasville, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3750201664	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-5

~~8. 18.~~ 	Flowers Baking Co. of El Paso, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751051826	Collection Account with associated Lockbox
~~9. 19.~~ 	Flowers Baking Co. of Denton, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3756579659	Collection Account with associated Lockbox
~~10. 20.~~ 	Flowers Baking Co. of New Orleans, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751051800	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-6

~~11. 21.~~ 	Holsum Bakery Inc.	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	4426607559	Collection Account with associated Lockbox
~~12. 22.~~ 	Flowers Baking Co. of Tyler, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751051813	Collection Account with associated Lockbox
~~13. 23.~~ 	Flowers Baking Co. of San Antonio, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3750892125	Collection Account with associated Lockbox

~~{B1600932; 4}~~ II-7

~~14. 24.~~ 	Flowers Baking Co. of Batesville, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3751803388	Collection Account with associated Lockbox
~~15. 25.~~ 	Flowers Baking Co. of Villa Rica, LLC	Bank of America, National Association	Bank of America, N.A. 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37	Justin Campoli 2001 Clayton Road, Building B Concord, CA 94520 Mail Code: CA4-702-02-37 T: (925) 675-7169 F: (877) 207-2524	3750201651	Collection Account with associated Lockbox
~~16. 26.~~ 	Flowers Foods Specialty Group, LLC	SunTrust Bank	SunTrust Robinson Humphrey, Inc. Mail Code GA-ATL-1761 3333 Peachtree Road, NE, 3rd Floor Atlanta, GA 30326	Michael Stollmack Mail Code GA-ATL-1761 3333 Peachtree Road, NE, 3rd Floor Atlanta, GA 30326 P: (404) 926-5664 F: (404) 926-5654	1000018734342	Collection Account
					1022760	Lockbox
~~17. 28.~~ 	Derst Baking Company, LLC	SunTrust Bank.	SunTrust Robinson Humphrey, Inc. Mail Code GA-ATL-1761	Michael Stollmack Mail Code GA-ATL-1761	1000032708306	Collection Account

~~{B1600932; 4}~~ II-8

3333 Peachtree Road, NE, 3rd Floor Atlanta, GA 30326	3333 Peachtree Road, NE, 3rd Floor Atlanta, GA 30326 P: (404) 926-5664 F: (404) 926-5654
		1029810	Lockbox

~~{B1600932; 4}~~ II-9

SCHEDULE III
to
Receivables Loan, Security
and Servicing Agreement

Location of Records

Name	Address
Flowers Finance II, LLC	1919 Flowers Circle Thomasville, Georgia 31757

~~{B1600932; 4}~~ II-1

SCHEDULE IV
to
Receivables Loan, Security
and Servicing Agreement

List of Responsible Officers

Flowers Finance II, LLC

~~Board of Managers~~Name ~~Officers~~ Title

~~Ryals McMullian Ryals McMullian—President~~

~~Karyl Lauder—Secretary/Treasurer~~

Linda Jones Secretary

Steve Kinsey President

J. T. Rieck Treasurer

Stephanie Tillman Assistant Secretary

~~{B1600932; 4}~~ II-1

SCHEDULE V
to
Receivables Loan, Security
and Servicing Agreement

List of Fiscal Periods

(Attached)

~~{B1600932; 4}~~ II-1

APPENDIX B

~~{B1600932; 4}~~ II-1

COMPOSITE COPY
as amended by
First Amendment dated as of August 7, 2014,
Second Amendment dated as of December 17, 2014,
Third Amendment dated as of August 20, 2015,

Fourth Amendment dated as of September 30, 2016,
Fifth Amendment dated as of September 28, 2017,
Sixth Amendment dated as of September 27, 2018,

Seventh Amendment dated as of September 27, 2019,
Eighth Amendment dated as of September 23, 2020, ~~and~~
Ninth Amendment dated as of September 23, 2021, and
Tenth Amendment dated as of September 27, 2022

ANNEX I

to

Receivables Loan, Security

and Servicing Agreement

DEFINITIONS

As used in this Agreement, the following terms have the following respective meanings:

“Accrual Period” means each Monthly Period; provided that the first Accrual Period shall begin on and include the Closing Date and end on and include the last day of the first Monthly Period and the last Accrual Period shall begin on and include the first day of the last Monthly Period and end on but exclude the last Settlement Date.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Adjusted Commitment” means, on any date of determination, with respect to a Committed Lender for a Conduit Lender, such Committed Lender’s Commitment minus the aggregate outstanding principal amount of its Support Advances to such Conduit Lender.

“Adjusted Dilution Ratio” means, for any Fiscal Period, the Dilution Ratio for such Fiscal Period; provided that so long as Flowers’ long-term senior unsecured debt is rated at least “BB” and “Ba2” by both S&P and Moody’s, respectively, at the date of the determination of the Adjusted Dilution Ratio for a Fiscal Period, the Dilution Ratio will be calculated for such Fiscal Period assuming the amount of Stale Bread Credit Adjustments is zero.

“Advance” has the meaning specified in Section 2.01(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” means each Lender, each Facility Agent, each Support Provider, each Funding Source and the Administrative Agent and the parent company of each such Lender, Facility Agent, Support Provider, Funding Source or Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Agent” has the meaning specified in Section 9.01(c).

“Aggregate Unpaids” means, as of any date of determination, an amount equal to the sum of (a) the aggregate accrued and unpaid Interest with respect to all Advances at such time, (b) the Outstanding Borrowings at such time, (c) all Unused Fees and other fees accrued and unpaid hereunder at such time and (d) all other amounts owed (whether due or accrued) hereunder by the

Borrower to the Lenders, the Facility Agents, the Administrative Agent and the other Indemnified Parties at such time.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Alternate Base Rate” means, as of any date of determination, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the greater of:

(a) the rate of interest announced by Rabobank in New York, New York, from time to time, as Rabobank’s base rate; and

(b) one percent (1.00%) per annum above the Federal Funds Rate.

If for any reason the Administrative Agent has determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Rabobank’s base rate or the Federal Funds Rate shall be effective on the effective date of such change in such base rate or the Federal Funds Rate, respectively.

“Amortization Event” has the meaning specified in Section 8.01.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Company Party concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 4.01(x).

“Applicable Margin” has the meaning specified in the Fee Letter.

“Assignment and Assumption Agreement” means an assignment and assumption agreement in the form of Exhibit E (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Section 10.16.

“Available Collections” has the meaning specified in Section 2.12(b).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Accrual Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable, pursuant to this Agreement as of such date.~~  (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Section 2.14(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bailee and Security Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to one or more Collection Accounts.

“Bakeries” means Flowers Bakeries, LLC, a Georgia limited liability company.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Benchmark” means~~, initially,~~  the ~~LIBO~~Term SOFR Reference Rate; provided that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to Section 2.14~~with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.14(a).

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(1) For purposes of clause (a) of Section 2.14, the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of the LIBO Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the LIBO Rate shall be the closest corresponding Available Tenor (based on length) for Term SOFR and if such Available Tenor of the LIBO Rate equally corresponds to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall apply, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this definition (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and~~

~~(2) For purposes of clause (b) of Section 2.14~~“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by ~~the~~ Administrative Agent and ~~the~~ Borrower ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities ~~at such time~~and (b) the related Benchmark Replacement Adjustment;

provided that, if ~~the~~such Benchmark Replacement as so determined ~~pursuant to clause (1) or (2) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

~~Notwithstanding the foregoing, the Administrative Agent may (in its sole discretion) determine that a Benchmark Replacement pursuant to paragraph 1(a) of this definition is not administratively feasible and shall not be applied, and that either paragraph 1(b) or paragraph 2 of this definition shall automatically be deemed to apply by providing notice to the Borrower and Facility Agents at least 5 Business Days prior to the effective date for the Benchmark Replacement.~~

“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~ the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

~~“Benchmark Transition Event”  means  with respect to  any then-current Benchmark other than the LIBO Rate, the occurrence of~~ (b) a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark, the~~the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of the~~  (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~ (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.14.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing Date” has the meaning specified in Section 2.01.

“Borrowing Notice” has the meaning specified in Section 2.01.

“Breakage Costs” has the meaning specified in Section 2.08.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any determination of ~~a LIBO Rate, on which dealings are carried on in the London interbank market, London, England.~~SOFR or Term SOFR or any calculations or notices by reference to SOFR, or Term SOFR, shall exclude Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Calculated Cross-Age Percentage” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate Outstanding Balance of Receivables of the Obligors with the 30 highest Outstanding Balances of Receivables (for such purpose, each Obligor and its Affiliated Obligors, if any, being treated as a single Obligor) divided by (b) the aggregate Outstanding Balance of all Receivables, in each case, as of the last day of the most recent Fiscal Period.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means (a) all the Equity Interests of the Borrower shall cease to be owned exclusively by both Bakeries and Specialty, (b) Bakeries, Specialty or any Originator shall cease to be a Wholly-Owned Subsidiary of Flowers or (c) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”), as in effect on the Closing Date~~), other than Permitted Holders, is or shall (A) be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower’s capital stock or other Equity Interests or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors or (ii) the Board of Directors of Flowers shall cease to consist of a majority of Continuing Directors.

“Charge-Off” means a Receivable or any portion thereof which is identified as uncollectible by the Servicer or which, in accordance with the Credit and Collection Policy, has been written off as uncollectible.

“Closing Date” means July 17, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 6.02.

“Collection Account” means a deposit account identified on Schedule II maintained by an Originator or a Seller with a bank identified on Schedule II for the purpose of receiving Obligor payments by check or electronic transfer and transfers of Obligor payments from the

Lockboxes, or such other account as Borrower, the Servicer and the Administrative Agent may agree upon from time to time.

“Collections” means, for any Receivable as of any date, the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by or for the account of the Borrower, a Seller, an Originator, a Subservicer or the Servicer or in a Lockbox or a Collection Account in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including (i) all amounts received on account of such Receivable and all other fees and charges, (ii) cash proceeds of Related Security with respect to such Receivable, (iii) all amounts deemed to have been received by a Seller, an Originator, a Subservicer or the Servicer as a Collection pursuant to Section 2.03 of the Receivable Sale Agreement, and (iv) the proceeds of a repurchase paid by a Seller pursuant to Section 2.04 of the Receivable Sale Agreement.

“Commercial Paper” means short-term promissory notes of each Conduit Lender or its Funding Source issued in the commercial paper market.

“Commitment” means, as of any date of determination during the Revolving Period, (a) with respect to Coöperatieve Rabobank U.A., in its capacity as a Committed Lender, $200,000,000, and (b) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Assumption Agreement, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Assumption Agreement, in either case as such amount may be increased or reduced from time to time pursuant to Assignment and Assumption Agreements. After the Revolving Period, for each Committed Lender, the Commitment shall at all times mean the Outstanding Borrowings then funded by such Committed Lender (as such amount may be increased or reduced from time to time pursuant to Assignment and Assumption Agreements) and shall automatically reduce concurrently with each reduction in such Outstanding Borrowings.

“Committed Lenders” means Coöperatieve Rabobank U.A. and any assignee (with respect to the rights in, and the commitment to make, the Advances) that executes an Assignment and Assumption Agreement (other than an assignee designated therein as a Conduit Lender).

“Company Party” means each of the Originators, the Sellers, the Servicer, the Borrower and the Parent Guarantor.

“Complete Servicing Transfer” has the meaning specified in Section 7.09(a).

“Concentration Account” means the deposit account identified as such on Schedule II maintained by the Borrower with the bank identified on Schedule II for the purpose of receiving transfer of funds from the Collection Accounts, or such other account as Borrower, the Servicer and the Administrative Agent may agree upon from time to time.

“Concentration Limit” for any Obligor means, as of any date of determination, the product of (a) the aggregate Outstanding Balances of all Eligible Receivables and (b) the lower of the percentages set forth below opposite the short term unsecured debt rating, if any, currently assigned to such Obligor by S&P and Moody’s at such time (or in the absence of a short term unsecured debt rating from any such rating agency, the long term unsecured senior debt rating currently assigned to such Obligor by S&P and Moody’s at such time):

Category	S&P Short Term Rating	S&P Long Term Rating	Moody’s Short Term Rating	Moody’s Long Term Rating	Concentration Limit
I	A-1+/ A-1	AAA to A	P-1	Aaa to A2	15.0%
II	A-2	A- to BBB+	P-2	A3 to Baa1	7.5%
III	A-3	BBB to BBB-	P-3	Baa2 to Baa3	5.0%
IV	Below A-3 or Not Rated by S&P	Below BBB- or Not Rated by S&P	Below P-3 or Not Rated by Moody’s	Below Baa3 or Not Rated by Moody’s	4.00% for the two largest Obligors* in this category, 3.00% for the third largest Obligor in this category and 2.00% for all other Obligors in this category

* Obligors with the two highest Outstanding Balances of Eligible Receivables as of the last day of most recently ended Fiscal Period (for such purpose, each Obligor and its Affiliated Obligors, if any, being treated as a single Obligor)

or, if such Obligor is a Special Obligor, its Special Obligor Concentration Limit, if higher than as determined above; provided, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor. For the avoidance of doubt, if any Obligor does not have a short term unsecured debt rating or a long term unsecured senior debt rating from at least one of S&P and Moody’s, such Obligor’s Concentration Limit shall equal the Concentration Limit for Category IV set forth above.

“Conduit Lenders” means Nieuw Amsterdam and any other special purpose vehicle established primarily for the purpose of issuing Commercial Paper (or financing itself through the issuance of Commercial Paper through a Funding Source) to finance the purchase of eligible assets and which executes an Assignment and Assumption Agreement and is designated therein as a “Conduit Lender”.

“Confidential Information” has the meaning assigned to such term in Section 10.17.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides] is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Continuing Directors” means the directors of Flowers on ~~April 5, 2013~~the Tenth Amendment Date and each other director if such director’s nomination for election to the board of directors of Flowers is recommended by a majority of the then Continuing Directors or is recommended by a committee of such board of directors a majority of which is composed of the then Continuing Directors.

“Contra Account” means, in relation to any Obligor, the aggregate of all potential set-off amounts which would be payment obligations of any Originator to such Obligor, together with any other reserves booked by such Originator with respect to payment obligations of such Obligor.

“Contract” means, with respect to a Receivable, any written agreements, invoices, contracts or understandings between the applicable Originator and an Obligor pursuant to which the Receivable arises or is evidenced and under which the Obligor thereof is obligated to pay the Receivable to the applicable Originator.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” has meanings correlative thereto.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to one or more Lockboxes and/or Collection Accounts and/or the Concentration Account.

“Cost of Funds Rate” means, with respect to any Advance funded by a Conduit Lender and each day during an Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender on each day during such Accrual Period as interest on or otherwise (by means of interest rate hedges, currency hedges or otherwise) in respect of the Commercial Paper issued by such Conduit Lender or its Funding Source that is allocated, in whole or in part, by the related Facility Agent (on behalf of such Conduit Lender) to fund the making or maintenance of such Advance during such Accrual Period as determined by the related Facility Agent (on behalf of such Conduit Lender), and in each case as reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of such Commercial Paper, (ii) without duplication, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, and (iii) other borrowings by such Conduit Lender, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the related Facility Agent to fund such Conduit Lender’s making or maintenance of such Advance during such Accrual Period; provided, that if any component of such rate is a discount rate, in calculating the “Cost of Funds Rate” for such day, the related Facility Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Credit and Collection Policy” has the meaning set forth in Section 1.01 of the Receivables Sale Agreement.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Days Sales Outstanding” means for any Fiscal Period, as of any date of determination, an amount equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Receivables on the last day of such Fiscal Period and the denominator of which is the aggregate amount of Receivables originated by all the Originators during such Fiscal Period and (ii) 28.

“Deemed Collections” has the meaning set forth in Section 2.03 of the Receivables Sale Agreement.

“Default Rate” means, at any time, a rate per annum equal to the sum of (a) 2.00% plus (b) the Applicable Margin plus (c) the Alternate Base Rate.

“Default Ratio” means, for any Fiscal Period, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Fiscal Period but that became Defaulted Receivables during such Fiscal Period and are categorized as outstanding at least fourteen (14) weeks but less than fifteen (15) weeks from their respective original invoice dates, plus (ii) the aggregate Outstanding Balance of all Receivables that were written-off and that were outstanding fourteen (14) weeks or less from their respective original invoice dates, to (b) an amount equal to the product of (i) the aggregate amount of Receivables generated by all the Originators during the Fiscal Period that occurred three Fiscal Periods prior to the Fiscal Period for which such ratio is being calculated and (ii) 25%; provided that for purposes of Section 8.02(q)(ii), the Default Ratio shall be equivalent to the ratio (expressed as a percentage) of (i) the sum of the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Fiscal Period but that became Defaulted Receivables during such Fiscal

Period that were unpaid for fourteen (14) weeks or more past their respective original invoice dates (determined without regard to any modification thereof) as of the last day of such Fiscal Period to (ii) the aggregate Outstanding Balance of all Receivables as of the last day of such Fiscal Period.

“Defaulted Receivable” means a Receivable (a) as to which the Obligor has suffered an Insolvency Event, (b) which, consistent with the Credit and Collection Policy, would be a Charge-Off or (c) as to which any payment, or part thereof, becomes unpaid for fourteen (14) weeks or more past its original invoice date (determined without regard to any modification thereof).

“Delinquency Ratio” means, for any Fiscal Period, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate Outstanding Balance of all Receivables which were Delinquent Receivables as of the last day of such Fiscal Period to (b) the aggregate Outstanding Balance of all Receivables as of the last day of such Fiscal Period.

“Delinquent Receivable” means a Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, becomes unpaid for eight (8) or more weeks past its original invoice date (determined without regard to any modification thereof).

“Dilution Factors” means credits, cancellations, debt forgiveness, billing adjustments, cash discounts, retropricing, warranties, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations and any set-off in respect of any claim by any Person, whether such claim arises out of the same or a related transaction or an unrelated transaction) that are given by an Originator or any of its Affiliates, the Servicer or a Subservicer to an Obligor, other than (a) payment in cash of the Outstanding Balance of a Receivable by an Obligor or (b) a reduction of the Outstanding Balance of a Receivable as the result of the related Obligor’s inability to pay such Receivable.

“Dilution Ratio” means, for any Fiscal Period, the ratio (expressed as a percentage) of (a) the aggregate amount of Dilution Factors relating to Receivables for such Fiscal Period to (b) the aggregate amount of Receivables generated by all the Originators during the immediately preceding Fiscal Period; provided that in calculating Dilution Factors resulting from Stale Bread Returns, the amount to be included in clause (a) above will be an amount equal to the ratio of (i) the amount of Stale Bread Credit Adjustments for such Fiscal Period divided by (ii) the Stale Bread Factor.

“Dilution Reserve Percentage” means, for any Fiscal Period, as of any date of determination, a percentage equal to:

((SF x AED) + ((ADS– AED) x ADS /AED)) x DHR

where:

SF = a stress factor equal to 2.50;

AED = the average of the Adjusted Dilution Ratios during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Dilution Reserve Percentage is being determined;

DS = the highest Adjusted Dilution Ratio computed for any Fiscal Period that occurred during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Dilution Reserve Percentage is being determined; and

DHR = the Dilution Horizon Ratio, equal to a fraction, (i) the numerator of which is equal to the aggregate amount of all Receivables originated by all the Originators during the Fiscal Period for which such Dilution Reserve Percentage is being determined and (ii) the denominator of which is equal to the Net Receivables Balance as of the last day of the Fiscal Period for which such Dilution Reserve Percentage is being determined.

“Dispute” means any dispute, deduction, claim, offset, defense, counterclaim, or right of set-off, including any dispute relating to goods, purchased or leased equipment, leased real or personal property, or services already paid for.

“Distributor Receivable” mean a Receivable the Obligor of which is a wholesale distributor of an Originator’s goods.

“Dollar” and the symbol “$” means lawful currency of the United States of America.

“Due Diligence Audit” has the meaning assigned to such term in Section 5.01(g).

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Facility Agents, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Facility Agents, written notice of objection to such Early Opt-in Election from Facility Agents comprising the Majority Facility Agents.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Facility Agents.~~

“Early Termination Date” means the earliest of (a) the Business Day immediately prior to the occurrence of an Insolvency Event with respect to any Company Party, (b) the Business Day specified in a Notice of Termination delivered by the Administrative Agent pursuant to Section 8.03(a) and (c) the Business Day specified by 30 Business Days’ written notice of termination to the Administrative Agent from the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Receivable” means, at any time a Receivable that meets each of the following criteria:

(i)
such Receivable which was originated by the related Originator in the ordinary course of its business;
(ii)
the related Obligor is a resident of the United States, Mexico or Canada;
(iii)
such Receivable does not constitute sales or other taxes, finance charges, service charges or similar charges (it being understood that only the portion of a Receivable so constituted shall not be eligible);
(iv)
(i) such Receivable arises from a sale of goods or services that have been provided or performed by the related Originator in the ordinary course of business; (ii) as to which the related Originator has satisfied and fully performed all obligations required to be fulfilled by it (other than customary warranty obligations); and (iii) such Receivable does not arise under a Contract that provides for any obligations of the related Originator after the creation of such Receivable, and no further action is required to be performed by any Person with respect such Receivable other than payment thereon by the related Obligor;
(v)
such Receivable was originated in all material respects in accordance with the Credit and Collection Policy, and which has otherwise been underwritten in all material respects in accordance with the Credit and Collection Policy, and has terms which have not been impaired, waived, altered, extended, rewritten, renegotiated or otherwise modified since its origination in any material respect;
(vi)
the Obligor of which is not a natural person;
(vii)
such Receivable is denominated and payable only in Dollars in the United States and the related Contract is governed by the laws of the United States;
(viii)
the invoice related to such Receivable has been billed to the Obligor and is required to be paid in full within 45 days of the date of the invoice prepared by the related Originator and evidencing such Receivable;
(ix)
such Receivable is not a Defaulted Receivable;
(x)
the Obligor of which is Solvent and not subject to an Insolvency Event;
(xi)
the transfer, sale or assignment of such Receivable does not contravene any applicable Laws and is otherwise fully assignable by the related Originator to the relevant Seller (and, if applicable, to another Originator), by the related Seller to the Borrower and by the Borrower to the Administrative Agent for the benefit of the Secured Parties (either under terms of the related Contract or by virtue of provisions of the UCC or other applicable law that render anti-assignment clauses ineffective), in each case (i) without the requirement of any notice to or consent of the Obligor or (ii) with notice to or the consent of the related Obligor and such notice has been given or consent obtained (in each case in written form) with respect to the assignments contemplated in the Transaction Documents;
(xii)
such Receivable does not contain any provision that restricts the ability of the Borrower or the Administrative Agent to exercise its rights under this Agreement or the other Transaction Documents;
(xiii)
such Receivable was not originated on a “billed but not shipped”, “bill and hold”, “guaranteed sale”, “sale and return”, “sale on approval”, “progress billed”, “consignment” or similar basis;
(xiv)
such Receivable, together with any Contract related thereto, constitutes a legal, valid and binding obligation of the related Obligor, enforceable in accordance with its terms;
(xv)
such Receivable is not subject to any litigation, Dispute, counterclaim or other defenses;
(xvi)
as to which neither the related Obligor nor any Affiliated Obligor is permitted to or has asserted any rights of setoff;
(xvii)
such Receivable, together with any Contract related thereto, does not contravene in any material respect any Laws (including Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which neither the Borrower, the related Originator, the related Servicer nor the Obligor is in violation of any such Law in any material respect, in each case, which in any way renders unenforceable or would otherwise impair in any material respect the collectability of such Receivable;
(xviii)
with respect to which no more than 25% of the aggregate amount of the Receivables of the related Obligor and its Affiliated Obligors are Defaulted Receivables;
(xix)
such Receivable (i) has been sold or distributed by an Originator to a Seller, directly or indirectly through another Originator, pursuant to the applicable Originator Sale Agreement; and (ii) has been sold or contributed by a Seller to the Borrower pursuant to the Receivables Sale Agreement;
(xx)
~~(i)~~ such Receivable, (i) (A) immediately prior to the sale thereof to the related Seller pursuant to an Originator Sale Agreement, was owned solely by the related Originator free and clear of all Liens, and (B) immediately prior to the sale or contribution thereof to the Borrower pursuant to the Receivables Sale Agreement, was owned solely by the related Seller free and clear of all Liens, and (ii) ~~in~~as to which, after giving effect to such sale or contribution, is owned solely by the Borrower free and clear of all Liens except for the Liens arising under or in connection with this Agreement; and
(xxi)
the related Obligor is not an Affiliate of any Company Party;
(xxii)
such Receivable constitutes an “account” or a “payment intangible” as defined in the New York UCC, and which is not evidenced by an instrument or chattel paper (as defined in the New York UCC);
(xxiii)
the related Obligor (i) is not a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is not (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and (iii) to the best of the knowledge of the applicable Originator, does not derive any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any sales hereunder will be used by the Borrower or any of its Affiliates to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person; and
(xxiv)
which is an “eligible asset” under and as defined in Rule 3a-7 under the United States Investment Company Act of 1940, as amended (17 CFR 270.3a-7).

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” ~~shall mean~~means each person (as defined in Section 3(9) of ERISA) which together with any Seller or any Subsidiary of a Seller would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means the occurrence of any event or condition which (a) causes a breach of any representation or warranty set forth in Section 7.10 of the Flowers Credit Agreement (as in effect on the Closing Date), (b) requires Flowers to deliver a notice to the administrative agent under the Flowers Credit Agreement under Section 8.07 thereof or (c) would constitute an “Event of Default” under Section 10.06 of the Flowers Credit Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning ascribed to such term in Section 8.02.

“Excess Payment” has the meaning specified in Section 2.02(g) of the Receivables Sale Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Receivable” means (a) any Distributor Receivable and (b) with respect to any Excluded Originator, any indebtedness of an Obligor to such Excluded Originator otherwise constituting a Receivable that is originated by such Excluded Originator on or after its Exclusion Effective Date.

“Exclusion Effective Date” has the meaning specified in Section 10.25.

“Executive Order” has the meaning specified in Section 4.01(x).

“Facility Agent” means, with respect to any Conduit Lender and Committed Lender, the entity acting as agent for such Conduit Lender and Committed Lender identified on the signature pages hereto and any assignee thereof which executes an Assignment and Assumption Agreement.

“Facility Termination Date” means the earlier to occur of September 27, ~~2023~~2024 and the Early Termination Date.

“FATCA” means Sections 1471 through 1474 of the Code, as enacted on the Closing Date (and any amended or successor version thereof), and any current or future regulations promulgated thereunder or published administrative guidance implementing such Sections and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the ~~letter agreement~~Sixth Amended and Restated Fee Letter, dated as of the ~~date hereof~~Tenth Amendment Date, between the Borrower and the Administrative Agent.

“Final Date” means the earliest date following the Facility Termination Date on which either of the following occurs: (a) the indefeasible reduction of the Outstanding Borrowings to zero and the indefeasible payment of Advances and other Aggregate Unpaids or (b) all Receivables have either been collected or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy and all recoveries in respect of Charge-Off Receivables have been received and applied in accordance with the Transaction Documents, as reasonably determined by the Servicer and the Administrative Agent.

“Financial Officer” means, with respect to a specified Person, its chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.

“Financing Parties” means, collectively, the Administrative Agent, each Facility Agent and each Lender.

“Fiscal Period” means, for each calendar year, the relevant four week period specified on Schedule V, as such Schedule may be amended from time to time by the Servicer, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, to reflect comparable fiscal periods of the Originators.

“Floor” means 0.00%.

“Floor Reserve Percentage” means, for any Fiscal Period, as of any date of determination, a percentage equal to the sum of:

Loss Reserve Floor Percentage + Dilution Reserve Floor Percentage

where:

Loss Reserve Floor Percentage = 15%;

Dilution Reserve Floor Percentage = the average of the Adjusted Dilution Ratios during the preceding 13 Fiscal Periods ending on the last day of the Fiscal Period for which such Floor Reserve Percentage is being determined multiplied by the Dilution Horizon Ratio (as such term is used herein in the definition of Dilution Reserve Percentage).

“Flowers” means Flowers Foods, Inc., a Georgia corporation.

“Flowers Credit Agreement” means the Credit Agreement, dated as of ~~April 5, 2013~~October 24, 2003 and amended and restated as of October 29, 2004, as further amended and restated as of June 6, 2006 and as further amended and restated as of May 20, 2011 and as further amended by First Amendment to Amended and Restated Credit Agreement, dated as of November 16, 2012, Second Amendment to Amended and Restated Credit Agreement, dated as of April 5, 2013, Third Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2014, Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 19, 2016, Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 29, 2017 and Seventh Amendment to Amended and Restated Credit Agreement, dated as of July 30, 2021, among Flowers, the Lenders party hereto from time to time, Rabobank, Branch Banking and Trust Company and Regions Bank, as co-documentation agents, Bank of America, N.A., as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Foreign Lender” has the meaning specified in Section 2.10(b).

“Funding Base” means, as of any date of determination, an amount equal to (a) the Net Receivables Balance at such time, multiplied by (b) the difference of 100% minus the Required Reserve Percentage at such time.

“Funding Percentage” means with respect to a Committed Lender, its Commitment as a percentage of the aggregate amount of the Commitments of all Committed Lenders, and with respect to a Conduit Lender, its Maximum Conduit Lender Advance Amount as a percentage of the aggregate amount of the Commitments of all Committed Lenders.

“Funding Source” means, with respect to a Conduit Lender, any financing conduit or intermediate special purpose entities from which, directly or indirectly, such Conduit Lender receives funds to finance such Conduit Lender’s making or maintaining its Advances hereunder.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the a government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, stock exchange, regulatory body, securities commission, bureau, board, court, central bank, Person or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Obligor” means an Obligor which is the United States of America, any territory or possession of the United States of America, any state of the United States of

America or the District of Columbia, any political subdivision of any of the foregoing, any agency or instrumentality of any of the foregoing, any public school and any public healthcare institution and any military agency or instrumentality or any other Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodities price protection agreement or other interest of currency exchange rate or commodity price hedging agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Parties” means any or all of the Lenders, the Facility Agents, the Support Providers, the Funding Sources and the Administrative Agent and their respective Affiliates and successors and assigns and their respective officers, directors, managers, managing members, partners, employees, agents, advisors and representatives.

“Independent Manager” means, with respect to the Borrower, a natural person who, for the five-year period prior to his or her appointment as Independent Manager (a) has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Parent Guarantor or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower), (ii) a customer of, or supplier of goods or services to, the Borrower, Flowers or any of its Affiliates, (iii) a Person controlling or under common control with any partner, stockholder, member, manager, Affiliate or customer or supplier of the Borrower, the Parent Guarantor or any of its Affiliates, or (iv) any member of the immediate family of a Person described in (i), (ii) or (iii); (b) has prior experience as an Independent Manager or an Independent Manager for a corporation or limited liability company whose charter documents require the unanimous consent of all Independent Managers or managers thereof before such corporation or limited liability company may consent to the institution of bankruptcy or insolvency proceedings against it or may file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (c) has at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided that, an individual who otherwise satisfies the foregoing shall not be disqualified from being an Independent Manager of the Borrower if such individual is at the time of initial appointment, or at any time while serving as the Independent Manager of the Borrower, an Independent Manager of a Special Purpose Entity which is an Affiliate or the Borrower or the Parent Guarantor. For purposes of this paragraph only, a “Special Purpose Entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve its separateness that are substantially similar to those of the Borrower and provide, inter alia, that it is (a) organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf (and/or on behalf of certain Affiliates) without the consent of the Independent Manager; and (d) shall conduct itself (and/or cause certain Affiliates to conduct themselves) in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of books, records, bank accounts and assets separate from those of any other Person.

“Insolvency Event” means, with respect to any Person, the filing by such Person of a notice of intention to make a proposal under applicable insolvency legislation to some or all of its creditors; or the commencement or filing of a petition, notice or application by or against such Person of any proceedings to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law of any jurisdiction relating to the dissolution, liquidation or winding-up, bankruptcy, insolvency, reorganization of insolvent debtors, arrangement of insolvent debtors, readjustment of debt or moratorium of debts, or to obtain an order for relief by the appointment of a receiver, receiver manager, administrator, inspector, liquidator or trustee or other similar official for it or for any substantial part of its property and, if any such proceeding has been instituted against such Person, either (i) such proceeding has not been stayed or dismissed within 60 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted in whole or in part; or (ii) such Person has authorized, consented to, approved of or acquiesced in, or such Person has performed any act, or omitted to perform any act, that authorizes or indicates its consent to, approval of or acquiescence in, any such proceeding.

“Interest” means, as of any date of determination, for any Advance for any Accrual Period:

IR x OB x AD
AP

where:

IR = the Interest Rate applicable to such Advance;

OB = the outstanding principal balance of such Advance;

AD = the actual number of days during such Accrual Period; and

AP = the number of days in the annual period on the basis of which Interest for such Advance is calculated, being 365 or 366, as the case may be, if the Interest Rate for such Advance is calculated by reference to the Alternate Base Rate and otherwise being 360;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable Law; and provided, further, that Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned to the Borrower or any of its Affiliates for any reason.

“Interest Rate” means, as of any date of determination, with respect to any Advance and each day during an Accrual Period, the sum of (a) the Applicable Margin, plus (b):

(i)
~~(a)~~  to the extent such Advance is funded on such day by a Conduit Lender through the issuance of Commercial Paper, the Cost of Funds Rate; and
(ii)
~~(b)~~ in all other cases, a rate per annum (expressed as a percentage and an interest yield equivalent) equal to (A) ~~the LIBO Rate~~Term SOFR for such Accrual Period or (B) in the event (1) ~~the LIBO Rate~~Term SOFR cannot be determined for any reason, ~~including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings or~~or (2) it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) for the applicable Committed Lender or Support Provider to ~~obtain U.S. Dollars in the London interbank market to~~ fund or maintain any interest in such Advance or Support Advances related thereto ~~or the applicable Committed Lender or Support Provider shall otherwise be unable to obtain such U.S. Dollars~~using, applying or based on Term SOFR, or (3) the related Facility Agent advises the Borrower that ~~the LIBO Rate~~Term SOFR will not adequately and fairly reflect the cost of the related Committed Lender or Support Provider of funding such Advance based on ~~the LIBO Rate~~Term SOFR, or (4) such funding occurs without at least two Business Days of prior notice to the related

Facility Agent, a rate per annum equal to the Alternate Base Rate for each day in such Accrual Period;

provided, that from and after the occurrence of an Event of Default, the Interest Rate shall be equal to the Default Rate.

“Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Legal Final Maturity Date” means the 90th day following the Facility Termination Date (or, if such day is not a Business Day, the next succeeding Business Day).

“Lender” means each Conduit Lender and each Committed Lender.

“Lender Group” means each of the following separate groups of Facility Agents and Lenders: (a) the Nieuw Amsterdam Facility Agent, Nieuw Amsterdam and Coöperatieve Rabobank U.A., together with one or more other Committed Lenders that may hereafter become a party hereto from time to time by the execution of an Assignment and Assumption Agreement by such Conduit Lender or Committed Lender (unless such Assignment and Assumption Agreement designates such Committed Lender to be a member of another Lender Group) and (b) each other related group designated as a Lender Group in the applicable Assignment and Assumption Agreement consisting of a Facility Agent, a Conduit Lender (if any), and one or more Committed Lenders, together with one or more other Committed Lenders that may thereafter become a party hereto from time to time by the execution of an Assignment and Assumption Agreement by such Conduit Lender or Committed Lender (unless such Assignment and Assumption Agreement designates such Committed Lender to be a member of another Lender Group).

~~“LIBO Rate” means, with respect to an Accrual Period and an Advance, the greater of (i) 0.00% and (ii) (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Accrual Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Accrual Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the beginning of such Accrual Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).~~

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, priority or other security arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Liquidity Percentage” means, for a Committed Lender in respect of a Conduit Lender in a Lender Group, such Committed Lender’s Adjusted Commitment with respect to such Conduit Lender as a percentage of the aggregate Adjusted Commitments of all Committed Lenders in such Lender Group.

“Liquidity Provider” means, with respect to a Conduit Lender, any one or more Persons extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender or its Funding Source with respect to such Conduit Lender’s Advances under this Agreement to provide liquidity support to its obligations arising under or in connection with the commercial paper, variable funding or medium term note program of such Conduit Lender or its Funding Source.

“Lockbox” means a post office box or other mailing location maintained by a Lockbox Bank pursuant to a Lockbox Agreement for the purpose of receiving payments made by the Obligors for subsequent deposit into a Collection Account.

“Lockbox Agreement” means the agreement, if any, that governs the operation of a Lockbox which is in compliance with this agreement and which is in form and substance reasonably satisfactory to the Administrative Agent.

“Lockbox Bank” means one or more banks as to which the Administrative Agent, the Borrower and the Servicer may agree upon from time to time.

“Loss Reserve Percentage” means, for any Fiscal Period, as of any date of determination, the percentage equal to

SF x DR x LHR

where:

SF = a stress factor equal to 2.50;

DR = the highest average of the Default Ratios computed for any three consecutive Fiscal Periods that occurred during the 13 consecutive Fiscal Periods ending with the Fiscal Period for which such Loss Reserve Percentage is being determined; and

LHR = the Loss Horizon Ratio is a fraction, (i) the numerator of which is equal to the aggregate amount of all Receivables originated by all the Originators during the three (3) consecutive Fiscal Periods ending with the Fiscal Period for which such Loss Reserve Percentage is being determined, and (ii) the denominator of which is the Net Receivables Balance as of the last day of the Fiscal Period for which such Loss Reserve Percentage is being determined.

“Majority Facility Agents” has the meaning specified in Section 8.03(a).

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, operations or financial condition of the Company Parties considered as a consolidated group, (ii) the ability of any Company Party to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (iii) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of a material portion of the Receivables or other Collateral taken as a whole, (iv) the rights and remedies of the Administrative Agent and the other Secured Parties under this Agreement or any other Transaction Document or (v) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or any Lender’s interest in the Collateral, or (b) any event or condition which constitutes an Amortization Event or results in the imposition of any Lien (other than the Lien in favor of the Administrative Agent pursuant hereto) on 1.00% or more of the aggregate Outstanding Balances of the Eligible Receivables (other than Receivables which have been repurchased from the Borrower by a Seller pursuant to the Receivables Sale Agreement).

“Maximum Advance Amount” means, at any time of determination, the lesser of (a) the aggregate Commitments of all the Committed Lenders and (b) the Funding Base at such time.

“Maximum Conduit Lender Advance Amount” means, for any Conduit Lender which is not a Committed Lender, the aggregate Commitments of the Committed Lenders in its Lender Group.

“Monthly Period” means each calendar month, commencing with the calendar month in which the Closing Date occurs and ending with the calendar month in which the Final Date occurs.

“Moody’s” means Moody’s Investors Service, Inc., together with any successor that is a nationally recognized statistical rating organization.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balances of the Eligible Receivables (provided that, for purposes of this definition, the aggregate Outstanding Balance of Receivables that are not Eligible Receivables due to their failure to satisfy the requirement set forth in clause (r) of the definition of Eligible Receivables will be calculated as the ratio of (a) the aggregate Outstanding Balance of such Receivables for the Obligors with the 30 highest Outstanding Balances of such Receivables divided by (b) the Calculated Cross-Age Percentage) owned by the Borrower at such time reduced (without duplication) by the sum of:

(a)
the aggregate amount by which the sum of the Outstanding Balance of Receivables of each Obligor and its Affiliated Obligors then owned by the Borrower exceeds the Concentration Limit for such Obligor at such time; plus

(b)
the amount by which aggregate Outstanding Balances of all Receivables with respect to which the Obligor is a Governmental Obligor exceeds 5% of aggregate Outstanding Balances of all Eligible Receivables at such time; plus
(c)
the amount by which aggregate Outstanding Balances of all Eligible Receivables with respect to which the Obligor is a not a resident of the United States exceeds 3% of aggregate Outstanding Balances of all Eligible Receivables at such time; plus
(d)
the aggregate amount of unapplied Collections; plus
(e)
the aggregate outstanding balance of unapplied credits;
(f)
the aggregate amount of all Contra Accounts; plus
(g)
the aggregate amount of Potential Set-offs for the Obligors with the 25 highest Outstanding Balances of Eligible Receivables as of the last day of most recently ended Fiscal Period (for such purpose, each Obligor and its Affiliated Obligors, if any, being treated as a single Obligor).

The parties hereto agree that in calculating the aggregate Outstanding Balances of Eligible Receivables and the Net Receivables Balance, the Borrower and the Servicer may use estimates of (x) the amount of sales tax payments included in the gross balance of receivables and (y) the aggregate amount of all Contra Accounts; provided that during the period from September 27, 2022 to September 27, 2023, such estimates shall be, respectively, (x) 0.11% of the gross balance of receivables and (y) 0.52% of the gross balance of receivables; and provided, further, that thereafter such estimates shall be mutually agreed by the Borrower and the Administrative Agent.

“Nieuw Amsterdam” means Nieuw Amsterdam Receivables Corporation~~, a Delaware corporation~~ B.V., together with any of its assigns that is a multi-seller commercial paper conduit administered by the Nieuw Amsterdam Facility Agent or any of its Affiliates and which executes an Assignment and Assumption Agreement.

“Nieuw Amsterdam Facility Agent” means Coöperatieve Rabobank U.A. in its capacity as facility agent to the Nieuw Amsterdam Lender Group under this Agreement.

“Nieuw Amsterdam Lender Group” means the Lender Group described in clause (a) of the definition of “Lender Group” in this Annex I.

“Note” has the meaning specified in Section 2.04(a).

“Notice of Termination” has the meaning specified in Section 8.03(a).

“Obligations” has the meaning specified in Section 6.01.

“Obligor” means with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Originator” means each Subsidiary of a Seller from time to time party to an Originator Sale Agreement with the consent of the Majority Facility Agents, except that no Excluded Originator, starting on the Exclusion Effective Date for such Excluded Originator, shall be an Originator (other than for purposes of any Transaction Document applicable to such Originator which by their terms survive the termination of such Transaction Document).

“Originator Sale Agreement” means each of the Originator Sale Agreement (Bakeries) and the Originator Sale Agreement (Specialty).

“Originator Sale Agreement (Bakeries)” means the Receivables Sale and Distribution Agreement, dated as of July 17, 2013, by and among the Originators party thereto, as sellers, and Bakeries, as purchaser.

“Originator Sale Agreement (Specialty)” means the Receivables Sale and Distribution Agreement, dated as of July 17, 2013, by and among the Originators party thereto, as sellers, and Specialty, as purchaser.

“Other Taxes” has the meaning specified in Section 10.01.

“Outstanding Balance” of any Receivable means, at any time, the excess of (a) the principal balance of such Receivable on the date on which it arose over (b) the aggregate Collections (including Deemed Collections) received by or for the account of the Borrower in respect of such Receivable prior to such time.

“Outstanding Borrowings” means, at any time, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments of Advances and makings of new Advances on such day; provided that the Outstanding Borrowings shall be increased by the amount of any payment applied to reduce Outstanding Borrowings if at any time the distribution of such payment is rescinded or must otherwise be returned or restored to the payor thereof for any reason.

“Parent Guarantor” means Flowers.

“Participant” has the meaning specified in Section 10.16.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Performance Undertaking Agreement” means the Performance Undertaking Agreement, dated as of the date hereof, by the Parent Guarantor in favor of the Administrative Agent.

“Periodic Report” has the meaning specified in Section 2.13.

“Permitted Holders” means the descendants of William H. Flowers, Sr. and members of their immediate families.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Potential Amortization Event” means any event that, with the giving of notice or the passage of time, or both, would constitute an Amortization Event or an Event of Default.

“Potential Set-offs” means with respect to each Obligor which is also a supplier to the relevant Originator, the lower of (a) the Outstanding Balance of Receivables originated by such Obligor and (b) the amount that is owed by the applicable Originator to such Obligor, in each case, as of the last day of the most recently ended Fiscal Period.

“Potential Servicer Default” means any event that, with the giving of notice or the passage of time, or both, would constitute a Servicer Default.

“Priority of Payments” means, as of any date of determination, the provisions of Section 2.12(a), Section 2.12(b) or Section 2.12(c) which are applicable on such date.

“Purchase Price” has the meaning specified in Section 2.02(c) of the Receivables Sale Agreement.

“Purchased Assets” has the meaning specified in Section 2.01(a) of the Receivables Sale Agreement.

“Rabobank” means Coöperatieve ~~Centrale Raiffeisen-Boerenleenbank B~~Rabobank U.A.~~, “Rabobank Nederland”~~, New York Branch.

“Rabobank Roles” has the meaning specified in Section 10.22.

“Rating Agency” means Moody’s, S&P or any other nationally recognized statistical rating organization.

“Receivable” means, collectively, all indebtedness owed to the applicable Originator by any Obligor (without giving effect to any purchase under the Receivables Sale Agreement by the Borrower at any time), whether or not constituting an account, a payment intangible or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods by the applicable Originator to an Obligor under an invoice between the applicable Originator and such Obligor, all monies due or to become due under such indebtedness, and including the right to payment of any other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, the term “Receivable” shall not include Excluded Receivables.

“Receivables Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of July 17, 2013, by and among the Borrower, as purchaser, and Bakeries and Specialty, each as a seller.

“Records” means correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

“Related Security” means with respect to any Receivable:

(a) all of the applicable Originator’s interest, if any, in the goods (including returned goods), the sale of which by the applicable Originator gave rise to such Receivable;

(b) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, together with all financing statements signed or authorized by an Obligor describing any collateral securing such Receivable;

(c) all guarantees, indemnities, letters of credit, letter of credit rights, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable;

(d) all Records relating to, and all service contracts and any other contracts associated with, such Receivable; and

(e) all Proceeds of the foregoing.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reporting Date” means (a) during the Revolving Period, with respect to each Fiscal Period, the 15th day following the last day of such Fiscal Period (or, if such day is not a Business Day, the next succeeding Business Day); provided that for the Fiscal Periods ending in July, August and September, 2013, the applicable Reporting Date shall be the 20th day following the last day of such Fiscal Period (or, if such day is not a Business Day, the next succeeding Business Day), and (b) after the Revolving Period, with respect to such periods as Administrative Agent, in its sole discretion, may select, the number of Business Day(s) after the last day of the applicable period as the Administrative Agent, in its sole discretion, may select.

“Required Reserve Percentage” means, at any time, the sum of:

(a) the greater at the time of such determination of (i) the sum of (A) the Loss Reserve Percentage plus (B) the Dilution Reserve Percentage, and (ii) the Floor Reserve Percentage; plus

(b) the Yield and Fee Reserve Percentage at the time of such determination.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to the Borrower, a Seller, an Originator or the Servicer, the chief financial officer, principal accounting officer, controller or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, identified on the list of Responsible Officers attached as Schedule IV (as such list may be amended or supplemented from time to time).

“Return” means any federal, state, foreign and other material return, statement, form or report for Taxes.

“Revolving Period” means the period commencing on the Closing Date and ending on the Facility Termination Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, together with any successor that is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country if doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Parties” means, collectively, the Lenders, the Facility Agent, the Administrative Agent, any Indemnified Parties and any Affected Parties.

“Seller” has the meaning assigned in the Receivables Sale Agreement.

“Servicer” means Flowers.

“Servicer Default” has the meaning assigned in Section 7.11.

“Servicer Due Diligence Audit” has the meaning assigned to such term in Section 5.03(j).

“Servicing Fee” has the meaning assigned in Section 7.08(e).

“Servicing Fee Rate” means a per annum rate equal to 1.00%.

“Settlement Date” means (a) during the Revolving Period, with respect to each Fiscal Period, the day which is two Business Days following the Reporting Date for such Fiscal Period and (b) after the Revolving Period, with respect to such periods as the Administrative Agent, in its sole discretion, may select, the number of Business Day(s) after the last day of the applicable period as the Administrative Agent, in its sole discretion, may select.

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any time, that (a) the fair value of the property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s property would constitute an unreasonably small capital.

“Special Obligor” means (a) each Obligor, if any, listed on Schedule I and (b) any Obligor designated in writing by the Administrative Agent with the consent of the Majority Facility Agents as a “Special Obligor”; provided that, in each case, such designation may be withdrawn at any time by the Administrative Agent or by the Majority Facility Agents, with notice to the Borrower.

“Special Obligor Concentration Limit” means, with respect to a Special Obligor, the percentage specified with respect to such Special Obligor in Schedule I or such other percentage as agreed by the Administrative Agent in writing, subject to any increases in the Floor Reserve Percentage as determined by the Administrative Agent in its sole discretion; provided that the Administrative Agent or the Majority Facility Agents may at any time reduce or cancel any such Special Concentration Limit by notice to the Borrower.

“Specialty” means Flowers Foods Specialty Group, LLC, a Georgia limited liability company.

“Stale Bread Return” means the return by an Obligor of bread deliveries which have not been sold by such Obligor by the suggested “Sale By” date.

“Stale Bread Credit Adjustments” means any credit adjustments issued by an Originator to the related Obligor in connection with any Stale Bread Return.

“Stale Bread Factor” means, for any Fiscal Period, the greater of (a) four (4) or (b) such number of weeks which either (i) represents the Servicer’s reasonable estimate of the number of weeks of sales that are subject to Stale Bread Credit Adjustments as of the last day of such Fiscal Period or (ii) is determined from time to time by the Administrative Agent to represent such number of weeks based on a Due Diligence Audit or Servicer Due Diligence Audit.

“Subordinated Note” has the meaning ascribed to such term in the Receivables Sale Agreement.

“Subservicer” means any Originator in its capacity as a “Subservicer” appointed pursuant to this Agreement.

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Support Advances” means, with respect to a Conduit Lender, any loans, drawings or other extensions of credit to or for the account of such Conduit Lender or its Funding Source, or any purchases from such Conduit Lender or its Funding Source (to the extent such purchases do not constitute assignments of Advances hereunder), under any Support Facility to finance such Conduit Lender’s making or maintaining its Advances hereunder.

“Support Facility” means any liquidity or credit support facility or instrument (including any loan agreement, asset purchase agreement, participation agreement, swap agreement, letter of credit or surety bond) to which a Conduit Lender or its Funding Source is a party or under which it has rights and under which such Conduit Lender or Funding Source may receive financing for such Conduit Lender’s making or maintaining its Advances hereunder.

“Support Provider” means, with respect to a Conduit Lender, any one or more Persons extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender or its Funding Source or issuing a letter of credit, surety bond, swap agreement or other instrument to support any obligations arising under or in connection with the commercial paper, variable funding or medium term note program of such Conduit Lender or its Funding Source or any administrative agent under a security agreement to which such Conduit Lender is a party.

“Tax Benefit” has the meaning specified in Section 2.10(c).

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Tenth Amendment Date” means September 27, 2022.

“Term SOFR” means, with respect to any Accrual Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Adjustment” means, 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration.~~

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Facility Agents and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event Effective Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Facility Agents and the Borrower pursuant to subsection (c) of Section 2.14.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent in its sole discretion, and (c) either (1) the LIBO Rate is permanently unavailable or is no longer representative and a new Benchmark Replacement has been adopted in accordance with Section~~

~~2.14(a) that is not Term SOFR or (2) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(b) that is not Term SOFR.~~

“Transaction Documents” means this Agreement, the Receivables Sale Agreement, the Originator Sale Agreements, the Performance Undertaking Agreement, the Fee Letter, the Lockbox Agreements, the Control Agreements, and all other agreements, instruments, documents and certificates identified on Exhibit H or otherwise required by Section 3.01 (in each case, excluding the legal opinions so identified or required) and such other agreements, documents and instruments entered into and delivered by any Company Party in connection with the transactions contemplated by this Agreement.

“UCC” means, with respect to any United States or foreign jurisdiction, the Uniform Commercial Code or any comparable law in effect in such jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Fee” has the meaning specified in Section 2.06(b).

“Unused Fee Rate” has the meaning specified in the Fee Letter.

“Upfront Fee” has the meaning specified in Section 2.06(a).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voting Block” has the meaning specified in Section 9.02(b).

“Wholly-Owned Subsidiary” means, means, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

“Withholding Taxes” has the meaning specified in Section 2.10(a).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield and Fee Reserve Percentage” means, as of any date of determination, an amount equal to the following:

(ABR + AM + SFR) x DSO
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where:

ABR = the Alternate Base Rate in effect for the current Accrual Period;

AM = the Applicable Margin;

SFR = Servicing Fee Rate; and

DSO = the average of the Days Sales Outstanding for the three most recently ended Fiscal Periods.